EXHIBITS CP Investor Call, Transcript. (Dec. 8, 2015) ............................................................. Exh. A CP Investor Call, Transcript (Dec. 16, 2015) ........................................................... Exh. B PowerPoint Presentation, CP Addresses Investors (Dec. 16, 2015) ........................ Exh. C NS Press Release (Dec. 15, 2015) ........................................................................... Exh. D CPRL Schedule 14A, Definitive Proxy Statement (Mar. 29, 2016) ......................... Exh. E Fred W. Frailey, Will He or Won’t He Challenge NS?, TRAINS MAGAZINE (Feb. 4, 2016) ................................................................ Exh. F CP at UBS Industrials and Transportation Conference Transcript (Nov. 19, 2015) ............................................................................................ Exh. G Bloomberg, Hunter Harrison Interview Transcript (Nov. 20, 2015) ....................... Exh. H CP Press Release (Apr. 7, 2016) ............................................................................... Exh. I CP, Precision Railroading: Using the CP Model to Build a Leading Transcontinental Railway (Apr. 7, 2016) ..................................................... Exh. J

EXHIBIT A

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp EVENT DATE/TIME: DECEMBER 08, 2015 / 2:00PM GMT OVERVIEW: On 12/08/15, CP provided an update on its proposed combination offer with Norfolk Southern Corp. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

CORPORATE PARTICIPANTS

Nadeem Velani *Canadian Pacific Railway Ltd. - VP of IR*

Hunter Harrison *Canadian Pacific Railway Ltd. - CEO*

Mark Erceg *Canadian Pacific Railway Ltd. - EVP & CFO*

Paul Guthrie *Canadian Pacific Railway Ltd. - Special Counsel to the CEO*

James Clements *Canadian Pacific Railway Ltd. - VP Strategic Planning and Transportation Services*

Keith Creel *Canadian Pacific Railway Ltd. - President & COO*

Bill Ackman *Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder*

CONFERENCE CALL PARTICIPANTS

Scott Group *Wolfe Research - Analyst*

Chris Wetherbee *Citigroup - Analyst*

Thomas Wadewitz *UBS - Analyst*

David Vernon *Bernstein - Analyst*

Brandon Oglenski *Barclays Capital - Analyst*

Walter Spracklin *RBC Capital Markets - Analyst*

Allison Landry *Credit Suisse - Analyst*

Ken Hoexter *BofA Merrill Lynch - Analyst*

Jason Seidl *Cowen and Company - Analyst*

Jeff Kauffman *Buckingham Research Group - Analyst*

Turan Quettawala *Scotiabank - Analyst*

Donald Broughton *Avondale Partners - Analyst*

Steve Paget *FirstEnergy Capital - Analyst*

Steve Hansen *Raymond James & Associates, Inc. - Analyst*

David Tyerman *Canaccord Genuity - Analyst*

Benoit Poirier *Desjardins Capital - Analyst*

Justin Long *Stephens Inc. - Analyst*

PRESENTATION

Operator

Good morning, my name is Sharon and I will be your conference operator today. At this time, I would like to welcome everyone to Canadian Pacific's conference call today. The slides accompanying today's call are available at www.cpr.ca.

(Operator Instructions)

I would now like to introduce Nadeem Velani, VP Investor Relations to begin the conference.

2

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Nadeem Velani - Canadian Pacific Railway Ltd. - VP of IR Thank you, Sharon. Good morning and thanks for joining us. I'm proud to have with me here today Hunter Harrison, our Chief Executive Officer; Andrew Reardon, Chairman of CP's Board; Mark Erceg, Executive Vice President and Chief Financial Officer; Paul Guthrie, Special Counsel to the CEO; Keith Creel, President and Chief Operating Officer; James Clements, Vice President Strategic Planning and Transportation Services; and joining us today, Bill Ackman, member of Canadian Pacific's Board and Pershing Square Capital Management founder. Before we begin, I want to remind you this presentation contains forward-looking information. This presentation also contains non-GAAP measures outlined on Slide 4. The formal remarks will be followed by Q&A. In the interest of time, we would appreciate if you limit your questions to two. It is now my pleasure to introduce our CEO, Hunter Harrison. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thank you, Nadeem, and good morning to everyone. Thanks so much for joining us. My job today is to facilitate and try to provide some clarity to this whole issue now that we are faced with. I've gotten a lot of questions from the audience here about why now, why we are trying to do this transaction? Let me give you a little bit of background. We came out of, we the rail industry, came out of 2014 with some substantial amount of criticism about the lack of infrastructure and to being able to handle traffic throughout North America. And we addressed those concerns very seriously and we took a look at enhancing infrastructure and doing some things differently and we found that we were met with oppositions from local communities with a kind of a, not in my backyard mentality. So we are faced with an issue that we are a common carrier. We don't have a choice about hauling these goods. At the same time, we have communities that would prefer not to see infrastructure added into their backyard. And at the same time, people are opposing consolidations or merger actions. So the question becomes what do we do? What do we do in the future? What do we do in the East? What do we do with additional growth if that infrastructure cannot be added? So as we went through those issues, one of the things that quickly came up was potential consolidations. Where we believe and we talked a lot publicly about, that we think we can without adding infrastructure, add capacity to particularly the infrastructure East of the Mississippi River. We engaged in very brief conversations with the CSA for only really one day and that was kind of blown out of proportion. And then, we were getting requests from the shareholder community saying your numbers have been pretty compelling. Looks like to us, you've done an excellent job, why would you not take those type numbers and marry up with a Eastern Road for example, and create even greater synergies to solve some of these issues? So we started down that road to explore those opportunities. Now we've come to this point where we've had one meeting with our friends at Norfolk Southern that was Mr. Squires and I face-to-face. We have tried to engage and one of our top priorities is just to get the Norfolk Southern to sit down and engage in a dialogue with us and we see no downside there. So what we are going to try to do today is go through several important buckets. We're going to talk about the trust structure and Paul Guthrie's going to speak to that. James Clements is going to talk more about the regulatory environment and some of what we think are rather unique ideas to improve some of the competitive landscape. Once again, without adding infrastructure. Mark Erceg, our relatively new Chief Financial Officer, is going to talk more about the latest structure of the deal. And Keith, is going to talk about some of the operational issues. And then finally, Bill Ackman is going to talk to us more from a shareholder perspective and Pershing Square's experience in the past. Let me just take one minute to clarify a couple of issues that are kind of a little personal needle in the side to me. I've been involved in several of these transactions and there's been reference by NS to the potential CNIC, or TCSIC, excuse me, merger in the Kansas City which was turned down as result of a trust and that's totally untrue. It was not. Kansas City Southern changed their mind at the last minute. The trust structure is not in question. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

In the case of the CNIC merger, people have talked about disruption, have talked about all of these things that mergers do. That merger was okayed in advance. They gave away some of their oversight responsibilities. They were very complementary of the job that the two organizations have done for the shipping public and just because one railroad cannot implement a merger successfully doesn't mean another cannot. And finally one little piece, one little tidbit I'd bring to your attention, is I had a visit with the then CEO of Norfolk Southern back in the mid-2000s, where they invited me over to their office car in Augusta, Georgia. And at that time, I think it was 2006, brought to my attention that they were very pleased, they were hopeful that they could have a quarterly results that started with a six. That's effectively 10 years ago and they are try trying to still get to the point of starting with a six. So, I think it raises some real issues as we go forward about the potential credibility of what can and cannot be accomplished. So I will have some additional remarks at the end and we are going to -- we plan to have a Q&A session and we are here as long as you want to ask questions. I think the other group, the call was limited to one hour. We are willing to stay here as long as it takes to explain our proposal to the public and mostly importantly, to the shareholders. Because that's really what this is all about, is creating shareholder value. So with that Mark, let me turn this over to you so if you can outline the proposal for us. Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO Thanks, Hunter. As Hunter just indicated, we remain committed to our strategic vision. Which is to create an integrated transcontinental railroad with the scale and the reach necessary to deliver unsurpassed levels of safety in service to our customers and our communities while also increasing competition and creating significant shareholder value for both NS and CP shareholders. And consistent with that, we have modified our already generous offer in three important ways. First, we are prepared to dramatically reduce the regulatory risk by agreeing to close the transaction into a voting trust which Paul Guthrie is going to explain to you shortly. Second, we've made our offer significantly more attractive financially by agreeing to use a trust structure, NS shareholders will now receive their cash and their stock considerably faster than before. And just as importantly, we've agreed to increase NS' pro forma ownership from 41% to 47% allowing NS shareholders to more fully participate in and benefit from the significant value creation we expect to create through this transaction. Finally, we are prepared to complete are due diligence within three weeks in order to expedite the transaction. If we put all this together, we get a revised offer of $32.86 in cash and 0.451 shares of stock in the new investment grade Company which will create on both the TSX and the NYSE, of under as of yet to be determined new ticker symbol. So boiling it all down, because NS shareholders will receive cash and stock considerably faster than before, and with much less risk I might add, and because of the increase in pro forma ownership, our revised offer actually represents a 77% premium versus NS's unaffected stock price of $79.14 a share which provides 30% more value than our previous offer. And probably just for clarity, I should mention that CP shareholders would exchange their shares on a one-for-one basis which would result in 53% pro forma ownership for existing CP shareholders. Now, after a lot of careful study, we believe there's an enormous amount of value which can be unleashed by combining our two great railroads. Between pre-merger, what we're calling operational improvements and we're also referring to as post-merger combination synergies, we expect to capture an incremental $1.8 billion (technical difficulty) and that's USD per year. Operational improvements like fuel efficiency, velocity improvements, improved asset utilization, yard and terminal consolidation and workforce optimization, which we would expect to manage via natural attrition, those will all begin upon trust approval and phase in over four years. These operational improvements represent over 70% of the value that we've identified through our studies. Now it is very important to understand that these operational improvements are not contingent upon final SPV approval. And to be clear, we are not shooting for the moon here. Rather than that pretty much across the board, we're just looking to move NS up to the industry standards and we are very confident that we can do that. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

So just as one example, let's take fuel efficiency. Right now CPUs is one gallon for every 1,000 gross ton miles. Now in contrast, NS uses 1.28 gallons. That's obviously, an enormous difference. And by simply bringing NS's fuel efficiency in line with the Class I industry average of 1.12, we can save $100 million per year. Combination synergies from extended reach and longer length of haul, market share gains from improved service and interline efficiency, those will only become available upon full STD approval and at which time, they will also phase in over a four year period. Then in addition to the operational improvements and the combination synergies, we also see an opportunity for meaningful tax efficiencies, which we believe will result in an effective tax rate below 30% for the combined entity. Finally, we expect to uncover and monetize redundant or underutilized assets along the way although we've not specifically factored that into our analysis. Beyond the significant value a CP/NS combination would create, our offer also gives NS shareholders a vested interest in a combined network with better growth prospects than what either one of us would be able to achieve on our own. And I should add, a larger more diversified book of business which is less dependent on commodities, which as we all know, have been and can be very volatile. So for example, thermal coal, that currently represents about 15% of NS's business. But by contrast, it only represents 1% of CP's business. So, if we put these two companies together, we will both have a more sustainable business and stable business going forward. The last thing I should probably quickly point out is that we plan to combine these two historic companies in a very responsible way by maintaining a strong investment grade balance sheet. Leverage, when the trust closes is expected to be about 4 times, which would be DDD at SMP and Daa2 at Moody's. Then, because of the significant cash flow of the combined entity, we plan to quickly deleverage and by 2017, we expect our leverage to be 2.8 times which we believe would support a BBB plus or Baa1 equivalent credit rating. With that, let me turn the call over to Paul Guthrie. Paul is going to explain in detail how a voting trust really works because there's been a lot of miscommunication on this topic recently. Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO Thank you very much, Mark. Paul Guthrie, I'd like to address both the voting trust and the regulatory matters before I turn this over to my colleague, James Clements. As contemplated by the 2001 merger rules, CP will apply for authority to use a voting trust. Under the rule, CP will have to show how the proposed trust will insulate the transaction from unlawful control violation and why use of a voting trust would be in the public interest. First, let me say that there's been an assumption that CP's plan would put NS into trust. In fact, CP contemplates that either Company could be put into trust and at this time, we are leaning towards putting CP in trust. It is clear that Hunter Harrison going to NS as the CEO is greatly in the public interest. We are confident that his proven track record will result in NS being a better railroad. We expect that approval for a voting trust will be forthcoming and anticipate such approval would occur some two to three months after our application. I would like to turn you to the first of the slides that's entitled STB criteria for voting trust approval and I'm going to take you through a few points on that slide. On the left-hand side, you will see the number one, an insulation from unlawful control violation. An independent trustee would be appointed to oversee either CP or NS while in trust. Whether CP or NS is in trust, Mr. Harrison will be CEO of NS and will sever all economic and other ties with CP including stock and pension rights. Under the second bucket, consistent with the public interest, the public benefits will result from improved operational efficiency, asset utilization, service economic efficiency, fuel consumption and on competition. If the transaction is ultimately rejected by the STB and either CP or NS must be divested, operational improvements will have material increased the value of NS benefiting all shareholders. These public interest benefits outweigh any risk that the transaction is not approved. I would like down to take you to the first of the timeline charts, STB trust approval. All that I would like to say on this chart is on May 2016 or earlier, which you'll see at the right-hand side of the chart, close into trust and at that time, the shareholders will be provided with shares in the new public 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Company and cash. The second chart, the STB merger approval timeline, just sets out the approximate timeline for this transaction. I don't have any further comments on it. I would like to turn you to the slide that's entitled voting trust precedent. On the left-hand side of this slide, you will see a very pertinent example. This is the CN-IC merger from 1999 and it is very pertinent of course because it involved Hunter Harrison. Hunter Harrison resigned from IC and joined CN as COO, IC was held in voting trust pending the STB approval, the operational improvements began upon Mr. Harrison's arrival, the transaction was approved and the trust dissolved. The five-year oversight period was shortened due to successful integration. All of this was done without any service disruption. On the right-hand side, we set out one of an example of other transactions. This one is the G&W and RailAmerica. This is the latest transaction that involved a voting trust. That was in 2012. As I said, there are other examples of this. I would now like to turn you to the slide that deals with regulatory matters in general. It is entitled exceeding the public interest standard for mergers. First of all, let me say that a lot has been said and written, some quite recently, about the difficulties of overcoming the regulatory standards. We are confident that the current STB Board would judge our application based on its merits under the proper legal standard and when they do, they will act favorably on it. So I would like to take it to the left-hand box, this is the public interest standard and this is under sustainable and demonstrable gains in important public benefits. First of all, service and safety improvements. The merger will result in an efficient, reliable single-line service. It will ease Chicago congestion. Under sustainable economic and environmental benefits, it will increase equipment utilization, reduce fuel consumption, streamline facilities, create capacity through efficiencies, not new construction, and it will reduce highway congestion. On the right-hand side, and my colleague James Clements will be talking about this in a moment, there will be an enhanced -- there's a necessity to show enhanced competition. This merger will create a stronger railroad, better positioned to compete. It will open new competitive opportunities. The proposed access model will introduce meaningful competition. Let me say in closing that the public interest test is a balancing act. The proposed end-to-end CP-NS merger does not result in any potential anticompetitive impacts. Nor is there any reason to assume that other carriers would feel the need to merge in order to compete. It creates a balanced, competitive industry. Thank you, James. James Clements - Canadian Pacific Railway Ltd. - VP Strategic Planning and Transportation Services Thanks, Paul. CP is proposing to change the status quo and introduce an innovative approach to pricing and service that will enhance competition for our customers. The first piece is about bottlenecks. I think it is important for me to outline what a bottleneck is and what we are proposing to do. Today in the industry, if you have a move from A to C on this chart and there's a competitive alternative for a portion of the move B to C, this is the situation that results in a bottleneck. This segment from A to B is what is called the bottleneck segment. As a carrier that moves from A to C, CP in this example, we do not have to quote a rate from A to B. We only have to provide the shipper with a rate through to C, they don't have access to the competitive alternative of B to C. Where we would go with the proposal, is we would provide the customer the alternative to see what the option of B to C is by providing them with a rate from A to B as well as a rate from A to C if that's what they would like. They are then free to make their own choice based on the alternatives and the competition that would exist. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

We don't think that this is an onerous option for the shippers or for the railway. In fact, it's got direct parallels to how we price today in Canada. And we are also not the only ones that think this will enhance competition. This is what shippers are asking for today in the US regulatory environment. And then to further competition, we are also proposing what we are calling, modified terminal access. In terminal areas, CP would allow another carrier to come onto its railway in order to serve CP served shippers when we are not providing service or we are not providing competitive rates to the customers that we serve in those terminal areas. Again, we don't see this as an onerous option for us to provide it to the shipping community because we are in charge of our fate here. If we do a good job and we provide service, which is one of our core principles, and we provide competitive rates, then we're not going to be faced with the other carrier coming across our network. The other thing I want to make clear here is this is not open access. We are not allowing a second railway to just run all over our network and come on service, shipper at one of the points and run across our network wherever they want to take that traffic. It is simply an option where the second carrier can come in at the terminal area, go to that customer and provide that service to them and take it back to their railways to haul it across their network. I think this is a compelling competitive alternative, but I'm not the only one. Today, the STB is allowed to grant this as a remedy to shippers if they determine that a railway in a terminal area is providing anticompetitive type service or rates. So we are just bringing simply bringing forward and simplifying this remedy that has been contemplated by the STB as allowing access to the shipper and options. If we take these two pieces together, both the terminal access and quoting the bottleneck rates, we will provide enhanced options and competition to the shippers across all of our network. You may have some questions about short lines and when we look at that, we would also be proposing that we remove the paper barriers for the short lines that we don't own the track. And where it is the leased line, the remedies that I've just described in terms of bottleneck pricing and terminal access, would be allowed to any of the leased lines on the CP-NS network. This framework plus the service and reach of the combined network provides competition to all the shippers in the proposed transaction. Now, I will hand it over to Keith. Keith Creel - Canadian Pacific Railway Ltd. - President & COO Thanks, James. I'm going to spend my time and my comments providing color from the operational perspective to set the record straight. Last week, I listened to Jim's comments and the NS team's comments and have reflected on them and thought about them. It's apparent to me to simply say with all due respect, NS does not understand the facts of our transformational journey that we started mid-2012 at Canadian Pacific. NS does not understand the way we run an efficient railway day-to-day, ship to ship, week to week. In spite of the naysayers back in 2012, it seems like it was yesterday when they all said that we couldn't, this team has taken with this operating model, this Company, this franchise, from being an industry laggard to an industry leader. And it is done day-to-day by estimating a scheduled railroad operating model that focuses on sustainable principles, not cut to the bone principles. Providing service, improving the service for our customers, asset utilization, turning assets, sweating assets, making asset use in a very asset intensive industry, more efficient. Controlling our cost, not cutting cost to the bone, understanding what your cost should be and controlling and creating a discipline so that you progressively and constructively manage those costs. Developing people, people the folks, the key asset, that make this happen day in and day out in a railway industry. And doing it all safely, respecting the communities we operate in and through, respecting our employees, respecting our moral and professional obligation to run the railway safely. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

If you execute this properly, it creates sustainable profitable results that yes, produce a very strong operating ratio and yes, produces strong cash flow, which as Operating Officer, it excites me with an ability to reinvest back at the physical plant to sustain those results on a long-term basis. Be it, number one, call for cash, protect the safe operation of the railroad. Number two, invest in our physical plant so that we can do things more efficiently, more productively, be it in our terminal, be it online of road, be it in our yards. And finally, invest to increase our capacity to grow with our customers today and in the future. The facts speak for themselves. You can see on the charts that we provided for the industry. Since the turnaround began in 2012, over 2,000 basis points improvement in the operating ratio. While significantly increasing our capital spend of over $400 million more annually. Hardly what I would suggest reflects a cut to the bone philosophy. Now, let's frame it up from a service perspective. CP customers at this railway since 2012, had benefited from increased and improved transit times across every lane that we operate in. So if you are a customer that owns your own cars, I would say that matters. And it matters because you don't need to own the same number of cars today that you would have owned in 2012 before this turnaround began. Now, I want to speak specifically to service-oriented truck competitive traffic. I believe that's the exact quote that was used. By definition to me, and better said in the industry, that's domestic home business. This is another area that we've created significant success contrary to the naysayers or the lack of understanding at the NS, here on the Canadian Pacific railway where we've revised the service schedule. Back in 2013, we've cut a day off of our key domestic routes going from Toronto to Calgary to Vancouver and our customers that have benefited from this has awarded this Company and recognized that service improvement with over 20% growth since those operational service improvements and changes were made. To suggest that we don't understand sensitive truck competitive traffic is just not fact based. Now let's talk about Chicago. Hunter mentioned it. How soon we forget. I'm an operating guy that actually lives in Chicago. I've lived there almost the last decade of my life. Blood, sweat and tears for two railroads, not one, trying to manage efficient operations through a very capacity constrained Chicago terminal. The single largest interchange location in North America is in Chicago. So for any railroad to suggest that the industry would not benefit, that our customers would not benefit, that their customers would not benefit from rerouting and moving traffic away from that congested gateway, to me again, is not fact-based; it is not substantiated. If you understand Chicago, Chicago is a place that depends upon the belt carriers in Chicago. The belt railway specifically as you see on the chart, for the lack of a better term, is the heart of Chicago when it comes to operations. All the major Class I railroads interchange traffic in Chicago. All that operate in Chicago interchange in the belt. We're all very dependent upon the belt. When the belt runs well, Chicago has a chance of running well. But when I say run well, it is fragile at best. To suggest that you should again, take our suggestions that we can improve efficiency and create capacity in Chicago with a grain of salt, as I've read by some STB commissioners, to me again, is reckless. I would suggest to you and those in this industry that clearly understand the pains associated with 2014, as I set an STB hearings and explained how Chicago worked and explained how this industry for Chicago, for the weather, was in complete gridlock that affected this entire country. To suggest that it improved Chicago, doesn't serve the public interest again, I think is unfounded, it is not fact-based and it is irresponsible. And I would also suggest in closing before I turn it over to Bill, those current today, serving STB commissioners that held those hearings, that took those phone calls, that dealt with concerned shippers when this country was in gridlock, I would suggest they would agree with my reflection on the memories of and the impact of a better Chicago. With that, I will turn it over to Bill for his comments. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Thank you, Keith. Hunter asked me to give a prospective, the investor perspective on the transaction. And so, I'm going to begin with what I would call a flowchart. If you start on the way you look at this transaction, there are really two choices. You can stay with the standalone plan and the standalone plan, Jim Squires has a goal of getting to a 65% OR in five years. Alternatively, you can pursue a merger with CP. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

We believe the transaction could be executed, due diligence completed by the end of the year, and then, we would file an application for a trust. If the trust is not approved again, what we believe to be very unlikely event, you are back to square one with Jim Squires. If the trust is approved, Hunter Harrison would immediately join Norfolk Southern Railroad and would run the railroad and start implementing the benefits that we've heard about here. Just thinking about it touching on what Paul Guthrie had to say, if you keep -- if you put CP in a trust and Norfolk Southern is outside of the trust, Hunter's simply leaving Canadian Pacific and joining the Norfolk Southern Railway as a CEO. Hunter is a -- other than the employment contract we have with him that ties him up for another 20 months or so, he's a free agent. He's free to leave absent that contract and go take another job. And he would take another job and run another railroad. And that is certainly something that the STB really has nothing to play a role in. With respect to CP staying in trust, the good news is that CP is being run extremely well and has been run extremely well by Hunter and by Keith. And I think Keith demonstrated when Hunter had to take an absent earlier in the year, Keith was effectively the Interim CEO of the Company during that period of time and how well this railroad runs with Keith at the helm. Assuming the trust is approved that we expect on May 1 closing, on that date, shareholders would receive $32.86 in cash and 0.451 shares of a new Company. We're calling it CP-NS. And the Canadian Pacific shareholders turn in their stock certificates and they would get a share in the new CP-NS on a one-for-one basis. This is an entirely new Company. It has new management. Hunter is the CEO. It's got a new capital structure as part of the transaction. It is a holding company that owns interest in two railroads, one, Canadian Pacific that's held in trust, one is held outright, and it's going to have a different business plan going forward. And we believe that Company has enormous value and I'm going to take you through the details on that transaction, on the valuation. About, call it, 18 months later, December 31, we expect to have an answer from the STB and at this point, I think it is difficult to precisely estimate the probability, although we think it is likely that it gets approved. Certainly more likely than not. But let's assume it doesn't get approved, in that circumstance, the holding Company, our CP-NS would have an obligation to distribute either CP or NS to shareholders in a spinoff to separate the two companies. Hunter would continue as CEO of NS. Keith would continue as CEO of Canadian Pacific. And shareholders could choose to retain both either or none of those shares in that circumstance. All of the operational benefits however, that Hunter will implement during the period of time while we're waiting for the merger approval, will inure to the benefit of the long-term NS shareholders. The STB approves the transaction, then the merger closes, CP-NS becomes one company, and then, the Management team and the Company consolidate. We get the benefit of synergies. Turn to the next page. Not only is this a substantially more value creating transaction, it is less risky. The reason why it is less risky is here we have proven management and in the case of Jim Squires, Jim is not a proven railroad operating executive and this is the first time NS has put forth an intermediate or goal in terms of an OR target. They have been stuck in a low 70s OR, we will show you for the last 20 years, and it is a really leap of faith for people to assume that all of a sudden beginning a week or so after the CP offer, the Company now has a plan to get to a 65% OR. So if you want that plan, that's worth $90 a share according to analyst estimates. The stock is trading above that. You should sell your stock in NS. If you want this plan and what would happen in our plan, there would be a merger, we'd close at trust, Hunter would become CEO of NS, Keith would run CP and we'd follow the path as I described before. In the event the merger does not close, the non-closing scenario, the stock of CP-NS on the day of closing, the stock certificate you received we believe will be valued at $125 a share. If the transaction ultimately close, the stock would have been valued at $140 a share. So, the right way to think about is it's worth $125 plus you have some probability of receiving an extra $15 of value depending upon your estimate of the probability of that transaction. If you go to page 5, I'll talk briefly about the NS plan which calls for a 65% OR by 2020. As I made the point before, this is the first time they've issued medium or long-term guidance. And if you can hear in this analyst's own words, I quote the Citi analyst: Norfolk's standalone case lacks detail upside while we credit NS for diverging from its tradition of not issuing financial guidance. We think its OR and EPS growth targets lack the necessary detail or upside to convince shareholders that further overtures from CP would be worth ignoring. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Let's look at the long-term record. Let's look at the last 10 years that Hunter was referring to. This is a chart of all of the Class I railroads, all seven. The bright red line is CP from 2006 to the present and the black line is NS. And you note, beginning in 2006, looks like around a 73% operating ratio and today, something north of a 71% ratio. It's bounced around in that corridor but really, there's been no progress made in the last 10 years. If you look at it on a relative basis, NS with the number two railroad in terms of operating performance for 2006, 2007 and 2008, and then if you look at it in the last really five years, it is gone from -- it's in the bottom of the pack and most recently now, is dead last at number seven. Let's assume for a moment that NS is able to achieve a 65% OR in five years. Let's look at analyst estimates going to get back to Citi quote: based on our map, NS's target for sub-65% OR in 2020 was largely priced into the valuation prior to CP's proposal. Assuming 4% revenue growth, a 65% 2020 OR in further buyback activity of $750 million to $1 billion annually, we see 2020 EPS of roughly $9. Assigning a 14 multiple and a 10% discount rate implies the mid-$80s to mid-$90s valuation in line with the current merger affected stock price and up modestly from the $80 price pre-offer. That's your upside case in the standalone circumstance. As we pointed out, the synergies here, the substantial majority of them are created by improving Norfolk Southern Railroad. Those will be achieved regardless as to whether or not the ultimate merger is approved. If you look at the chart at the bottom, $1.260 billion of pre-merger operational improvements that Hunter will implement along with the rest of the NS team, and then layered onto that the transaction closes, we have additional cost synergies of $270 million. We have some revenue synergies of $225 million and we have annual tax savings beginning at $200 million per year. So the benefits are material, the transaction closes, but you still get call it, two-thirds of the benefits even if the merger does not ultimately get approved. In terms of benefits to the public, those have been outlined quite well by the team but one of the counterpoints that had been made by NS, they say even if the proposed combination were ultimately to be cleared, be subject to a wide range of owner's conditions that would reduce the value of the stock consideration that has been proposed. What's interesting here is, there is no obligation for the Company to go forward with the merger. The STB comes back and imposes conditions that are too onerous that would destroy shareholder value, then the companies will simply separate, the spin-off will take place, the merger will not take place. And you'll have Keith running CP, Hunter running NS and shareholders will already have received the $33 a share in cash 18 months prior to that STB denial. If you go to the next page, just kind of line up each transaction. So in the standalone plan, you get $0 upfront and the fair value of the equity, if you believe that Management can execute on a 65% OR in five years, you get $90 a share which is less than the current market price for the stock. The CEO Jim Squires, does not have proven track record for turning around railroads. If you look at the two CP scenarios, on the day the transaction closes in May, you get call it, $33 a share in cash, you get 0.451 interest in a new Company which will be valued, that interest will be worth about $92 a share at the time and for a total combined value of $125 million. And you get proven management, Keith at CP, Hunter at NS, with a superb long-term track record. And again, in the approval transaction where the STB goes forward, you get $140 of value and that same excellent operating team. So, how do you value this transaction because there's been a lot of misleading information about this. Even some analysts get it wrong to be honest. The point we are making here is, if this were a cash transaction, you could simply line up $90 versus $120. Clearly one is better than the other. Or even if it were a very large company buying a small company, you could look at the value of the acquiring company's stock and you say I'm getting half a share of that, I can value that. But here what you have is you have two companies that on an unaffected basis had almost identical market caps. CP at $23 billion market cap, NS at $24 billion market cap. Now these two companies are coming together. And when these companies come together, a lot of changes take place. Remember most importantly, we have a new CEO at Norfolk Southern, a new operating plan, a new approach to railroading. Number two, you're going to have a different capital structure. Number three, you're going to have precision schedule railroading which is not the way the business has been implemented historically. So it is completely different NS. You're also going to have an ownership and CP run by Keith. So again, you're getting an interest in a holding company. Instead of owning just one company at CP, it owns two. It has a different capital structure, a different management team, a more diversified base of operations, bigger scale, 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp a larger market cap, it's a completely different enterprise. In a transaction like this, you don't value the Company based on where a CP stock trades today because the new Company doesn't yet exist. You have to value the Company based on what it will look like when the transaction closes. So what will it look like? To get to that answer, first we walk through the assumptions that we use which we believe are conservative. And again, we encourage I'm sure analysts will come up with their own numbers, but we start with the base assumption. So the base revenue assumption we use is consensus estimate through 2018. In terms of beyond 2018, we assume 3% revenue growth, which we think is a conservative assumption. Because we don't give any benefit revenue synergies because this is again, a base revenue assumption. With a base operating ratio, and we use again, consensus estimates. And in case of OR stays at 58% for CP and 68% for NS beyond 2018, again excluding operational efficiencies. Then we layer on top of that the operational efficiencies. We assume basically a four-year phase in for the transaction closing in May. So 17% of the synergies are achieved from May 1 to December 31, accumulatively another 25% gets you at 42% by the end of 2017, another 25% by the end of 2018, another 25% by the end of 2019, and the last stub period, you get the full synergies in 2020. My experience with Hunter Harrison, the last time he told me it would take four years and it took 2.5, and what I like about 71 year old CEOs, is their motivated to get things done promptly. I would say these are probably the most conservative estimates it terms of the synergy realization. In terms of the post-merger combination synergies about $0.5 billion, we just phased those in 25% a year. And again, we think this is conservative. Tax synergies, obviously you get immediately. We put no value for real estate or asset monetization and if you look at how much asset value, excess locomotives, other equipment that were extracted from CP, we've got many, many years left of deferred locomotive purchases because of that monetization, it can be very material. And let me point out, real estate, this is a particular area of mine. What's interesting about Norfolk Southern is vast ownership of real estate and some of the most valuable real estate markets in the world, the Northeast and certain parts of the South of this country. On taxes, we assume a 27.5% tax rate for CP and a 36.2% for NS. This is NS while in trust but again, the likely outcome is that CP will be in trust and there are no tax benefits while the entity's held in trust. Post transaction, the combined entity will have a tax rate below (technical difficulty) 30%. In terms of CapEx, we use consensus estimates and we make flat CapEx as a percentage of sales. In terms of valuation, we use a 17 multiple 2021 EPS, which we expect to be a CAD27 assuming STB approval, or a 16 multiple 2021 of CAD25 with no STB approval. The reason for the slightly higher multiple is as the Company generates more earnings, there's more free cash flow conversion and this turns into about a low 20s free cash flow multiple for the Company. And we use P/E multiples that are similar to where CP/CN trades because of their higher margins and their higher free cash flow conversion. And then, we discount those. We value the Company based on 2021 earnings in 2020 and then we discount back the value of the stock at a 9% discount rate. How does that look? If you go to the next page on transaction valuation, you start with the earnings estimates of $25 and $27 for 2021, a forward multiple of 16 to 17 times. The fair value of CP at the time, $399, CP, this is CP-NS, excuse me, of $399 to $464. We discount that back to the present. We convert it into US dollars and the US dollar value of the Company $204 to $237 a share. So the CP stock that today or closed yesterday at $176, we believe in mid-- the Canadian version, we think will be worth between CAD271 and CAD315 and the US stock which closed in the $130 or so, we believe will be worth $204 to $237 a share. So you get a sense of how much value creation there is on the closing of the transaction. Breaking this down into stock and cash, the NS shareholders receive 0.451 shares. So 0.451 times the US dollar value of CP, you get to $92. Add $33 in cash and you get total fair value of $125. In the STB case, it's worth at $140 and so you have to probabilistically discount that $140, so somewhere between $125 and $140 is fair-value. And that means a premium to the standalone plan is 39% to 55% and a premium to the unaffected price of 58% to 77%. Now these are two of the biggest, one of the biggest premiums I've seen for any transaction, particularly one of the scale. This is a complicated way to describe the valuation. I figure people would like a simpler version. I like simplicity. So regarding the next page, a much simpler way to think about CP. What we've done here is we calculate the new CP-NS 2017 EPS. This based on the assumptions we use before and assuming that only 42% of the pre-merger operational improvements and of course, 0% of the post-merger synergies are achieved by the end of 2017. So this is, an analysts can do their own assessment, but we believe the Company will earn approximately $12.29 in 2017. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Our valuation on the previous page comes up with a $204 to a $237 valuation for CP-NS. That's a 16.6 to 19.3 multiple of 2017 earnings. We think this multiple range is conservative because again, NS will be in a transformational turnaround at this point in time. CP still has very substantial growth and so earnings are going to grow much more quickly than a standard rail at this point in time. We think a 16 -- take the low-end of the range, 16.6 times, that's a very conservative valuation. In order for the CP-NS deal to be superior to the standalone $90 valuation, CP only needs to trade at CAD170 a share or $120. So basically the stock can go down from where it is today and it's still is a better deal than the standalone plan. So if it trades at 10.4 times earnings, it's still a better deal than the standalone frame. Let's look at the track records of the team. Hunter Harrison's track record is very well known. My guess is there are a number of risk arbiters on the phone who don't know Hunter that well. Let me tell you a little about him. He ran Illinois Central from 1989 to 1997. He made it the best performing railroad in North America. 2,000 basis points lower operating ratio than the rest of the industry. Nearly tripled operating profit. OR went from 80% to 63%. And then, again, as Hunter's focused on shareholder value, a 5.5 fold return for the investors in Illinois Central. Then he went to the Canadian National when that transaction was acquired in a trust deal and he led the transformation of CN into the best performing railroad in North America. EBIT's up almost threefold. OR from 78% to 67%, this is 67% in 2009 which as you know, was a recession year. A fivefold return, 5.25-fold return to shareholders. And I think a very important point here and this really gets to whether the changes that are being made are cut to the bone short-term changes, even after Hunter left CN, CN has continued to improve, the ORs continue to drop, the revenues have continued to grow. These are changes that have sustainable long-term value. Then Hunter went to Canadian Pacific. Again, Hunter only knows how to increase profits by looked like threefold, and then he leaves if you look at the chart. OR from 81% to 60%, a fourfold return for shareholders. But I think this track record speaks for itself. The next page, we go through Jim Squires background. Jim is a lawyer. He is educated at a very good law school, University of Chicago Law School. He graduated in 1992, and again, this is just from the company's website. He joined NS in 1992, so right out of law school and he served in several law positions according to his bio. He became Vice President of Law in 2003, Senior Vice President of Law in 2004, Senior Vice President of Financial Planning in 2006, Executive Vice Present of Finance in 2007, Executive Vice President of Administration in 2012, President in 2013 and then CEO in June, about six months ago, and Chairman, a month or so ago. If you look at this bio, obviously he looks very different from Hunter Harrison. Yes, he's worked at a railroad since 1992, but he's worked on the legal and the administrative side and the finance side. Not on the operating side. And the problems at NS are not legal, they are not finance and they are not administration. They're operations and Jim does not really have an operating background. I guess his first exposure to operations would have been when he became President. But from 2013 to the present, we have not seen an improvement in any of the operations of the Company. Next slide we compare the return of Canadian National versus the return of Norfolk Southern over various periods. We look at when Hunter was at CN, the OR went down 1,170 basis points, the OR increased over that same period by 410 basis points from 1998 to 2009 at Norfolk Southern. Revenue grew about the same, 5% compounded at both places. Since Hunter retired, CN has continued to outperform NS. A threefold the return of NS from December 2009 to the present. OR continued to drop from what was already a very low operating ratio by 780 basis points. Revenues doubled NS' growth rate and doubled the improvement in NS's OR. And then, if you look at Hunters tenure over the last four years at CP, in terms of relative returns to investors, a sixfold return versus Norfolk Southern. Revenues compound annual growth rate of 7% versus negative 1%. Again, these are comparable periods of time in the railroad industry that we are comparison. These do not look like short-term improvements. Let's look at the very long-term record. Hunter joint CN, call it, 20 years ago. And that gray line that shows the operating ratio dropping like a stone over that period, even after Hunter left CN, that's the CN track record. It's really remarkable. The red operating ratio is basically stable. It's 84% to about 81%. Hunter joined CP in June of 2012, and the OR drops again like a stone on an even more dramatic basis than the OR of, and much more quickly frankly, this is my argument about the 71 year old CEO, he works faster now than he did 20 years ago. But take a look at Norfolk Southern. 20 years and some it looks like a kind of mountainous period here during the Conrail integration, but back to a low 70s OR. 20 years without improvement. Then let's talk about -- we have been here before. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

So in 2011 we bought a 14% stake in Canadian Pacific with Hunter as our partner. We proposed him to the Board of Canadian Pacific and he said look, you have the worst CEO in North America and we have the best and we would like to replace those two. The Board didn't like outsiders coming in and telling them their railroad was underperforming. So they came out and said, we have got a new plan and we can beat Mr. Harrison. They really derided our plan and they made some remarkable statements, all of which are recorded and I encourage you go to the CP rising website still left over from the proxy contest. You can watch our Analyst Day. But the CEO on their Analyst Day said quote: curves and grades is physics and the dismissive comments by Mr. Harrison indicates a clear lack of research or understanding or both. So basically Mr. Green said the laws of physics have not allowed Hunter to achieve the results he's achieved. He said our operating ratio targets for CP are unrealistic and lack credibility. We said the Company would get to a 65% OR in four years. The Company got to a sub-60% OR in three years. Because those arguments were not having a lot of credibility with shareholders, believe it or not, the Company, the Board hired a consulting firm. Oliver Wyman is considered the most highly regarded consulting firm in the railroad industry. And Oliver Wyman concluded that our multi-year plan, the Company's multi-year plan was ambitious but achievable. They also concluded that Pershing Square's stated OR target is both unrealistic and unachievable. So they paid $5 million to Oliver Wyman to put out a white paper. The white paper said Mr. Harrison's never going to achieve these results. So it just seems familiar to me. The arguments always go like this. Hunter shows up, he says I can fix things, management says we can do better and they put out a new plan and they say now we're going to get it right even after 20 years of failure. Then they say well, what Hunter says he's going to do here are just not achievable and not only are they not achievable, but all the customers are going to flee and that's what's going to happen. But when you look at the track record, when you look at Illinois Central, when you look at Canadian National, when you look at Canadian Pacific, when you look at 50 years of what I can say is the greatest railroader of all time, a three-time awardee of railroader of the year. I was at the recent -- last year or so, where he won again. The facts could not be more stark. The other point I want to make here is look, I'm very confident that the Board of Norfolk Southern is comprised of very high-quality, honorable people that I have a lot of respect for. But what happens in situations like this is that pride gets in the way. Perhaps in the case of Mr. Squires, he's been at Norfolk Southern since his entire career, he's now made it to CEO, and unfortunately Hunter showed up six months after he became CEO of the railroad. I'm sure Mr. Squires would prefer to keep his job and he's fighting awfully hard. But this is not about Mr. Squires job, and this is not about the prestige of being on the Norfolk Southern Board. It is about what's in the best interest of the owners of the Norfolk Southern Railroad. It is about what's in the public interest in terms of the railroad infrastructure of the country. And in those respects, this transaction makes enormous sense. And it makes no sense for a Board to run out and get a white paper, so-called white paper written, the night before our presentation when they don't even know the whole presentation is based on the CP going into trust when in fact, the likely plan is for Norfolk Southern to go into trust. And of course, what we've learned is you can pay consultants and they'll say what you want. With that, the facts are clear. I'm going to turn it over to Mr. Hunter Harrison. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thanks, Bill, and good point. Sharon, why don't you take questions from the audience. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Scott Group, Wolfe Research. Scott Group - Wolfe Research - Analyst Thanks. Good morning, guys. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Good morning, Scott. Scott Group - Wolfe Research - Analyst I think the voting trust structure is really key here and the idea of putting CP in trust is new to us. So can you discuss, is there any precedent for the acquiring railroad to go into trust? And maybe just some more color. We've heard from NS about the reasons they are so confident the trust cannot get approved. Maybe, can you share any conversation you guys have had with past STB members maybe including Linda Morgan in the past? Why you think this structure can be approved? And then just with that Hunter, if at some point we learn that couldn't run Norfolk while in trust, would you still be pursuing the transaction? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO It is Paul Guthrie. First of all, no, it is premature for us to have had any discussions with the STB staff. So that has not been done. Yes, we were blessed with having Linda Morgan as you know, as the ex-Chairperson of the STB on our Board. And we had many discussions with her at the Board level and at a personal level about the voting trust and other regulatory matters. I think she would be very surprised to hear that people say that it is impossible to have the voting trust approved by the current STB Board. She was always very supportive of the fact that mergers could take place in the appropriate circumstances. I think you've heard this morning why it is appropriate that this merger should be approved. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Scott, I'm going to add to that is that really, the only thing that's changed in the standards is the public interest test with the trust. And it is beyond me to try to understand what's not going to be in the public interest here. And one of the reasons that we are still trying to engage in a dialogue that if there are advantages that our friends at NS know or understand about which Company is better to put in trust, we would like to hear those and put them in the blender. But if there's no dialogue, then we are left to independently make the decision alone as to which way we should proceed. But I think that my view when all is said and done, the trust issue is not a major hurdle. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Paul, the other question was, is there precedent for the acquiring company to be in trust versus the target Company and maybe you can address what we've learned on that respect? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO In the CN-IC situation, that of course was exactly that situation. Hunter would be familiar with that. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder So CN was in trust? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO No, IC was in trust. Scott Group - Wolfe Research - Analyst What are the rules with respect to, does the STB require the target company to be in trust or either company? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO No, sorry, either company can be in trust if that's the question. Scott Group - Wolfe Research - Analyst Okay. That's helpful and just second question for Hunter, and also for you, Bill. Can you guys talk about the next steps? And it seems like it might be tough to reach a deal directly with NS management. So what are the steps you guys are thinking about to get a deal done and maybe improving the terms even more if that's required? Would you consider more cash versus stock? Would you consider a higher price as I think many were expecting today? And then Bill, can you comment if you own any NSC stock, if you are able to own NSC stock? And do you think, would you consider maybe leading a proxy contest to bring this to a vote? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO From my standpoint Scott, one of the things I've learned over time, and it is kind of hard to learn, but never say never, but our interest right now is to try to engage in a dialogue with Norfolk Southern. That's the best outcome for all of them. One of the things we lose sight of is whatever the outcome is here, is we've got two railroads to run going forward. To create a lot of adversarial relationships in this is just not healthy. So if we can sit down and enter a dialogue, that's step number one. I don't want to speculate and draw lines in the sand about what might be next. I personally think that the offer is awful nice. It is very generous. I think it meets the criteria, but that is for others to decide. But I think that's what we will be trying to pursue. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder And I guess from our perspective and I can give the perspective of a shareholder activist, if I were not on the Board of CP, I would be buying stock today in NS and considering seriously putting up a slate of Directors as a shareholder activist. And I think, the [clay] icons of the world, the Dan Lobes, the John Oh's, this is an ideal activist situation. You have a transaction where the Company, if the transaction goes through, is worth $125 plus to NS shareholders. And if the transaction fails, you have a Management team that's a $90 price target. So that should motivate activists to come in but putting aside activists, I would think the big shareholders of Norfolk Southern Railroad are going to pick up the phone and call the Management and speak to the Board and people will come to their senses. I do think it was appropriate for the Board to reject our first overture because there was uncertainty and there was value and it is very common in a situation like this for a first offer to be rejected. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

In response to the rejection of the offer, we made very material changes to the deal. We've brought forward the timing 18 months, the transaction closes, you receive cash in six months instead of maybe in two years, you receive stock in the new Company. A lot more of that value is being shared for shareholders. So this is a much higher offer. It is a 30% higher offer based on where we expect the stock to trade and we encourage you to do your own analysis. If you don't agree with our $125 value for us, what is your 2017 earnings estimate and what multiple would you use? But you're going to get to a number where the stock is worth $120, $130 a share, that's a huge premium to the market price. It's really not going to be about increasing the offer. It's about engagement and hopefully, with this offer and with the certainty and the reduction in regulatory risk, the Board will consider very seriously, their advisors will study it and they will make the right decision to engage. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Scott, I would just add to that last point is this. Not necessarily from a shareholder perspective, but the Company said it doesn't matter about the price. That it's all about the regulatory and all about the trust. So they've indicated to us it doesn't matter what the price is. So there's no use in going out there and making additional offers if it doesn't do anything with the Company. When we get to the point of talking to the shareholder, it is a different situation. But I just would hate to [have that]. Scott Group - Wolfe Research - Analyst Okay. Thank you for the time, guys. Operator Chris Wetherbee, Citi. Chris Wetherbee - Citigroup - Analyst Thanks for the time. Maybe following up on that question, just thinking about that cash versus stock. And I certainly understand the point and I can get the picture from a valuation perspective and that would change that with that proportions being changed between cash and stock. But given some of the responses from the Company and what we are hearing from shareholders, I guess I'm a little curious why the cash component maybe didn't go up and how you think about how that could be changed going forward if it does get changed as you pursue this down the road? I'm curious about that. Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO I think again it is important to realize that the offer that we have now brought forward is substantially more financially attractive than the prior one. In the earlier scenario, cash wasn't going to change hands until the final STB approval which would have been as late as December of 2017. Now cash is available as early as next spring which is considerably sooner and we are increasingly the pro-forma ownership from 41% to 47%. So in that sense, they are going to be equal participants in this transcontinental railroad that we are going to put together which is going to have as we said earlier, $1.8 billion with the synergies available to it going forward. So this is a very, very attractive proposition from a financial standpoint versus their base case which more or less at this point suggests, they are already overvalued. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder One thing I would add is in terms of getting a transaction approved, in terms of having a transaction that shareholders are going to support, I think it is very very important that the combined Company has a strong balance sheet. And we are staying at BBB rated company as a result of this transaction which is a strong investment-grade credit. If we were lever up and put more cash in the deal, it would be less valuable to the shareholders and they don't own interest in a much more levered company. Again, this is not a sale of a small company to a really big one. This is a merger of two similarly sized companies and as important to the people who own the target as it is to the people who own the acquirer, that the combined Company is strong financially. I think it is very important to the STB as well. Chris Wetherbee - Citigroup - Analyst That's helpful. Then just following up with a second question, obviously the trust structure is probably key here and you guys talked decent amount about that. But one of the other pushbacks that we got from Norfolk Southern was really about some of the access ideas from a terminal access perspective and bottleneck pricing. You guys have articulated what your strategy is here. How do you think about the potential impact to the industry from a pricing standpoint? The pushback we've gotten from companies in the industry is the potential risk to pricing. Some of the big gains have been made over the last decade or so. How do you think about that going forward and what could this potentially do, if anything, to that dynamic? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Scott, what we've said before, Chris, is that we are not suggesting being so presumptuous to suggest to the Board what they should do. What we are saying is here's what we will do in this situation which we think is appropriate for us and our customers given what we are allowed to do the transaction. Clearly it is pro competitive. It possesses all the things that we've ever heard from the shipping public. And this Company has, since I've been associated with it and I think if you check my track record wherever I've been, I've never been an advocate of bottleneck. I've never been an advocate of paper barriers. I've never been an advocate of and been concerned about access. So this is not a different position that we are trying to take advantage of what's the right thing to say today. Keith, you want to add to that? Keith Creel - Canadian Pacific Railway Ltd. - President & COO Yes, I was just going to say, just look North to the border, look to Canada. You've got the two most financially successful, service successful, operation efficiency successful railways in the industry, that although it is not the exact same idea, we still face the same competitive issues that you might be concerned about or that NS or CSX or any other road. And we survived and we thrived. If you are willing to compete and provide a service, your customers are going to reward the business to you and you're going to do well. The ones that can do that well will do well. The ones that cannot maybe not so much. But at the end of the day, we intend to be a leader in that regard. Chris Wetherbee - Citigroup - Analyst So it really comes down to service. All right, that's great. Thanks very much for the time. Appreciate it. Nadeem Velani - Canadian Pacific Railway Ltd. - VP of IR Thanks, Chris. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Operator Tom Wadewitz, UBS. Thomas Wadewitz - UBS - Analyst Good morning and thanks for all the information in the call. It's great to have a lot of further detail so we can understand the approach. It seems like -- I know Hunter, you have said that you are highly confident that you will get this voting trust structure approved. It seems that we don't have much in terms of precedent post-2001. I know you sited Genesee & Wyoming and RailAmerica, but that's a different type of railroad. And so I guess, what is it that gives you the confidence that there would not be an issue with control, which I think would be a point you'd say yes, you leave CP and you go to Norfolk but you still know Keith well, you were the CEO when there's some element of residual control or relationship? What gives you so much confidence that wouldn't be an issue? Or is it just a probabilistic we think it's 70% and we will -- we've got to see it is worth, we have to go forward and see what happens? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Tom, I would go back to the little bit of the present and the history of the past. There's never been -- I know the rules have changed a little bit but there's been seldom cases of trust being turned down if you go back through the public record. All we have in this case is effectively different is talking about the public interest. I don't understand the argument that to put a company in trust is not in the public interest. I think we made a pretty compelling case of all the improvements we can make that are in the public interest. So if it is in the public interest, if the Service Transportation Board retains oversight, why not do it? If you cannot get a trust approved, they should have just written a law and said there's no more mergers. There has to be a mechanism and as I understand it, there was some statements made at one of the conferences that the trust was the gold standard now for approval of mergers. Maybe I'm being too logical and rational here, that this make sense but I just cannot see the argument against it. Keith Creel - Canadian Pacific Railway Ltd. - President & COO If I could add to that, Hunter. Tom, since you mentioned my name, I'll take you back to personal experience. Back in 1998, 1999 when IC was put in trust. Hunter was the CEO of IC. Hunter left, severed from IC, went to the Canadian National and started their journey ahead of the approval. I remained back at the IC. There were a lot of us that were trained and taught and developed our operating ability by Hunter. So certainly, we ran the railway to make him proud, but at the end of the day, we know what the law says, we comply with the law, we respected the law. Not only did they approve, they approved the deal early and they reduced the oversight period. So I would say experience speaks to that point significantly. Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO If I can just add one thing. Hunter would be leaving the entity that's held in trust to go take another job. If his contract actually were over, he could do that anyway and no one would stop that. Then lastly, I would say what's the downside? We cannot with precision tell you what the probability is. We can tell you what our best judgment is. The upside if this transaction happens is enormous. If we sign a merger agreement, lawyer's spend some legal fees over the next few weeks, we apply for a trust transaction and let's say it gets turned down 90 days later. No harm, no foul. There's been no negative impact on either railroad. So I think you just look at these things on downside versus upside. I don't see any downside of it other than $2 million of legal fees, the upside is enormous 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder And if they do basically approve the trust but then ultimately come to a different final determination, you still get a significant portion of the operational improvement in that interim period. And you still then end up with an entity that's running considerably better than it is today and your valuation is the $125. So there is no downside in any permutation that one can put forward constructively at this point in time. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Last point, Tom. I heard this on your call the other day, that we could do alliances just as easy. People that talk about doing alliances just don't understand railroading. Our weakness right now in the business, and you know this as well as I, is if I get a customer asking me what our service is from central Canada to Florida, all I can tell them is what we are going to -- what it does going to Chicago. I have no idea what the final service is because I have no control over. So end-to-end, one quoted service and rate is powerful and you cannot do that through alliances. Thomas Wadewitz - UBS - Analyst If I could -- I appreciate that really thorough response from all of you. If I could ask a second question? With respect to the final ruling that on the rail combination, not the trust, but the rule on actual application for the combination, you could say well, the shippers aren't the biggest hurdle here. Maybe the other railroads could be doing some pretty innovative things to help increase access and to help offer something to shippers. I think Paul said that you don't believe CP-NS would prompt others to merge and there wouldn't be a downstream affect. Why do you have the view that there wouldn't be downstream effect? And how do you think you get over the bar of resistance it seems likely from the other railroads to the final approval of your deal? And thank you for the time. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Let's take it a step at a time. Number one, and I don't want to paint everybody with broad brush, but let's say railroad A objects. Why do they object? Why do they object to something that's pro competitive? Why do they object -- do you know what they are objecting for? They're hiding behind this whole issue of saying, we like this new opoly. We don't like to have more competition brought in. We like to have paper barriers. We like to have all that artificial protection and it is being stripped from them. As far as downstream effects, look, I can make a case that the four big boys in the US, that somehow they do some combination, CP doesn't have any compelling position there that's going to hurt them. So it is their decision. I don't see it as an automatic that they've got to merge their sell with the two giants in the West because of something that CP is doing -- this Western Canadian railroad. I just think it is a lot of rhetoric about nothing. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Ultimately, Hunter, if the STB decides that it is going to have downstream effects that are negative, they want to approve the merger. But still the vast majority of the economic benefit, the operational improvements, you are going to get anyway. Right? If our proposed, your proposed operational changes and your offerings, the STB decides that's going to be bad for the other railroad, they don't have to accept those proposed changes. They can propose other ones. We can consider them and decide whether or not we want to go forward. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I guess what we should do Tom, is let them be a part too. I'm just kidding. (Laughter). 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Thomas Wadewitz - UBS - Analyst Thanks for the time. Appreciate it. Operator David Vernon, Bernstein. David Vernon - Bernstein - Analyst Thanks for taking the question. It seems like one of the reasons here that Norfolk won't accept a deal or doesn't seem to want to even propose a deal is that they think for whatever reason that the regulator won't accept that trust. Given the size of the potential for value creation here, would you consider offering them a break fee if the regulator doesn't approve the trust? Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO I think we would love to engage with them and if they come back to us and say we will do the deal and we want to break up the effects, we will take it under advisement, won't we Hunter? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO That's one thing you should talk to them about but they won't talk. You cannot put everything in a letter and all they want to do is -- right now, they don't want to sit and talk. So we would have to see and understand what else is coupled with it. David Vernon - Bernstein - Analyst Then I guess along those lines of thinking, have you thought about anything else that short of a proxy fight that would maybe get NSC to the alter here? Because it does seem like they want to do the regulators job in a way and say that the deal won't get approved so we won't accept it. And I'm just trying to understand if there's a way to get them off that position? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO That's what we are doing this morning and that's what we are going to be doing with other shareholders. At their request, by the way. (Technical difficulty). We've got a long list of shareholders that want to talk to us. They've got a lot of questions and we've got a lot of answers. So as I said early on in this process, we are taking our argument and our case to the shareholder. In the final analysis, this is about, as Bill made the point, this is about the shareholder, not the NS Board. Not NS Management, this is about the shareholder. That's what we are going to do until we get shut off at the pass and give up is that we're going to go to the shareholder. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder I'm cautiously optimistic and I've seen this movie before where the press release that was put out this morning was put out before they even heard what we had to say. I guarantee that the Board was not assembled to put together that press release. That was put out by a PR firm and by the way, NSR hired the same PR firm that CP did. And their mode is, protect the Company at all costs. 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

I just think this Board is comprised of some high-quality people and that hopefully they're listening to the call or they'll get a copy of the transcript, they'll consider the facts and cooler heads will prevail, they'll listen to their advisors and they will engage. That's what I would do if I were a member of this Board of Directors. I think that's what any Board member would do if they're observing their fiduciary duty. David Vernon - Bernstein - Analyst Great. Maybe just as a quick follow-up, who would run the holding Company? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO That's another question that we've tried to raise. And when I raised the one face-to-face we've had, when I raised that, if they had concerns, desires or thoughts, they said it is about shareholder value. If you are not having a dialogue, you cannot get there. So we have some flexibility there. One of the things that we tried to not be so presumptuous that we had all the answers, that we walked in there and here is the plan and here's what we are going to do. We walked in there and said look, we think this has the potential to create compelling shareholder value. And we are not -- we are neglecting our duties, our fiduciary duties if we don't explore those opportunities. And we've been effectively stonewalled so far, at every turn. So, I don't want to get into because they could come back with a different response and we could have a different model. I think hopefully, we've tried to clarify today, either company can go in trust, under certain circumstances there would need to be a holding company, under certain, there would not need to be, depending. But once again, if they are opposed to it and they won't talk, then we will have to come up with our own plan and do the best we can without them. Which I think is too bad. I just cannot understand why people won't talk. What is the danger? What are they scared of to sit down and talk? Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Going to the CP situation, the last time the Board would not talk to Hunter, the shareholders voted 87% to 94% to replace the seven directors that we opposed. The other eight directors, none of them got a majority vote and we didn't even oppose them. It was the biggest landslide vote in the history of public company proxy contest. And it was all because the Board would not engage with Hunter. My view is the Board is going to have to take a look at that precedent and they are not going to -- they are going to engage. I think the analyst community can be very helpful in what you say in what you write. And the shareholders will have enormous effect and if they do it publicly great, but even if they took up the phone privately or send a letter to Board, that will have a huge impact on this Board of Directors. David Vernon - Bernstein - Analyst Appreciate it everybody. Thanks so much for your time. Operator Brandon Oglenski, Barclays. Brandon Oglenski - Barclays Capital - Analyst Good morning, gentleman, and thanks for hosting this call. Hunter and Bill, I'd say, Norfolk shareholders already owe you a huge favor because this the first time they've actually put a financial targets at least in the history that I've understood for the Company. But let's just talk about that for a second because it sounds like their plan for 65% OR. Now it does match other carriers. The rate of improvement's pretty conservative. 21 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

But based on the limited information that Jim has provided on his call on Friday, it does seem that a lot of that is focused on future growth based on some service plan that they have in place that's going to drive that future growth on pricing. But these sound like assumptions that we've heard a lot from the past from Norfolk even without that financial target to be held accountable to. So we have accountability now, but it does sound like it is predicated on commodities stabilizing, Eastern Appalachian coal not going down any further, which I think is a bit, not a conservative assumption now just given where natural gas prices are. So, I think when we look at your track record Hunter, at the IC, at CN, at CP, there's clearly a more efficient and better way to run a railroad. It is much more cost and velocity focused and maybe I'm stealing your words from you here. But I just want to differentiate because Norfolk is saying that you want to cut to the bone, you want to jeopardize future growth with your strategy. But when you lay out your targets, it looks like it is much more focused on shrinking the cost structure, improving velocity on the network and then driving growth. And I think what's lost on a lot of people is actually your legacy at Canadian National, the last four or five years and maybe we're giving them too much credit, but they have been the fastest-growing railroad, I think, on the history books. So how do you speak to these differences in plans and compare and contrast what Jim has effectively laid out to his shareholders and what you have done now three times over at three significant railroads? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Look, I don't think this so-called schedule precision railroading, number one it is not a secret. I wrote a couple of books about it. Number three, I don't know how many times we invited the NS and they took us up on it on benchmarking. So we've told them everything we know. But there's some, I don't know if it is pride or authorship or what, that people don't get it for whatever reasons. I think what really happens is somebody talks to me, maybe Mr. Squires talks to me and I say here's the plan and here's what we ought to do. And he goes to his Management team and says here's what Hunter says, what do you think? No, we don't want to do that because if they say yes, let's do that. That's a great idea, they get criticized because why didn't they do it? And if you go back and if you peel these things back, underlying all of this is some of our plan. What I've read recently about them and they talked out of both sides of their mouth, they are saying we're going to cut to the bone but now they've cut two hump yards, I read, they are looking at another hump yard, they're looking at 1,000 miles to rationalize, that's all very appropriate. I'm not criticizing them. Don't have more assets than you need or people or what, but look, they just don't get it. Brandon Oglenski - Barclays Capital - Analyst I appreciate that, Hunter. And Bill, want to direct one to you because there's a lot of criticism in the market right now just given volatility and other stocks and what's going on this year. So I wanted to ask you a two-part question here. First, the timing of the deal. Why didn't you get more aggressive with CP and maybe this question is for Hunter too, but when you were talking with CSX, why not look at Norfolk last year when you had a much higher equity valuation when arguably the industry faced a lot more congestion issues? Is this just by any means an indication that CP's standalone plan is now much more harder to achieve than you maybe thought maybe 12 months ago? So, now merger is the next way to drive value for your CP investment? Then secondly, this question has been asked a couple times now but Jim Squires has made it very clear, on his call, he said at any price, the regulatory risks here are just too steep to pursue a deal. So you have the podium. What are you asking specifically of Norfolk shareholders and Norfolk Management, of Norfolk's Board, to walk away from this call and what do you want to see them as the next step? 22 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Sure. On the first question, let me just say that I don't run this Company. Hunter Harrison does. And it was Hunter's idea to approach CSX. It was Hunter's idea for the timing of the approach CSX. It was Hunter's idea for the way in which CSX was approached. With respect to Norfolk Southern, it was Hunter's idea to look at Norfolk Southern. I personally got more involved in this Norfolk Southern situation because Hunter asked me to. So I do as I'm told. That's how I think about my responsibility as a Director here and I obviously, have enormous confidence in Hunter and we want to bring whatever value we can bring to get this thing done. I think from a perspective of a Norfolk Southern shareholder and what I think a Board should do in a case like this. As I said before, it was appropriate to reject the initial proposal for some of the reasons that they described. It is inappropriate to start muddying the waters and trying to get people to come out against the deal and try to scare people about regulatory risk. What a Board should be doing in a case like this is focusing on the fiduciary duties to maximize shareholder value and they should be focusing on the stakeholders and the business. And if you look and think about each of the various stakeholders beginning with shareholders, with the shippers -- when I have the opportunity to walk around the CP property, employees come to me and thank me. I don't feel like I did anything. Thank me for the changes that took place at CP that have been implemented by this Management team. The impact on employees, people are buying homes, they couldn't buy homes before, has really been dramatic. So, I think there's a transaction that creates enormous value that benefits all the stakeholders including the infrastructure of the country. That's a deal that you have to take seriously. And by removing the regulatory risk of waiting two years, people get their cash and they get stock in a new company in six months. All that has to happen is we sit down now, we negotiate a merger agreement, we announce a transaction by the end of the year, we file an application for a trust. It can go awry. If we are totally wrong on the trust issue, we get turned down. We think that's an extremely remote circumstance. What we've spent is legal fees and some time and minimally distracting. It is not like one of these transactions we are hanging out waiting for a telecom deal to get done for three years and the Company is limbo for extended period of time. The limbo will end in 90 days. And we think the limbo will end with a trust approval, a shareholder vote, Hunter is CEO of the Company and then we will see on the STB and in 18 months or so. What Board of Directors cannot take that seriously? If they have some issues, they want to talk about a breakup fee, they want to have discussions about -- I'm not excited about issuing any more stock. Hunter said to me, is there a dollar or two in my pocket? Maybe. But they have to come and sit down with us right away. So there's an opportunity for even a sweetener here but that's if they engage immediately. We put enormous value on the table. I don't think there's a Board of Directors observing a fiduciary duty that's not going to consider this very seriously and I think their advisors will make the same recommendation. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I made it clear to Mr. Squires in our meeting, when he talked about regulatory risk, that we would accept the regulatory risk if he would identify what it was and put some type of cap or recognition to it. So number one, that's -- the reason why this came up when it did, the initial issue with their competitor in the East, was we got a signal from them that we ought to talk. A signal from the shareholder and a member of their Board. So we went and talked and we wasted two hours. And quickly we got off that. And look, I've worked with Norfolk Southern, adjacent to them for 50 years, all my life. I've had tremendous respect for the railroad, their tradition, their culture and all, but for whatever reason they've gotten a little off track the last 10 years as Bill described. And that was admitted to me by Mr. Squires that they were stuck, they were in a rut or whatever the case was. At the same time this is going on, we look and see that they lose, what I call, three pretty key executives. The Chief of Marketing and Sales, he was tremendously well-respected in the industry; they lost a CEO and the plans changed of the initial announcement; and their Operating Chief 23 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp announced his retirement early. With all that going on, we felt like it might be an opportunity here. So we picked up the phone and we made a call. And shame on us. Brandon Oglenski - Barclays Capital - Analyst Thank you. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder One thing, that I'm correcting the record. The NS said that we refused to sign a confidentiality agreement and that's why they are willing to talk to us but we refuse to sign a confidentiality agreement. It was the confidentiality agreement -- first of all, we're very happy to sign a confidentiality agreement. It was a small part confidentiality agreement and big part, a stand still agreement. And the stand still agreement said you cannot stake a proposal, you can't do anything for two years. So of course, we could not sign it. If NS said to us, you know what? We want you to sign a confidentiality agreement so we could speak to you in confidence about various things, we'd do it tomorrow and we'd sit down. Mr. Squires is a lawyer. He knows the difference between a confidentiality agreement and a stand still agreement. And he misled shareholders when he said we refused to sign a confidentiality agreement. As a lawyer, he should also know how to structure a transaction that minimizes risk to his shareholders. And this is what we proposed. A transaction where the downside is some legal fees. Frankly, we're happy to pick them up if the transaction fails, we can't get trust approval. It is a zero downside other than some legal work. And the upside as we've described, is obviously enormous. Those are the kind of deals we have to do. And when you are in a situation of conflict, i.e, your CEO is likely to lose his job as a result of the transaction, you've got to take these things even more seriously and with more independence. And the Board and leadership on the Board has to take a very important laboring aware in the situation. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO In that way, my first opening in our visit with Mr. Squires, was I asked him if he wanted to be CEO with the new co, and he said it was about shareholder value. So he's not yet responded. So I don't know where he's going to be. Operator Walter Spracklin, RBC. Walter Spracklin - RBC Capital Markets - Analyst Thank you very much. Good morning, everyone. Thanks for taking my call. I guess my question and I guess you've -- certainly Bill's slide on the options, the two options in front of Norfolk Southern shareholders is quite compelling. I'm going to move a step ahead now and suggest that if a third option were to come on and if Norfolk Southern were to look to a third-party -- to another railroad for a hookup potential, is that something that would be overly -- would that be so compelling because of the interchange access points and so on that you would not still be interested in engaging that? Or is that -- how would you react to that scenario and Bill, certainly you will have had very much experience on this much more than anybody else. How would you see that unfolding? 24 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Hunter Harrison - Canadian Pacific Railway Ltd. - CEO From the railroad standpoint, look, if they make a deal with somebody else and it works and it is got all the compelling issues that we've talked about here, more power to them. I'm not going to object to mergers. We are not trying to be Johnny-come-lately here. What works for us today, doesn't work next week. We are not opposed to given that you can live up to the rules, mergers. We think they're good. We are think they are healthy. We think -- look, what is going to happen to the infrastructure in the US, East of the Mississippi going forward? You don't want to build any railroads. You don't want to have any mergers. What is going to deal with the growth? All I hear people saying is, no. But nobody's got a positive idea. We've got two -- all of a sudden I wake up this morning about 3:00 in the morning and I start reading from two former Commissioners, Chairmen of the Board, who've got all kind of ideas and all they say is no. Who has got a positive idea? So look, I don't have any problem if they've got a better partner. I don't know why they would not like us, our lipstick or what, but more power to them. Congratulations. Walter Spracklin - RBC Capital Markets - Analyst I guess Hunter my second question here is you've obviously had a tremendous amount of success when you were outside of the CP organization looking in and seeing the opportunity that you could -- the cost opportunities that you could achieve as an outsider at that time. As an outsider at Norfolk Southern looking into that organization, is this simply do you just see the exact same type of opportunities? In other words, taking a very successful operating model approach and just rinse and repeat? Or do you see something they are doing wrong, perhaps on the coal infrastructure standpoint that you see some low hanging fruit that just get me at it, I can turn that around pretty quickly? In other words, is there a big difference between what you did at CP and some of the opportunities you saw at CP from the outsider looking in to what you see at Norfolk Southern? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Yes and no. They are two different organizations. Clearly in my view, Norfolk Southern going in has and had much, much better infrastructure. Okay? And in fact, the last visit I was over there, they told me when I got there, you are not going to like this. You're going to think it is gold-plated. You're going to think we've got too much of this or that, and I did. But it was a philosophical disagreement. Now, in how to run a railroad day to day and to execute, I felt like that both of them were making similar mistakes in different type circumstances. I'm not trying to say this is the only way to run a railroad, that we've got some magic wand. I can just tell you that what we've done, it hadn't changed since I've been CEO, it is the same formula. We've been doing it 22 years. It is been successful and it works and we are going to stay with it until somebody comes up with a better mousetrap. It is so simple and basic and doesn't have the complexities, people don't like it. It is understandable. Everybody knows what the issues are. So I don't think -- my bet is if with all these hurting we're talking about, if I end up getting to spend some time at Norfolk Southern, I think one of the things I'm going to find is a hell of a bunch of good railroaders. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder To that point Hunter, maybe you can talk about how can you just you go over there, are you planning to recruit lots of people into it? How do you operate? I think it is important for people to understand. 25 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Hunter Harrison - Canadian Pacific Railway Ltd. - CEO That had not been my MO. Although we for whatever reason, we had to do little more at CP than normal. But I don't have a team, a traveling team. It is me. And a few comments on a piece of paper and it is evaluating the staff and sitting down with people and saying, look, I'm looking for the best athlete. I don't care where you came from, the IC, or the CP, or the CN or where came from. I'm looking to create shareholder value and put a hell of a team together and I know that that Company, NS, has some wonderful railroaders. Somehow, if I have to be outside looking in, and I'm limited here, they've got a little off track. Leadership or something happened that they've had some slippage. But it doesn't mean they cannot be bouncing right back. So do I plan to go in there if I was ever given the opportunity with some hatchet and start -- no, we need good talent. You don't get rid of it and throw it away. You take good athletes and you develop them. And you develop a certain espirit de core and the team spirit we're in here together and we are in here for the shareholder and it gets to be fun. That's when you start creating the type of environments that Keith and I have experienced at Illinois Central, at Canadian National and at CP. Walter Spracklin - RBC Capital Markets - Analyst That's very helpful. Thanks for the time, Hunter. Much appreciated. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thanks, Walter. Appreciate it. Operator Allison Landry, Credit Suisse. Allison Landry - Credit Suisse - Analyst Thanks. Good morning. In your approach to valuing pro forma, the pro forma Company as outlined in the presentation, doesn't appear that you've made any allowances for give backs to customers or costs associated with environmental mitigation. And both of these could prove to be material judging from past deals whether it is Conrail or the CN EJ&E. Do you think there will be some value leakage during the approval process related to this? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Allison, I've talked about that a good bit. Look, the old days are kind of over. This is the most classic end-to-end that I've ever seen in the three for two, two for one, which is why we addressed all the competitive issues. So I don't plan on -- we are not going to any other railroad or any customer and make some cash overture to buy a deal, number one. That's in the past. Environmentally, that's a different issue. And we had not had an opportunity as Mark alluded to earlier in his comments, to do any due diligence relative to environmental. But to Bill's point, if there's a whole lot of environmental exposure that we are not aware of and the numbers don't work, the deal is off. 26 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder What Hunter is basically saying, the kinds of -- we don't have an obligation to pursue a merger that destroys shareholder value. This transaction is step one, put CP in trust and put Hunter at NS. And again, if it is not approved, we tear things up and fold the tent. If it is approved, Hunter is running the Company. And then, it's an 18-month process where we're working very closely with the STB on getting approval on terms and conditions that make sense. If the terms and conditions don't make sense for environmental reasons or otherwise, we don't have to go forward with the ultimate merger, we separate the two companies and we have two publicly traded railroads within a year or two of the denial of the deal. Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO The only thing I'd add is we don't know what we don't know. But Mr. Harrison does not have a history of going in and taking large restructuring charges. That has not been the case in the past. All the reductions that we've largely affected have been through natural attrition and so we don't expect there to be big charges or write-offs. That's not Mr. Harrison's approach, at least not in the past. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I guess Allison, I certainly appreciate the issue you raised, particularly from a shareholder perspective. I'm hard-pressed to understand why those railroads are trying to help us and don't want us to get exposed too much to these issues that we are not smart enough to deal with. Allison Landry - Credit Suisse - Analyst Understood and thank you for that. And as a follow-up, to the earlier comments on Norfolk's potentially elevated capital spending in the past. And I know in the presentation one of the assumptions was for the combined entity and your outlook for what the CapEx profile would look like over the next several years. But could you comment on how much you think you can reduce spending at Norfolk on a standalone basis? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I have not really -- honestly, I had not peeled back the onion all the way to really get delve into every bit of capital. I know, and this is not clear. I know there's different philosophies about assets and about how many routes you should have and so forth. And my last trip over to Norfolk Southern which was four or five years ago, what I saw was a railroad that was in really good shape that had a lot of assets sitting around. And that what I have read and looked at philosophically and what we have been able to do, Keith has been able to do here, he's effectively, we were hoping to take initially a two or three year holiday for locomotives, and it looks like now we're going to be taking six-year plus holiday. That right there, just locomotive, is huge. So I think it is going to be -- it is going to be substantial but at the same time, I don't want to put a mark on it and say exactly what they did wrong or I don't think that's fair on my part. Keith Creel - Canadian Pacific Railway Ltd. - President & COO If I can add a little color to that Hunter and Allison, working with Hunter for the past two decades, what he's taught this team, what he's taught me, is how critically important it is to just be a steward of capital. Have the right capital spend, not irresponsible capital spend, be it long, be it short. We come to CP, CP was grossly underinvesting this physical plant. The first call on capital from an operating perspective is to make sure we maintain a safe railway. Once you've got that base covered, which is what we've been having to do for the past three to four years is catch-up capital so to speak, then you can take a look at your physical plant, what your assets are, what your business levels require and then you pace your capital against that. So again, it is back to being a steward. Don't spend a dollar of precious capital until you've improved and exhausted all operational opportunities for efficiencies. Don't just throw (inaudible). 27 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

So that's simply said but that's exactly the way we manage our capital day in and day out. So if capital is being spent in excess, then obviously, we're going to take a look at it. If it is not in certain areas, then maybe we increase it. So a lot of that has to be looked at day-to-day. You've got to kick the tires, you've got to get boots on the ground to be able to answer those questions. Fundamentally, that's the way we manage capital. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Maybe I can just add a Board perspective. So when we got involved here, one of the criticisms levied against quote-unquote activists or a hedge fund manager on the Board, is are we going to push for buybacks? Are we going to model out the Company's spend the money it needed? And from the first day, number one, -- and we actually never upgraded the dividend, we said to Hunter, you have whatever you need, blank check, we trust you in allocating the capital resources of this Corporation. And we took CapEx money, I think it was $850 million the year before he showed up and this year it is $1.5 billion. And look at the benefits that we've gotten from the investment in capital. Now, the Company's now projecting next year to take that $1.5 billion down because you are finding that you fix the plants, if you will, and it doesn't require as much capital. So the purpose of the model, we used to call it, simplifying assumption of CapEx being a percentage of revenues. But this team doesn't spend CapEx based on a percentage of revenues. This team spends CapEx based on one rail tie at a time. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO It depends on the audience. If you are talking to shareholders in the finance community, they don't want you to spend any capital. If you are talking about an opposing railroad and you are not spending capital, you are cutting to the bone. So one way you are wrong either way you go. And to Keith's point, that's the way you look at it is this. You look at it where you need it. You don't get in some routine of saying we're going to spend X amount of millions this year for everything. If you don't need it, depends on turn miles or other issues. But we feel like bottom line, there's some opportunities there. Allison Landry - Credit Suisse - Analyst Got it. So focus on is efficient capital spending. Thank you for the time. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thanks, Allison. Operator Ken Hoexter, Merrill Lynch. Ken Hoexter - BofA Merrill Lynch - Analyst Great, good morning and thanks for the slides and info. Just a question on Norfolk Souther versus CSX last year. You talked a lot about CSX. Hunter, maybe just talk a little bit about what makes this move more right? They highlighted the minimal connections and overlap in part of their rebuttal discussion the other day. I'm just wondering why this became the more, the bigger focus? You mentioned last time I think in your initial, we recognize we made some mistakes. Why then did you choose not to revisit that topic again as opposed to going here? 28 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I want to be very delicate here and that's not my strong suit. It just didn't fit in Florida. It became clear and obvious that they've got some of the same issues as far as regulatory approval and we didn't even get beyond that. And once again, we were responding to a request of theirs. And I really thought that it was totally inappropriate the way we were treated, which is important to me in the culture of an organization. I like to be able to trust people, to shake their hand, make a deal and it just became evident to me quickly that there was a split, that they weren't in common ground and that wasn't going to work. Because there's one thing to get these deals done as I said initially. It's something else to make it work down the line. You've got to do both here or this is not successful. So Ken, it was our judgment that that just wasn't the way to go. So then, given the other changes that were happening that I talked about with personnel and so forth from an NS perspective, and we had -- we knew and we felt like that NS had a much stronger physical plant. And it was arguable and debatable internally about markets and extensions and that wasn't compelling (technical difficulties) either way that we felt like there was an opportunity to work with NS. And so we are now pursuing that and that's the reason why. Ken Hoexter - BofA Merrill Lynch - Analyst Appreciate that. You talked before about the level of public interest and the IC-CN. Was the ruling in place to have a demand or an interest for public interest? Or is that -- was that pre-the new revised rules? I guess what I'm asking is has the public interest has been tested yet in that part of the --? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I would say yes and no. The lawyers would say no, but I would say yes. Because it was implied without being said in the public interest that there was something that you tried to do with the trust even before it was written in the rule and it was not in the public interest, it was probably going to be turned down in the trust process under a different name, if you will. But the public interest -- you know what public interest is? It brought it out and keyed it up and said no, it is exactly the public interest. But it's such an ambiguous statement that anybody can argue any case. What the hell is public interest? Okay? Get that defined for me. So we can argue about that for two or three years, what's in the public interest? What's in one public's interest is not in another public's interest. So that's just a way of in my view, it is a way of removing the rules and let the bureaucrats deal with it, which is dumb. Ken Hoexter - BofA Merrill Lynch - Analyst Appreciate the two hours you've given us, thanks for the insights. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Sure. Operator Jason Seidl, Cowen and Company. 29 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Jason Seidl - Cowen and Company - Analyst Thank you, guys and good morning. First, just on the voting trust. Bill, you laid out that you're belief that this transaction adds a lot of value. So if you apply for a voting trust and it gets turned down, is there a step that you could take to adjust the voting trust so it would be more palatable? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO Yes, this is Paul Guthrie. We could make changes to the voting trust if we've received feedback from the STB on a certain area. Jason Seidl - Cowen and Company - Analyst What's usually the timeline for something like that? Is it instantaneous? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO I don't know. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder I think the point is, it is not that we just put together a little package, tie it up in a bow and stick it in a mailbox and then we wait 90 days and they come back and say yes or no. I think it is going to be an iterative process. If there's something wrong with the application or they have concerns or the public interest feedback was such that they wanted us to make modifications. If those make sense, we will make them. Paul, what is the timing from a regulatory standpoint? Explain why we think it's 60 to 90 days, just to answer that question. Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO The STB in the merger rules, did not provide a time. It said that they would allow a brief period for comments on the voting trust. So we are using two to three months as being the outside of a brief period of -- Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder One of the other things that's interesting about putting CP in trust, is CP is well down the road of its 3.5 years into the turnaround printing sub-60% ORs. It is not going to be harmed by being put in a trust. Norfolk is really the railroad that requires the turnaround and Hunter's going to be there. And that's not going to be in trust. So it is less awkward to execute a turnaround at NS if it's not in trust. And we think that should resonate, make the trust approval process even easier. Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO And the trust, remember why the trust was put in place. In some ways, it's a learning lab that allows the regulators then to see end market what actually happens. During that period of time, if we don't improve service, increase competition, then shame on us. We're very confident that we will be able to demonstrate all those things, that we'll demonstrate we are increasing the public good during that period. And at that point then, the regulators will have a assurances because they will have seen it in the real in the real time. 30 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Jason Seidl - Cowen and Company - Analyst Okay. My next question is a piggyback on what Allison was talking about. You mentioned the elimination of paper barriers. Do you foresee some pushbacks from some of your short-line partners especially those who purchased certain properties with those paper barriers intact? And that was in their financial plans when they purchased it and how much they paid for them. Do you foresee having to compensate them in some way for this? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO No. This is all in their interest. This is a case effectively -- let me give you a case, where a Class I buys a short line but says -- sells a short line, but you've got to give me the business. So this is opening things up again more to competition. It is a line, the short line to act as they need to act in the marketplace. And it's the case where the Class I cannot come in there and do the transaction but say, here's the rules to the transaction. If the short lines want it another way, we will address that. We're trying to pro-competitive. We are trying to remove these barriers that railroads have hidden under. We are willing to deal with it. Others like that protection. Jason Seidl - Cowen and Company - Analyst Gentlemen, thank you for the time. Operator Jeff Kauffman, Buckingham Research. Jeff Kauffman - Buckingham Research Group - Analyst Bill, Hunter, thank you very much for your time today. A quick follow-up with Paul and then a question for Bill and Hunter. Paul, if I understood what you were telling Jason that this the voting trust is not a binary outcome. That it is an iterative process and that you will get feedback through that process as to what would be preferred. That's correct? Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO Excuse me, I said we might get some feedback if there was a particular issue that the STB wanted us to address on the trust, then we would look at that, of course. Jeff Kauffman - Buckingham Research Group - Analyst Okay. Very well. And Bill, a question for you. You are on the investment management side. You do know that in periods of uncertainty, investors tend to look three months instead of three years and cash in hand is always better than cash on the come. When you reevaluated the offer, I think I understand why the cash came down because you said you were getting it now but were increasing the equity share. Did that feedback come from Norfolk investors that had indicated to you yes, we would be comfortable with this? Or is this a situation where as you begin to engage Norfolk's investors with the new offer, if they indicate a preference for cash over stock that you would be amenable to that? Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder I would guess from our perspective, we would rather have more cash and less stock because we think the stock is very valuable. The strength we have is how much we can borrow today and still remain a strong investment grade Company. The reduction -- before, we were paying for the 31 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp transaction in two years and the collective borrowing capacity of the combined railroad was greater and therefore, we could pay with more cash and still maintain -- it was driven off of EBITDA multiples of debt. We would be happy to reduce the equity component and increase the cash component. We could do that. To do it dramatically, we have to go raise some additional equity. So we are at the point here where -- the shareholders who are looking at this deal are not going to approve it based on $33 or $45 in cash. What matters here is the stock component. If you believe in Hunter Harrison and if you be the transformation of NS, then you want as much stock as you can get. The way we will set this transaction up is we will give shareholders an opportunity to elect cash or stock and we'll prorate and if people want cash, they can have as much cash as is available. What I think you will find is the vast majority of shareholders are going to elect stock and the stock will be the scarce asset here. So anyone who wants cash is going to be able to get cash. And of course, this is a big liquid company. The reason why they are going to want stock, is the stock is going to increase meaningfully in value when the transaction closes. Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO And remember, all the operational improvements that we discussed, we're literally just moving things to the Class I average. We have not overreached at all in the synergies. So there's $1.8 billion here effectively between the pre-merger operational improvements and the post-merger combination synergies effectively to share. And with pro forma ownership of 47%, that's in essence what we are offering here, is access to this massive pool of value creation for both our shareholders. Jeff Kauffman - Buckingham Research Group - Analyst Okay, gentlemen. Thank you very much and best of luck. Operator Turan Quettawala, Scotiabank. Turan Quettawala - Scotiabank - Analyst Good morning and thank you for taken my question. I guess first of all, are you proposing any mileage limitations to your network asset of options? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO In the terminal, no. We have not -- this is a different precedent in the US. In the US, people try to relate it to inner switching in Canada and it's --they're two different animals. In the US, if you go back and use the old switching districts or reciprocal switching, you had cases where people that were five miles from the center of downtown, were not open to switching but somebody that was 60 miles out of town was. It was negotiated between each shipper and the carrier. So we at this point are not, have not proposed any mileage and that is something where we would be open to discussion by Gateway or with Norfolk Southern or whatever it takes to meet the marketplace needs. Turan Quettawala - Scotiabank - Analyst Thank you, Hunter, for that clarification. And I guess one more question in terms of, obviously, you've created a lot of shareholder value for CP shareholders. I'm just wondering if you can comment a little bit on when or if the risk becomes too much for CP shareholders on this transaction? And I'm not necessarily talking about the monetary terms because obviously there's a lot of accretion here. But just in terms of process, is there a point where you would call it quits because of the risk for CP? 32 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Hunter Harrison - Canadian Pacific Railway Ltd. - CEO No, I don't think so. I think to build and/or Keith's points earlier, I think one of the things that I'm proudest of in this model, is it's sustainable. And it works at CN very well right now. I'm sure they modified it and done some different things but the basic fundamental, same model. And I think that we have talked to people at CP, the fundamentals of this style of railroading, I think that we could not have a better individual then Keith Creel to be at CP and I just think for there to be slippage or risk at CP, that is something that does not -- I don't even think about it. If I did, I'd give it a quick thought, marked it off and I've gone onto other things. So no, I don't think depending on where my shares are whether NS, CP or wherever they are, they are going to be in good hands if Keith's running the ship. Turan Quettawala - Scotiabank - Analyst I guess from a regulatory standpoint Hunter, is there any more regulatory risk that you could take on from a CP standpoint? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I guess you'd have to help me define that. I think that we have -- I think we could do the same thing that we've offered, our model. I don't think standalone, it would lead the Company. If there's any more risk, I think it happens to be a strengthening mechanism. That if you look at the best carrier, the best two carriers, and you put them together and they are the strongest and they are the best and they can open up competition and it is a bigger playing field, that's exactly what you want. It is to create competition. I think competition is good and I think we would be on top now and let the rest of them come after us and that's all good and healthy. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder On the regulatory risk, I don't see regulatory risk and here's what I mean. There is a risk that the trust gets turned down. But the cost at that point is just the legal fees that you've incurred for the 90 days that you spend trying to get a trust approved. If the trust is approved, you'll have your own estimates for what earnings are going to be for the combined Company. But take our 16 40 or whatever, what do you think that grows to over time, what multiple you put on that, that's the stock component of the transaction. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO But I think this relates not directly to the trust. But set the trust aside for wasn't a trust, just the regulatory requirements of the STB. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder But we don't have to -- the Company can just operate independently going forward. We can separate the two in a spinoff if the regulatory requirements are too onerous. So there isn't -- we structured a transaction without regulatory risk of any consequence. Turan Quettawala - Scotiabank - Analyst No, that's fair, Bill. I guess maybe one last one then. In terms of the regulatory side, is Hunter moving and what in trust are there? So they're both connected or is there a possibility that you get the award in trust and then the STB says Hunter cannot move? 33 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder They are connected. Turan Quettawala - Scotiabank - Analyst Okay, fair enough. Thank you very much. Operator Donald Broughton, Avondale Partners. Donald Broughton - Avondale Partners - Analyst Good morning, gentlemen. Thanks for the long call. Most of my questions have been answered at least to the extent they can be. Obviously throughout the last 20 years, I'm convinced Hunter is the Michael Jordan of railroading and further that analogy, certainly Keith's the, although he looks like John Paxton, he's the Dennis Rodman, the Scottie Pippin, the Horace (laughter) of railroading. (Inaudible). But wow us with a detail of explanation. It is not the average age of the locomotive fleet. So where is the disparity in the fuel efficiencies? Is it idle time, is it network design, is it congestion, topography, velocity? Where is it, guys? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO It is all of the above but the one biggest place is just the number of locomotives. If a locomotive in the wintertime is idling (inaudible) locomotive is probably -- I've been away from the field too long, but three or four gallons an hour just idling. The fewer locomotives you have that are sitting there idling, the less fuel you are utilizing and we have a philosophy of just maybe bare-bones locomotives. And I think the NS philosophy is to always be sure they've got plenty of locomotives. It's a hell of a premium to pay. Is it wrong? You can argue that but that's where it is. And the maintenance and all that goes with it. Donald Broughton - Avondale Partners - Analyst Thank you, gentlemen. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Thank you. Operator Steve Paget, FirstEnergy. Steve Paget - FirstEnergy Capital - Analyst Thanks for everything. I've lived near in Calgary, near the CP all my life and I should say that physical transformation in CP in CP's properties in the past three years has been remarkable. My first question, you've spoken about US regulators. CP is very critical and historic piece of infrastructure 34 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp that's in Canada, a country where even a conservative government was willing to block mergers. What if the new government, a liberal, more interventionist government, block the merger or sought to block the merger? Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Maybe we can take that in two parts; the trust part from a Canadian point of view and maybe then the merger part. Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO We don't anticipate that there would be an objection from the government to -- or even a review of the trust, voting trust structure from the Canadian side. That's an STB issue. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO And I think our advise, I think we have been sensitive to both organizations that they had both have tremendous tradition, CP and the Western Canada and throughout Norfolk Southern with its thoroughbred and all its traditions, the two wonderful railroads which was the reason for the thought of setting up a holding company so these two entities would not be lost in the shuffle. And I think that -- and I'm certainly not an expert on Canada regs, but in visiting with some advisors, I think it is safe to say, Paul, they feel like from a Competition Bureau standpoint, that as long as we meet some of the rules of engagement here, that this will be approved from the Canadian Competition Bureau. Paul Guthrie - Canadian Pacific Railway Ltd. - Special Counsel to the CEO Correct. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO But we're certainly sensitive that we have to have that approval also. Keith Creel - Canadian Pacific Railway Ltd. - President & COO Steven, from a practical standpoint, if you are a Canadian shipper, think about the power of reaching market single line service East of the Mississippi that you previously hit a brick wall with in Chicago. If you're a US shipper, think about the same in reverse going to Western Canada. It is a very compelling service offering. Steve Paget - FirstEnergy Capital - Analyst Thank you, gentlemen. My next question follows up on your statement, Keith. Assuming the merger clears all hurdles, looking at the map of the combined CP-NS, let's think about a railroad with 11 Gulf Coast Atlantic ports, or sorry, 12, and one on the Pacific to the far Northwest. What does that give Canadian customers? Better access to Tidewater? Keith Creel - Canadian Pacific Railway Ltd. - President & COO It gives you better access to Tidewater. It gives you access to market that you cannot even scratch today. Major metropolises East of the Mississippi, seamless service. If you're a customer that owns assets that owns cars that currently have to go through a two line service, hand off so to speak, be it with either of the Eastern carriers, to our railroad or others. Think about the asset cost that just melts away when you've got one accountability, 35 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp you've got one very efficient network, you've got speed improvements, so mono roll, you've got reduction in tell in terminals, you've got less handling. It's very, very compelling from what it is does for them and that marketplace competing against their competitors, win market share and its very compelling to their bottom line. Steve Paget - FirstEnergy Capital - Analyst Thank you and those are my two questions. Keith Creel - Canadian Pacific Railway Ltd. - President & COO Thank you, Steve. Operator Steve Hansen, Raymond James. Steve Hansen - Raymond James & Associates, Inc. - Analyst Hi, guys, just a single one seeing that we're extended here. Given that the financial benefits seem pretty compelling, it does strike me that self-preservation and/or potentially the cultural impact might be one of Norfolk's potential reservations here. And I guess hence their cut to the bone commentary. In this context Hunter, Keith, I'd just ask that you maybe speak to your plans for the $550 million in workforce productivity specifically and perhaps there's some historical context? What kind of roadblocks culturally you've encountered at CP and how those have turned out over time? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I will start. I don't think there's been any special hurdles given an organization that's gone through the change as we have. Change is always difficult for people to deal with, all of us. But with all the change for an example, in the headcount, which right now is close to a third and that's just fact, I'm not bragging, it is just fact. I still think we can say there's very few, if any, people that want to work that cannot go and be fully engaged and employed. This has been through various natural attrition in retirements and whatever, and I think that would be the same with NS. I'm not a big -- I think somebody mentioned earlier, I'm not a big special charge guy. I'm not a big buyout guy. I'm not a big pay in New York doc. You don't get a lot of return on those bucks. So these are sound, fundamental good railroaders. They understand, they've been through change before. And I think the key with us, like with any organization, if we sit down and tell them what we are going to do and why we are going to do it, they get it and they will run for you. If they don't, then you have other issues. Keith Creel - Canadian Pacific Railway Ltd. - President & COO Let me, if I can, get a little bit more granular from an operating perspective. I will talk about things that I deal with day in and day out operating employees. (Inaudible) employees. You think about the culture issues and you think about the changes, it's certainly significant. But at the same time, you think about where we are at today, three years, 3.5 years later, we've just ratified collective agreements on our US properties that are very progressive, hourly agreements, that are quality of life, certainly substantially more money. I would suggest that CP's locomotive engineers are extremely proud to be working into Elkhart, Indiana making $48 hour and have a better quality of life. It's a very compelling value offer from quality of life and from compensation, that to me it just makes too much sense. 36 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

So down the line, that's an opportunity as well. Something that we'd certainly look at and take under advisement. So I think it is more, certainly more upside. If you are not afraid to come to work and give us eight hours of productive work, you're going to get eight hours of pay or 10 hours of pay. We certainly, if you're going to be the most productive railroader, we don't back away from making you the highest paid railroader. Steve Hansen - Raymond James & Associates, Inc. - Analyst That's helpful, guys. Thanks, that's it for me. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thanks. Operator David Tyerman, Canaccord Genuity. David Tyerman - Canaccord Genuity - Analyst Good morning. Just one quick question. So Mr. Hunter Harrison, you are considered the pretty critical part of this, so two parts to that. One, how long do plan to stay to achieve what you are planning to do? And two, who would back you up? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I've said the other day and I think the Bloomberg's -- the little bit I've got is invested in this organization. I'm not a quitter. If I go in and take this task on and we are successful, I'm going to see it through. And when I say see it through, I'm going to see it through to approval and see it through that we've got the ship pointed turned in the right direction. Behind me to step right in and not lose a beat is Keith Creel, who's been on the call with us this morning. And I feel very confident that between us, we can see this through, can get this done, can get this accomplished. And so timeframe-wise, if I had to put a number on it, I would say somewhere around 2018, 2019, we will be done, have this thing humming. I will ride off into the sunset and Keith rides in. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder Hunter, just to follow-up the question. Let's assume the merger is ultimately not approved, so Keith is staying at CP, you're at Norfolk, how would you develop a -- this has got the same question at the CP merger, we said how do you think about succession? How do you deal with that? Do you do it internally? Recruit from the outside? How do you banish the issue? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO First, I'm going to try to keep my job. (Laughter). But seriously, I don't know if people understand that. But if this plan works and comes together, I'm going to be -- I will be resigning from my responsibilities at Canadian Pacific, having to sever all financial ties and will become a free agent, if you will, at Norfolk Southern. And I guess I've got to prove myself again and it will be me alone and I will do the same thing in developing a team there. I'm sure there's good people there. Would I look externally? Possibly, sure. You need to look at all sources that you can possibly look at. But once again, I don't have any -- it is one of the advantages of having to work with as many different railroads as I've worked with in these kind of situations. I've got allegiance to everybody. 37 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

And so, I'm just looking as I said earlier, to the best athlete that can -- and if it doesn't, then I'm going to work as hard as I can to make Norfolk Southern the best railroad in the world and you are all going to have a tough competitor. David Tyerman - Canaccord Genuity - Analyst Thank you. Operator Benoit Poirier, Desjardins Capital. Benoit Poirier - Desjardins Capital - Analyst Thanks for taking that call and taking my question. Bill, how concerned are you that activists will step in and your shareholders will get (inaudible)? Assuming proposal with NSC doesn't work Hunter, and the shareholder are not engaged with that proposal, would you pursue M&A with other railroads? Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder On the first part, I think that -- a few things. Number one, we are in an unprecedented, I would say commodity price environment, particularly with respect to thermal coal, things like that. I don't believe that there's a shareholder of NS who believes that Management's recent statements about getting to a 65% OR in five years are credible particularly in light of the environment. That, obviously, puts a lot of pressure on Norfolk over time. And if I were a shareholder of the Company, even if I'm not an activist, I would say every shareholder today is an activist. Every big institution, I don't care whether you're VanGuard, State Street, Fidelity, Capital Research, you care about the companies you invest in. If you think they are not observing their fiduciary duty in considering a transaction they should consider, you're going to tell that to Management and you may tell that to the Board of Directors either over the phone or in writing. That, I think has a huge impact. And then just the dynamics from an activist investor point of view, they are already have been a number of activists who have contacted us and Hunter. So, it is out there. I think it is a reasonably likely event. But I don't think it is going to have to go there. I think that there are a lot of reasons why this makes just tremendous sense and we structured it in a way to minimize regulatory risk, get a quick answer on the trust issue and have flexibility and optionality on whether we enter into a merger or not. Again, we think it is more likely than not at the end of the day these entities merge and if they don't, it is literally a paper transaction to separate the companies and just spin one off the other. That's about as a low-risk transaction you can identify and you get the benefit of the greatest railroader of all-time as your compensation for going through the process. So I think that's going to be very, very appealing to shareholders. And I think it can be very helpful for the analyst community to weigh in and for you to put together your own estimates in what this CP-NS, where it's going to trade come May of 2016 and after. And I think that's going to resonate meaningfully with the Board of Directors of NS and I think we can avoid all of this proxy and other stuff. I think this will ultimately at the end of the day be a friendly consensual transaction. They usually are. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Benoit, just to the question of, if this doesn't work -- other opportunities. I think we will not change our view of the potential that mergers have and I think it is important that even beyond the shareholder creation, I think personally, as a US citizen and as a North American, it is important for North America, it is important for the US. 38 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Now are our options becoming a little more limited? Is this change that I'd try to create a little more difficult maybe then I thought? Yes. But I think that that's not something we come off our radar screen. It is not something we are obsessed with. It is not something that just doesn't work. We've got plenty to do to even enhance CP Railroad even further but it is something that I think will happen eventually. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder The other thing I'd say is our stock is incredibly cheap. And so, our other alternative uses for capital are to retire shares. That is a very value creating thing for us to do at the current price. One other thing I'd say, is one of the other comments made by NS was that this was quote-unquote, opportunistic timing. And I will point out to them that our stock is down at least as much as theirs is, if not more for the year, and we are issuing -- we view this as issuing very cheap paper. So it is expensive equity we are issuing, but because of the synergies and because of the relative share prices, this is still a transaction that makes tremendous sense. Benoit Poirier - Desjardins Capital - Analyst Okay, thank you very much for the time, gentlemen. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO Thanks, Benoit. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder One last question, Hunter, or do we keep going? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO One more. Operator Justin Long, Stephens. Justin Long - Stephens Inc. - Analyst Thanks for the time and I will keep it to one as well. Thinking about the $1.8 billion in synergies, it seems like the pre-merger operational improvements are predicated on getting NS's metrics to industry averages. But could you talk about the methodology and confidence level in the post-merger synergies you've identified? Was your approach to make a conservative assumption on that and then try to refine that number as you complete the diligence process? Can you help me think through that? Mark Erceg - Canadian Pacific Railway Ltd. - EVP & CFO Yes. Certainly. So just for just an example, if you look at the support function area, we obviously have a very large, back-office so to speak, to keep track of all the movements of all the cars and everything that we do. Obviously, Norfolk Southern has a similarly large organization. As we've done our benchmarking, we believe that we are close to best-in-class as it relates to that. 39 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

And by putting in shared service centers at the right type of information support systems and things, we're very confident that (technical difficulties) we can take the support function numbers that we have and dramatically reduce those. We were very conservative there as well. We effectively looked at our support functions and we assume that the eliminations would take place with respect to that over natural attrition and we're very comfortable with that. So we haven't overreached frankly, on any of these synergies. You heard Bill talk earlier about Mr. Harrison's track record, every time that he has put out numbers, he's gotten there sooner and quicker and with more value. So we stand by all of these areas. Each and every one, we went through every single metric case-by-case, line by line. We have a very credible case that we pulled together for this. Justin Long - Stephens Inc. - Analyst Okay, great. Thanks again for the time. Operator Scott Group, Wolfe Research. Scott Group - Wolfe Research - Analyst Hi, guys. I know it is been long so I appreciate the follow-up. I think most of us get the shareholder value here and from what you said today, I think we've been kind of dancing around one point on this. Bill, I know you just said you don't think it will come to this, but I want to ask you, Hunter, are you willing to go hostile? I understand it is not your preference, but are you willing to take this to a proxy contest if the Board doesn't engage? And if so, do you think you have the specific support of some of the larger shareholders that are out there? Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I think -- the second part first. We have the support of some large shareholders. Bill Ackman - Canadian Pacific Railway Ltd. - Member of the Board & Pershing Square Capital Management Founder We haven't seen this deal yet, so I think the feedback you got Hunter, was they wanted their cash now as opposed to waiting two years. They wanted their stock now as opposed to waiting two years. I think they're going to be even more interested when they -- but go ahead. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO I think that that answer is, yes. Number two, about the [ease] question (technical difficulty) that our Board has to address also. I told you that from my view, my perspective, is we are going to work very, very hard to get this story to the shareholder. Unless there's some compelling reason that I don't know about that this should not happen, call it what you want to, we are going to work and do everything at our disposal to get this to the shareholder and get a resolution to it. And if that calls for a proxy, so be it. Scott Group - Wolfe Research - Analyst Okay. All right, thank you, guys. I appreciate the time. 40 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

Operator Mr. Harrison, there are no further questions at this time. Please continue. Hunter Harrison - Canadian Pacific Railway Ltd. - CEO You've worn me out. So thanks so much for joining us. And hopefully this has gone a little way towards clarifying some of the issues that are a little -- that some of you hadn't dealt with before and some of us hadn't dealt with before. So we will continue this endeavor and thanks for being with us. Operator This concludes today's conference call. You may now disconnect. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved. 5883595-2015-12-09T04:55:52.740 41 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 08, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss its Proposed Combination Offer with Norfolk Southern Corp

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THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp EVENT DATE/TIME: DECEMBER 16, 2015 / 2:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Nadeem Velani Canadian Pacific Railway Limited - VP, IR Hunter Harrison Canadian Pacific Railway Limited - CEO Mark Erceg Canadian Pacific Railway Limited - EVP & CFO Bill Ackman Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Paul Guthrie Canadian Pacific Railway Limited - Special Counsel to the CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Fadi Chamoun BMO Capital Markets - Analyst Brandon Oglenski Barclays Capital - Analyst David Vernon Bernstein - Analyst Scott Group Wolfe Research - Analyst Tom Wadewitz UBS - Analyst Allison Landry Credit Suisse - Analyst Steven Paget FirstEnergy Capital - Analyst Chris Wetherbee Citigroup - Analyst Walter Spracklin RBC Capital Markets - Analyst Alex Vecchio Morgan Stanley - Analyst P R E S E N T A T I O N Operator Good morning. My name is Jessa and I will be your conference operator today. At this time I would like to welcome everyone to Canadian Pacific's conference call today. The slides accompanying today's call are available at www.CPR.ca. (Operator Instructions) I would now like to introduce Nadeem Velani, Vice President, Investor Relations, to begin the conference. Nadeem Velani - Canadian Pacific Railway Limited - VP, IR Good morning and thanks for joining us. I am pleased to have with me here today Hunter Harrison, our Chief Executive Officer; Keith Creel, President and COO; Mark Erceg, EVP and Chief Financial Officer; and joining us today Bill Ackman, CP Director and Founder of Pershing Square Capital Management. Before we begin I want to remind you this presentation contains forward-looking information. The formal remarks will be followed by Q&A. In the interest of time, we would appreciate if you limit your questions to one. It is now my pleasure to introduce our CEO, Hunter Harrison. Hunter Harrison - Canadian Pacific Railway Limited - CEO Thanks, Nadeem, and welcome to everyone. Thanks for joining us. In the interest of time, I am going to limit my initial remarks here. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

What we are going to try to do today is add some clarity to a lot of questions we have had about the enhanced vehicle that we have put together for this transaction, and we have Mark Erceg and Bill Ackman who are going to talk to that. Mark is going to talk more on the technical terms. Bill is going to give us more a perspective from a shareholder perspective. Then I'm going to have some comments at the end that is going to bring you up to speed on where I think this whole transaction is and where it is going. So thanks again for being with us. And with that let me turn it over to Mark. Mark Erceg - Canadian Pacific Railway Limited - EVP & CFO Thank you, Hunter. Last week we talked about the enormous value we are trying to unleash by combining these two great railroads. And as you may recall, we believe that the pre-merger operational improvements and what we are referring to as the post-merger combination synergies, can allow us to capture an incremental $1.8 billion per year for CP and NSC's shareholders. Importantly, the operational improvements, which represent over 70% of the value we have identified, are not contingent upon final STB approval. And as we stated last week, are conservative, given that we really are just looking to bring NSC in line with industry averages over a four-year period, which we are confident we can do. Now in contrast, the combination synergies only become available upon full STB approval, at which time they will also begin to phase in over four years. Then in addition to operational improvements and combination synergies, we see an opportunity for meaningful tax efficiencies, which we believe will result in an effective tax rate below 30% for the combined entity. And we expect to uncover and monetize redundant or underutilized assets along the way, which we have not specifically factored into our analysis. Now last week we also spent time explaining how we think about the relative attractiveness of our offer versus what I will refer to as the NSC standalone case, which is based on NSC's undisturbed share price of $79 per share. Today, because of the offer we made, NSC is currently trading at approximately $91 per share, which coincidentally is what the equity analyst community is saying NSC stock will be worth if NSC's management can actually deliver on the five-year plan they recently cobbled together, which calls for an OR of 65% by 2020 despite having been stuck at 70% for the last decade. Now standing in stark contrast to their undisturbed share price, or, frankly, their current trading price, is the offer we have made of $32.86 in cash and 0.451 shares in a new company, which we will refer to as CPNS, which would provide NSC shareholders with 47% pro forma ownership in that new company. That new company, we believe, would trade on a discounted fair value basis in May of 2016, which is when we expect the trust to close, somewhere between $204 and $237 per share, depending on whether or not the STB ultimately rejects or approves the final transaction. What this means is that between the cash and stock consideration we have already offered NSC shareholders are looking at comparable value between $125 and $140 per share versus their undisturbed value of $79 or their current share price of approximately $91. With that said, and because we are so confident in our ability to drive meaningful pre-merger operational efficiencies and post-merger combination synergies, and we are very confident that the stock market will award the combined company with a forward PE multiple reflective of the enormous value being created, we are increasing the value of our offer to NSC shareholders by as much as $3.4 billion through the addition of a contingent value right, or CVR. For those of you who may not be familiar with a CVR, it is basically the right to receive additional benefits if a specified event occurs in the future. So NSC shareholders will now receive $32.86 in cash; 0.451 shares of stock in CPNS, which will own 100% of CP and NSC; and 0.451 of a CVR, which will have a maximum value of $25. Now in addition, since this will be a highly-liquid instrument with 137 million units outstanding, NSC shareholders will be able to sell their CVRs at or after the transaction closes into trust, which we anticipate could be as early as May 1, 2016. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

The main benefit of a CVR is it protects NSC shareholders on the downside. For example, if CPNS's stock is trading at $175, NSC shareholders would have $33 in cash; they would have 0.451 shares in the new company, which will be worth $79; and 0.451 of a CVR, which will be worth $5, for a total value of $116 per share. And if CPNS's stock is trading at $150 per share, then the total value would be $108 per share made up of $33 of cash; 0.451 in the new company, which would be worth, we believe, $68; and 0.451 of a CVR worth $7. You will recall that before the CVR the estimated total value of the consideration being offered to NSC shareholders was worth somewhere between $125 and $140 per share at the closing of the trust in May of 2016. With the addition of the CVR, we now estimate the total value of the consideration being offered to NSC shareholders to be worth somewhere between $128 and $141 per share, which represents a 61% to 78% effective premium to NSC's unaffected stock price of $79. And we are now also guaranteeing a minimum value of $116 if CPNS trades at $175 and $108 if CPNS trades at $150, which we believe makes our revised proposal considerably more attractive. The alternative of course, in the event NSC shareholders tell us to pack up our bags and go home -- which, by the way, is not what we have been hearing when we speak with them -- is NSC's share price, we believe, would quickly fall back to $79 per share or perhaps lower. Or, in a best case scenario, it might remain at $91 per share if NSC's management can actually deliver against the five-year plan they recently rolled out. Versus those two alternatives, we believe that our offer is very compelling and warrants serious consideration. And so with that let me turn the call over to Bill Ackman who is going to give an investor's perspective next. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Thanks very much, Mark. So what we have tried to do is really simplify things by starting with a picture, and a picture, as they say, is worth 1,000 words. So really the way we think about this transaction is in two phases. There is what we call the management change transaction and in that transaction we are buying control of the NS railroad. We are paying $32.86 in cash. We are giving slightly less than half a share of this new company. We are giving the CVRs, which I'm going to give you some more detail on. And for that we are going to end up in control of the company and we are going to hire Hunter Harrison away from Canadian Pacific. So very similar to the CP proxy contest except the difference in the CP proxy contest is we didn't pay a premium; we didn't pay $33 a share in cash. So if you are an NS shareholder, you can say with the status quo or you can vote in favor of this transaction -- we will call it the management change transaction -- contingent only on the closing into a trust, which Hunter will discuss in a little more detail. We think it's a very, very high probability. And if that happens, shareholders will go from owning NS to owning stock in a new company. That new company will be held 53% by Canadian Pacific shareholders; 47% by NS shareholders, who trade publicly on the New York exchange. CP will be held in trust. Keith Creel will run CP. NS will be held out right. It will be controlled by the Board of CPNS and Hunter will be the CEO of the Company. And this is a transaction -- only thing required, again, is trust approval, which we expect in 60 to 90 days. If the trust is not approved, again it is legal fees that have been extended by both parties, and we think again a very low risk transaction. You get your money, your cash; you get your stock of CPNS; and you get your CVRs May 1 when it closes. The second stage of the transaction we call the merger transaction, and this is the one which I would say is more complicated. It requires a longer STB approval. We still think it is likely to get approved. It is not a certainty that it gets approved. We expect it to be approved on or before December 31. And again, here you see the CPNS initially owned 53% by CP shareholders, 47% by NS shareholders, and there are two paths here. If the STB does not approve the transaction, then the holding company, CPNS, is going to have to separate CP from NS and it will either spin CP to shareholders or spin NS to shareholders. But these will go back to being publicly-traded companies that trade on their respective New York Stock Exchanges and the TSX, in the case of CP. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

They will keep their old ticker symbols and the shares will be held -- if there were no change in the shareholder base, 53% of these shares would be held by the former CP shareholders, 47% by the NS shareholders. Now, obviously, over time there would be lots of movement in the share base, but they would become two separate public companies. So the risk, if you will, if the merger is not approved is you go back to having two separate publicly-traded companies. During this whole period they have been operated entirely separately because CP has been kept in trust and the Board only overseas Hunter running the NS railroad. The other path, the STB approval path, the path we think more likely. The merger closes; you have an integrated company. You see the new ticker symbol, CPNS, traded on the New York Stock Exchange as well as likely the TSX Exchange. So just go back a page, just to review one more time. Management change transaction; all this is about is effectively CP is paying $33 in cash, plus stock in the new company for the right to take control of the NS railroad and put Hunter in as CEO. If shareholders would prefer Hunter as CEO and they prefer a $33 dividend, if you will, a cash payment, then this is a very straightforward transaction for them to approve. And then you get, if you will, an option on the merger transaction. It is not guaranteed to be approved by the STB. It is going to be a process that will take 12 or 15 months for an approval, but it is additional upside and we think it is likely to get done. And, again, Hunter is going to discuss a little bit more about regulatory approvals. So what has happened over the last several weeks, pretty clear that NS does not want to be acquired and what they have done is they have misled the investing public. The way they have misled the investing public is they have characterized our offer and the value of our offer by looking at the current trading price of CP. They multiply that times 0.451, they add the cash, and they say, well, that is only $90 a share so that is grossly inadequate. By the way, that is equal to what NS hopes to achieve under their plan. The problem with this methodology is shareholders are not -- NS shareholders are not getting CP stock. They're getting stuck in, as I showed in the previous slide, a new company, CPNS, that is going to own both CP and NS. And it will be a very different company from CP. Number one, it is going to own 100% of NS, which it will control outright. NS will have a new CEO, Hunter Harrison. It is going to have a lower operating ratio. It is going to have higher growth. It is going to have a new capital structure. It is going to have a little more leverage. It is going to earn higher returns on capital. And we think, because of Hunter, because of the improvements in operations, because of the higher growth, because of the more attractive capital structure, it is going to have higher earnings estimates fairly materially and it is going to trade at a higher multiple because earnings are going to grow much more quickly. We also think investors are going to add some value for the potential of the strategic synergies, which you only get if the ultimate merger takes place. And at that point it will be based on what people believe to be the probability. The confusion I think comes from the fact that CP shareholders are going to get stock also in CPNS on a 1-for-1 ratio. The reason why you wouldn't use today's price for CP is today's price highly discounts the probability of the transaction. And the reason for that is that NS has told everyone, no way; we are not going to do this. And in fact, is doing everything they can -- running down the hall to Congress, putting stories in the media, getting their consultants to say negative things about a transaction. All of these things impair the trading price of CP because people say, well, the deal is not going to happen. As a result, the stock does not reflect any potential for this transaction to take place. Now, as the potential -- the perceived probability of the transaction increases -- and we think we will do some of that today; hopefully, a lot. And I will explain a little bit in detail the offer. We expect CP stock to go up as people say this is more likely to become CPNS stock and it is going to be worth a lot more. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Real simply, my standard here was I have got to be able to explain this deal to my nine-year-old daughter. So $32.86 in cash, that is pretty easy to understand; 0.451 shares of this new company, that is a little more complicated; and then 0.451 shares of the CVR, an instrument that a lot of people may not be familiar with, so I'm going to go into some detail there, and that will get you to a total value per share. Let's talk about timeframe. We expect trust approval and closure of the transaction to take place on May 1. That is when you get your cash, that is when you get your 0.451 shares of CPNS, that is when you get your 0.451 CVRs, and if you are a CP shareholder, you get one share of this new company. The CVRs will trade freely and they are like options. They will be listed on the exchange and they will be worth anywhere between zero and $25 a share. And we will explain how that gets calculated. At the end, October 20 -- think about this as a long-life insurance policy on the trading price -- you will get a payment if the stock price is below $175 a share. So let's go through each piece, including the CVR. Value cash, that is pretty easy. The value of stock, how do we get there? We think the right methodology is basically to go out to 2021. 2021 is the year that we expect the synergies -- I'm sorry, the operational improvements that Hunter is going to execute will be fully executed. That is reflected in this $18.70 per-share earnings. We put a 16 multiple on those earnings and that gets us to a value for the Company as of 2020. What we do then is we discount that share price back to May 1, 2016, at a 9% discount rate. So we are taking that forward value and we are bringing it into the present, and that factor is a 0.679 factor. That gets you to an implied value of $204 a share. What is presumed in these numbers is that Hunter is running the company. Hunter executes his plan, the operational improvements are exercised; there are no merger synergies, just operational improvements. You just -- all you have done here is put in a new CEO, borrow some money, and paid out cash to shareholders. And you also own, of course, CP, which is then run by Keith Creel, and that executes its plan. You get 0.451 shares of this $204 stock and, therefore, the cash consideration is $92. So call it $33 in cash, $92 in stock. If that description was too complicated for you, we figured we would do it a little -- I'm sorry, I screwed up here. This page is -- no, I got it right. This is pre-merger. And then the next page we note the higher earnings estimate is $20.54. This assumes that the STB approves the transaction. You get the tax synergies; you get some of the synergies from the combination, both on the revenue and the cost side. And that takes your earnings to $20.54 versus on the previous page $18.77, so you pick up a nice piece of incremental earnings. We think the company will also trade at a slightly higher multiple. With higher earnings there is more free cash flow conversion and rail stocks tend to trade at multiples of free cash flow. We discount this number back into the present, again at a 9% discount rate, getting you to $237 and you multiply by the same exchange ratio and that gets you to $107. So $107 if the merger is approved and, going back to the previous page, $92 if the merger doesn't happen. In this case, of course, you don't get tax synergies, cost synergies. What ultimately happens is they are separated in a spinoff transaction. Now we have done yet another way to think about it and call it a very simplistic and extremely conservative way to think about it. So what we do here is we just estimate 2017 earnings. I think analysts very easily can replicate the work we have done here and I'm sure they will do so. We say let's assume that we hire Hunter and despite the fact he turned around Illinois Central, despite the fact he turned around Canadian National, despite the fact he turned around Canadian Pacific, he loses his touch and he has no impact on the NS railroad and what is achieved is the current -- what analysts are currently estimating NS will achieve and what analysts are currently estimating what CP will achieve. So we take the current revenues and expenses; the only difference here to get to an earnings number is we are going to pay out this $33 dividend. It is going to have a slightly different debt structure, 4 turns of leverage versus something in the, call it, 2, 2-ish range. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

We have put a 15 to 18 multiple. That gets you to $167 to $200 a share, that same 0.451 exchange ratio. So in this, the Hunter fails scenario, you get $75 to $90 a share of this new CPNS company. Now compare that with NS running with Hunter, so by 2017 you will notice there is only -- we are only assuming by the end of the year that 47% of the synergies -- I'm sorry, of the operational improvements have been realized. That has an impact of up out $1.16 of incremental earnings. We put the same multiple and it gets you the various share prices and then a value of $83 to $100 a share. So again here $75 to $90, $83 to $100. The most reasonable conservative case, of course, is that Hunter is successful, as he usually is. Compare these with the previous page $107, $92; you get similar numbers, slightly lower numbers. Now let's talk about the CVR. The CVR, the basic terms of the CVR are the CVR protects you if the price of CPNS is below $175 a share and it protects you down to a price of $150 a share. The way to think about this is it is like an insurance policy. The insurance policy will be outstanding until October of 2017. The insurance policy begins to protect you at $175. If you remember, we think the stock is worth $204 so there is a nice cushion there. But below $175 you get this dollar-for-dollar protection, and protection goes down to $150 a share. The reason why we stop at $150 is: one, we think it is extremely unlikely the stock drops below this price and, two, the Company is really not in the business of writing a catastrophic insurance policy. That is just too risky for any company. Now this instrument is one that we think many of the long-only traditional shareholders -- and even Pershing Square, ultimately, we will sell this security. The reason why we sell it is because we believe that the stock is going to be worth more than this, so we don't need the insurance. The good news, though, is this will be a very liquid security -- there will be 137 million interest units outstanding -- and this is the kind of security that arbitragers, option traders love. There will be a lot of them outstanding; they will be issued May 1, 2016. How do you think about what this is? Well, options I think people are pretty familiar with. This is equivalent to you are buying a put option that struck at $175 a share and you are selling, or shorting, a put option at $150. So you get the difference between the value of those instruments. And the price that is used for the purpose of determining whether you get paid on the insurance is the price of CPNS between the time it is issued, May of 2016, and the time it expires October 20, 2017. So think about this as a 15-month, 16-month insurance policy; protects you in a downside case and is an insurance policy you can sell. Let's talk about how we value it. Just a few points here. As I mentioned, 137 million of these will be outstanding. We expect them to be lifted on the New York Stock Exchange. These are easily valued by using an option pricing model. Any of the basic models will help you value this instrument. The reason why we picked October 20, 2017, is there will be options that will be lifted with a similar date of expiration and there will be put options likely at $175 and $150. And so at that point in time you will be able to just look at the reference price of those options to help you come up with a value for this instrument. So how do you value it? You value a CVR by subtracting the value of the $150 put from the $175 put. How do you value a put option? We use the Black-Scholes model and we use the following assumptions. The duration is 18 months, that is the term from the May 1 closing of the deal through the option expiration on October 20. The reference price for determining whether you get paid is the last six months of this term, so there is a six-month peered where you look at the trading price to determine whether there is a payout. The reason for a six-month period is to make sure that there is no gamesmanship, if you will, about where that price is. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Volatility, of course, is an important option assumption. We use a 25% volatility. Currently CP is about a 29% vol, NS is about a 27% vol, and the combined company we believe will be about a 25% vol. And there is some detail in the appendix for people interested in options. We assume dividends at $0.02 a quarter, kind of a conservative dividend assumption, but we are actually going to build into these instruments a feature that says regardless of the dividend -- we can assign whatever dividend the Company decides -- it will not affect the value because there will be an adjustment to compensate for any dividends that are paid. What is the value of this instrument? At $125, which happens to be last night's closing price, the CVR is worth $9.53 using these models. Now what does $125 a share mean in terms of valuing of a new company? Well, it is about 10.2 times earnings. The earnings being $12.29 with Hunter running the Company, that is with the operational improvements, or 11 times earnings with -- assuming that no synergies take place. So if Hunter is not successful in turning around the railroad -- and he keeps giving me a stare when I say things like that -- it is again a very, very low valuation. The $11 assumes no improvements in NS versus analyst guidance and assumes CP analyst guidance, so if this thing trades at 11 times unimproved earnings, or $125 a share, the CVR is worth $9.53. If you look at the $204 value, four columns over, this is the no STB approval. This is assuming a 16.6 multiple of -- the expected earnings we expect to achieve at that point in time of $12.29. The CVR, you will notice, is worth only $5.61. And the reason for that, of course, is this is the put spreads and the higher the stock price is the less valuable the put spread. Of course, you would rather have a higher stock price because that means more value for shareholders. And then we show various prices in between. The top end of the CVR range of $175; again, on May 1 this CVR is worth $4.76, even though if the stock closes at $175 by the end of the contract it is worthless, because of the time value of money of the option. So what is the total value of the offer? You get $32.86 in cash. You get 0.451 shares of this new company, CPNS. We have given you a couple of different ways to think about that value. And we are giving you this CVR, or a put spread, to protect the value of your shares. Let's add them up. If you take last night's closing price -- which again the stock price reflects a low probability of the deal happening, all the negative things that NS has said, many months away from the transaction, six months away from the transaction being closed -- the deal that we have just offered, CVR at $9.53, is worth $98.77. That happens to be a 25% premium to the $79.14 unaffected price. So if CP stock, which will become CPNS, doesn't increase, even though we've now -- the trust has been approved, Hunter has been installed as CEO, it is still going to trade at 10 times earnings, which again we think is an extremely remote scenario, you are still getting a 25% premium. If you take $150 a share, this is again a very -- going back to the previous page, two pages back, this is, call it, 12 times earnings with Hunter running the Company. Again, a very conservative multiple. The CVR at that point in time is worth $7.24 and the cash and stock together gets you to $107.75, or a 36% premium. Go on what we expect the stock to trade at the STB -- assuming the STB does not approve the transaction, and shareholders are just making the assumption it doesn't happen, it is just a management change transaction. The total value of the cash, the equity, plus the CVR, which is only worth about $2.50 because the stock then is trading at $204 on May 1, the total value is 61%. Again, I see there -- on the bottom of the page you can see the multiples, so pick your multiple of 2017 earnings -- 12, 14, 16, or 19. At 14 times earnings this deal is a 47% premium to the unaffected price, so again a massive premium. I don't understand how someone could say this is grossly inadequate unless they are attempting to mislead the shareholders of NS. So how do we think about this? Why is CP willing to introduce the CVR? Number one, CP believes that the market will value this company the way it is run by Hunter at a meaningfully higher price, and that the CVR ultimately will require no payout by CP. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

So it is a way to put your money where your mouth is and give shareholders an insurance policy, give shareholders something of value that they can sell immediately. It's the equivalent of a $9.50 increase in cash to the bid. And it will be very liquid and easy to value. And I encourage everyone who is not familiar with options or CVRs just to ask their option desk or call. I would expect the analysts to put out their own calculations, but you will find the Company's bankers and we came to a number within pennies in terms of estimating the CVR. So where will the money come from in the event we are wrong and the stock market crashes in the middle of the period where the payment is due at the end and the stock is trading at this very, very low valuation? Well, that means that CP has to come up with as much as $3.4 billion. The good news is the payment is owed in October 20 -- October 25, 2017. That $3.4 billion will take the leverage at that time from 2.8 turns to 3.2 turns. The company will remain a solidly investment-grade company in that circumstance. Based on our estimates for the value of CPNS using various methodologies -- and we encourage analyst to come up with their own numbers, their own multiples -- the revised offer now is 61% to 78% premium using, I think, quite reasonable assumptions. With that I'm going to turn it back to Hunter. Hunter Harrison - Canadian Pacific Railway Limited - CEO Bill, thanks very much. Mark, that was very informative. You have convinced a nine-year-old daughter and an operating chief that this CVR is the right vehicle. I think it is important right now that we -- that maybe we step back and take a look at what has transpired so far in this exercise. I guess, number one, it has turned where I hoped it wouldn't turn and so I think to review what has taken place, for some of you, would be helpful. Let me start with the first thing that kicked some of this off and that was the potential meeting that we had with CSX. People said, well, why did you pursue this? Well, we really pursued it because of a lot of you on this call said to us there was great opportunity to create shareholder value. If we could take our operating metrics and lay over some other railroads that there was a lot of value creation there. And we took a look at those numbers and everyone was right. We had moved to a point where both -- I think most people would recognize that the two top railroads in North America now are both Canadian, one being Canadian National, one being Canadian Pacific. And there is probably some reason for that. Let me just put it this way: We got a signal from the Board in Jacksonville that maybe we should visit and talk. And so we did. We visited for about two hours. I am not sure why we went there -- or actually we met in New York -- because their view was -- at least their CEO's view. And I don't think I am putting words in his mouth, I think he said this publicly. Is that clearly this trust structure and regulatory hurdles could not be gotten over, so why worry about it? We never talked about value creation; we never talked about impact on the shareholder, because there was different views. CSX, clearly, was of the view that there was no way this transaction could be approved or a trust structure. Now, contrary to that today, as I understand it, and you can ask them better than me, they have effectively put their self in play. And for the right price they would contemplate a deal. Now, I don't know what has happened to the trust hurdles and the regulatory, but they had potentially decided to get over them. But we clearly saw quickly that that was not going to work, and so we turned and did some analysis on Norfolk Southern at that time. The value creation and potential was even greater there and we were very excited about that. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

So what happened? Well, I can't tell you; we are still investigating it, but there was some leaks and rumors got out that we were looking at Norfolk Southern. I immediately that weekend picked up the phone and called Mr. Squires and told him what had transpired, what we knew. He brought to my attention that they already had heard earlier in the week, so it was no big surprise. But I said, you know, what do you think about sitting down and exploring this? And he agreed. I told him that the Board has had a great deal of discussion about making a formal proposal in the form of a letter document to send to them. At his request he said please don't send the letter. That will put us in more of an adversarial position and it is not the right type of environment to be negotiating a deal. So I was able to convince our Board that that was not the thing to do; let me visit with Mr. Squires. He said to me that he would like to bring four or five of his lieutenants and I could do the same, because there was some of these issues that, very candidly, he wasn't that familiar with. But before that meeting transpired he called and said he wanted to do it just one on one, so I invited him to my farm. He came out and we visited about the potential of the transaction and he said, effectively, could you go through some of the scenarios you have in mind? And I went through a lot of them. One of the first ones was to say, you are welcome to be part of this team and to run one of these railroads. And he made it very clear to me; he said this is not about social issues, this is about creating shareholder value. So we started down that road and I guess immediately got cut off at the pass. There was not the response that we expected and we didn't hear anything for a while. Then we finally sent a formal proposal. Up till this time, with the exception of the meeting with Mr. Squires and I, their Board has refused to meet. They asked me what the plan was and I said, you know, we wanted to come here and not be so presumptuous that we had all the answers; to listen from your input, your concerns, and your thoughts. But that didn't work for us. Then, as we go through the process and kind of what I will describe as the street fight environment I started -- I hate to tell you that is the way I grew up as a street fighter, but if this is going to be a street fight, so be it. I look up next and NS has brought onboard two hired guns I will refer to them, Mr. Nottingham and Mr. Mulvey, who are now advising Norfolk Southern. I am assuming for a price and you can ask them that, but I think they are getting some bad advice. They have come out with a so-called white paper that said nothing could be worse than this transaction effectively; that it will not pass the mustard of, first of all, a trust. I would like you to listen to this closely, those of you that have been concerned about the trust approval. Since the Staggers Act of November 1980 there has been 144 requests of the Surface Transportation Board for a trust; 144 of them have been approved. So the odds are pretty good, at 144 to zero, that we could get a trust structure approved. Now this is almost an exact model of what we saw at CN IC. We put the company in trust. I went to Montreal; there was never an issue raised about the trust. We got over the regulatory hurdles. There were virtually no issues there and the transaction was approved early, where the STB gave up some oversight as a result of how we had implemented the transition. Now I understand, as I read today, that the two hired guns, who by the way aren't very good marksman either way, who are typical people that have been inside the Beltway too long. We wonder why the public has lost confidence and this is a good example. I think you will find, and you can ask him -- don't rely on me -- that Mr. Nottingham, for an example, has made a lot of other comments on the other side of the transaction advocating single line haul. So I think we have not gotten anywhere there. Mr. Squires has said the price doesn't matter. So we are certainly not talking to them about the price because it doesn't matter and they won't meet with us, which makes it very difficult to do a transaction and to be able to create shareholder value. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

From a regulatory approval standpoint, I have been in this business a long time and I have seen every merger come and go for about 45 years now, plus. And everything that I know of that the shippers have ever requested or asked for that the railroads have fought, we have been willing to put in our proposal. Whether it is bottleneck -- we have never supported bottleneck. Have we been outliers there? Yes, we have been outliers, but that is our view. Have we supported paper barriers? No. Has access scared us? No. And the access that we are advocating is what we call a modified control access in internal areas. We have had some dialogue with the shipping public, very positive feedback at this point. Next week I believe it is our staff will be meeting with a lot of the shipper advocacy groups in Washington. This is starting -- and it appeared that this was grinding towards the end, but then we wake up two days ago and now Burlington Northern has kind of thrown their oar in the water. Why would they enter the fray? If this can't be approved -- if you can't get a trust structure approved and you can't get regulatory approval, why would they care? It appears to me that someone has given some advice, this thing could be approved. Someone has done some research on a trust to find out that, in spite of the fact that certain people say it can't be approved, 144 times out of 144 it has been approved. So I think there is some reason that our friends at Burlington Northern are a little bit concerned about the transaction and what it might bring. I don't know why they are worried about down-the-road effects if it can't be approved. So we did this, as I started off with, for shareholder value creation. But (technical difficulty) NS shareholder, as far as whether we are going to get approval and proceed and create all the appropriate positive things that the transaction can bring. We have heard very little substance of why the transaction would be bad, with the exception of questioning my integrity which I take good exception to, but I will handle that myself. So I thought that this might add a little context to where this whole transaction stands today. And all I can tell you, in my view the clock is ticking and it is ticking down, and it is time for us to take some action here if we are going to see this transaction through. So with those remarks, which I will probably read about in the paper in a few minutes or in the morning, Jesse, we will be happy to take calls from the audience. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Fadi Chamoun, BMO Capital Markets. Fadi Chamoun - BMO Capital Markets - Analyst Good morning. I'm going to take a wild guess here; NS will probably reject this enhanced offer. So I mean this looks like it did on the last call in terms of the offer, that it is going to go most likely the proxy route. So first, how does this process move forward? Is there an avenue to call for a vote before the AGM, if you can sort of give us your thought on that? Secondly, why did you feel that this CVR structure is necessary? Did you have feedback from shareholders of finance probably on the prior offer, which seemed --? The prior offer seemed pretty good to begin with. Why did you feel like you have to enhance the offer with this CVR structure? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited I will give the shareholder perspective. What is interesting about the CVR is it gives very significant value to shareholders, unless we are right. What I mean by that is: If we are right and that stock trades at $200 and above, this CVR isn't worth very much. What we're trying to do is get to the world and the shareholders and the company and the Board as fiduciaries for shareholders to focus on what the transaction is about. The transaction is about what is the value of the combined company; what is it worth? And the CVR is a way of calling the question. Canadian Pacific is basically putting down $3.4 billion of chips on the table and saying we are willing to bet $3.4 billion that this stock is above $175 a share. And at $175 a share, if you go to the little chart that is up on the webcast, deal is worth $116.55. We think it is more than that, but this is a 47% premium and we are betting $3.4 billion that we are right on that number. We are not betting that money recklessly. If we have to pay that money, we have got the resources and the financial commitment in order to do so. But I think what this does is it really focuses the world on what the new company is worth and the cost ultimately to CP, we think, is going to be zero. It is a way to deliver meaningfully more value to shareholders at very small cost to CP, so it was a modification that Hunter was willing to agree to and I think it is one that benefits shareholders. It is, I think, a helpful device to get people to focus on what this transaction is about. One thing I think you can do, and really all o the analysts can do here, is: What is CPNS worth? Don't take our word for it. You guys are good analysts; combine these two companies, look at what you think the synergies are. Haircut them or add to them if you think it is appropriate, and tell the shareholders what they can own come May 1, 2016. They're going to get $33 of cash, they are going to get 0.451 shares of that company, and they are going to get an insurance policy that I think are worthless. And what I mean by that is I think we are never going to have to pay out on that insurance policy. If you are a smart investor and you believe the same, well, you can sell that insurance policy the day the deal closes to an option trader who doesn't really care about what the stock is worth, but who can make money trading around this little instrument. So it's kind of a way where everyone wins. Let me make one more point about fiduciary duty, because I think that has been a bit ignored here. What has happened so far is we put out our additional offer and it was rejected, and I have said in the last conference call that I thought it was appropriate for the first offer to be rejected because there were contingencies. People had to wait for their money. But we went back to the well, we did some work and we figured out how to do a transaction that required only a trust approval where people could get their cash and their stock on May 1. That is a very different deal; it is a massive improvement in the transaction. That transaction was rejected before we even explained it. In fact, Chip Nottingham, who wrote this white paper saying this deal could never happen, assumed we were going to put NS in trust for the purposes of analysis as opposed to CP. And if you want to get a sense of how these consultant reports are, literally, paid for, we dug up a transcript of a call that Chip Nottingham did with a Wall Street analytical firm. This was done in October 2014 and the context was the CP CSX transaction. At that point Chip wasn't working for anyone. He was actually being paid to give his independent advice as to whether a transaction like CP CSX could get approved. And here is what he said; I will read to you from that transcript. He said if CP and CSX were to merge it would create a scenario where you could have a third major competitor in that market -- again, here is referring to the Bakken volumes moving to the East Coast -- that would actually be able to seamlessly, with no handoffs and no handovers, avoid the Chicago bottleneck, which is a notorious delay point in shipping from East to West and West to East. The CP CSX network would be able to bypass Chicago, but also be able to do so with one carrier movement across the country from Pacific Northwest to the East Coast for oil and gas exploration areas back and forth. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Clearly, if you are just focused on the energy sector it is a merger that has some attractive points to it. I will point out that the two railroads involved don't have much overlap in track currently, and that is a plus if you are looking at getting a merger approved. Very few, if any, rail customers who are currently served by both CP and CSX would face going from a two-carrier scenario to a one-carrier scenario. The resulting merger would create a large rail carrier, but that large rail carrier would not be significantly bigger than the Union Pacific or the BNSF, so it would not create a dominant industry titan, but arguably add a third very large player to the two that already exist in UP and BNSF. The most interesting thing about Chip's statement that he made when he was not being paid by NS, but paid for his independent advice, is that if you replace CSX with NS in this paragraph, you get to what we have been saying all along. Fadi Chamoun - BMO Capital Markets - Analyst Okay. And on how this process moves forward from here, assuming you have to go the proxy route? Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Sure. I will cover that, and if Paul Guthrie wants to add or Hunter or whomever. The Company has an annual meeting. Proxies need to be submitted for that annual meeting by February 14, at which point shareholders could put a resolution saying the Board of NS should engage and see if they can negotiate a transaction. The simplest way for a shareholder to put pressure on the board of NS is to have a shareholder resolution that says, up or down, shareholders should -- the Board should engage with Canadian Pacific and see if a deal that can be negotiated that is attractive. Simplest, easiest way to put pressure on the Board. And by the way, I think shareholders would overwhelmingly approve that resolution. Two, the more aggressive way, of course, is for a shareholder to propose a replacement slate of directors and that would be voted upon by the annual meeting which would take place typically in mid-May. The company has an ability to delay the meeting a couple of months, but companies that generally delayed meetings to prevent their shareholders from voting, boards get thrown out for doing things like that. So I think this would get resolved by May. There is a special meeting provision, but in light of the time frames I think the annual meeting is the most likely timeframe, and the simplest one, for getting a transaction done from a proxy perspective. Fadi Chamoun - BMO Capital Markets - Analyst Okay. Hunter Harrison - Canadian Pacific Railway Limited - CEO Fadi, I would only add to that at this point I think that -- I am hopeful that, and have not given up, on the ability to sit down still with the Norfolk Southern folks and hammer out a deal, or at least explore it, that is in both our shareholders' interests. I just don't understand the rationale of saying we won't talk. Now there is a company that says they are going to be at 65% by 2020, which hadn't been able to do it the last 10 years. Has had a lot of turnover and loss at the top and I, very frankly -- that is more your folks' job than mine -- I, very frankly, don't see how they are going to get there from here. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

And people forget something, once this jockeying that we are talking about is resolved in some manner, we got to run railroads. We got to serve customers. We got to serve shareholders and people are losing side of that. This is not the end game here, this is the beginning. So I would just leave those thoughts with you. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Actually one point I wanted to make relating to your question. If you are on the board of NS, and CP makes the offer it just made; the offer is contingent only on a trust. You have heard from Hunter that 144 out of 144 trust transactions have been approved by the STB since the Staggers Act was put in place in 1980. You have to be pretty confident that this thing can get approved. The offer is $33 in cash. It is stock in a new company that, on a very conservative basis, is worth 50% with the cash more than the unaffected price of the stock. That a railroad executive that has the best record in the history of railroading who is prepared to step in immediately and run the company. And CP has sweeten the offer with an instrument that gives people an insurance policy if the stock price drops, which we now at October 20, 2017, a 15-, 16-month insurance policy. Now, if I am on this Board of Directors, what I would do is I would say, you know what, we shouldn't just have our PR team issue a press release before the Board has even considered the transaction. In fact, the CEO shouldn't be authorized to issue a press release before the Board -- the Board should issue a press release saying we have received the offer. We will study it carefully. We will have our advisors at Morgan Stanley and Bank of America do some analysis. We will ask questions of CP to the extent there is anything that we don't understand. We will deliberate carefully; we will observe our duty of care. We will focus on what is the best interest of our shareholders and our other constituencies, and then we will be responsive. And if it makes sense to sit down, they will sit down with us. That is what an appropriate Board of Directors acting consistent with their fiduciary duty would do, and if I were a member or a shareholder of NS, I would insist upon it. And if the Board instead issues a one-page letter saying the transaction grossly undervalues the company, meanwhile the stock is stuck at $79 a share and a 70% OR, then what I would do is I would throw out at Board of Directors at the next annual meeting. What happened to the Board of CP is we had the exact same thing take place. We have the Board say, you know what, we don't believe you; you are wrong. We've got a better plan. And we said, no, we have got the greatest railroad executive of all time. He has got an incredible track record. And they said, you know what, we won't even meet with him. One thing I encourage you to do, if you want to get a sense of how this thing plays out, we left on the web the CP Rising website, CPrising.ca, and we have a video transcript of the town hall that we did explaining the transaction. It is the same movie all over again. Here they have Chip Nottingham on a made-as-instructed report and in that case they had [Oliver Wyman] who said it was impossible for Hunter to achieve the results that he said he would achieve. Look, we don't want to go the route of throwing out the Board of Directors. What we want to do is sit down with sensible people, see that there is some value here, a deal can be struck; get something signed up as a Christmas present to the shareholders of both companies. And then push forward and get a trust approved, put Hunter in as CEO, and work real hard to make this one of the greatest railroads in North America. Operator Brandon Oglenski, Barclays. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Brandon Oglenski - Barclays Capital - Analyst Good morning, everyone, and thanks for taking my question. I guess can you guys talk up out the confidence level you have that a trust could be approved with Hunter moving over to Norfolk? Because I think that might be a sticking point. Is there a possibility that STB can say, okay, we don't mind the trust but the management change goes above and beyond the independency of running these railroads separately? Is that a risk or a concern if I am a Norfolk holder? Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Sure. I think we can answer that very simply. If tomorrow we let Hunter out of his employment contract, Hunter is an American, he is a free agent. And if Hunter sold his stock in CPN and gave up his pension in CP, any railroad in North America or, frankly, Australia could hire Hunter to go work for them. The STB has no authority over one employee going from one company to another. Now if Hunter had some secret side deal with Canadian Pacific, where he is going to violate the law -- once Hunter sells his stock in CP, once he walks away from his pension and he goes over to NS and he gets a chunk of stock options in NS and he gets a pension from NS, he is going to do exactly the same thing he did when he left CN and he went to CP. He is going to do everything he can to make NS the best railroad in North America. And what I can tell you is this guy is fiercely competitive. He has been fiercely competitive against the railroad he used to run and he is going to be fiercely competitive against the railroad that he used to run in this case. Hunter, do you have a point of view? Hunter Harrison - Canadian Pacific Railway Limited - CEO I would -- number one, it questions my integrity, which I honor greatly. Number two, I would refer you to the CN Illinois Central. I was CEO at Illinois Central. We put Illinois Central in trust. I went to Canada to be the number two operator -- operating chief to run the railroad, because we felt like that was the most value creation. Now, there were a lot of things that went on at Illinois Central after I left that I didn't, frankly, like, there wasn't anything I could do about it. I knew what the law was, I knew what the regs were, and we dealt with it. The trustee was down there doing his job. Why would I jeopardize a transaction like this and my integrity to violate this --? How are you going to take a railroad this size and violate the law and not be caught? It is impossible. I mean, nobody has brought that up in 144 cases. I don't know if I have got a wanted poster or what. It just doesn't make any sense. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited The fact that Hunter is a legendary CEO has no bearing on the fact that once he sells his stock in CP and gives up his pension and moves over to NS he is only going to be NS's CEO. Why would he jeopardize the reputation he has built over the course of a 50-year career for what? As we pointed out, the vast majority of the value here is created just with the management change. Hunter Harrison - Canadian Pacific Railway Limited - CEO The other thing I would add is this -- and as you go along the way this is not as important -- but when you do this in a trust structure, to Bill's term earlier, you become a free agent. And if the transaction is not approved, guess where you are? You are in the street. You have no job, no affiliation. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

And you don't take that risk unless you think you can produce and the transaction can be approved and the trust can be approved and you can follow the law. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited And lastly, once Hunter leaves CP and goes to NS, if the transaction is not approved, Hunter is still the CEO of NS. He is not going back to CP, he is done. Next question. Operator David Vernon, Bernstein. David Vernon - Bernstein - Analyst Good morning. Just maybe a process question or maybe if you could just highlight why you might not be able to go to the STB right now and just lay this out and say this is what you want to do and maybe have them opine on whether they think the trust structure would be amenable. I think that might actually make this issue go away. I'm just wondering if there is a reason why you can't go to the STB and ask for some type of approval or ruling on the ability to put CP in trust, create the holding company and then either tender or go through a proxy battle for the shareholder approval to do the merger. Paul Guthrie - Canadian Pacific Railway Limited - Special Counsel to the CEO It is Paul Guthrie responding to this. As we have explained several times and was explained again this morning, the law in this area is perfectly clear. There is no doubt about this; this is simply an attempt that we heard yesterday from Norfolk Southern's advisor to further have an excuse to avoid dealing with us face to face. If they have legal concerns, they can address them face to face with us. There is no need to go to the STB, as I say, the law is perfectly clear. When we go to the STB, we will go to the STB with confidence that we will get a decision, an impartial decision made by the present members of the STB rather than formal members, and it will be in our favor. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited The STB is not going to give you a pretend answer. When you are in a position to apply for a trust, you apply for a trust. They evaluate it and they give you an answer. They are not in the business of speculating on potential transactions. They are in the business of -- when there is an application made they are going to do their job. Operator Scott Group, Wolfe Research. Scott Group - Wolfe Research - Analyst Thanks. Morning, Hunter. Curious what some of the -- if you are considering any other alternatives besides a proxy. At some point do you consider going back to CSX and seeing if they might be interested, given some of the management changes they have had. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

You have got BN talking like they would be open to a possible deal, so now you have got two rails out of -- now two rails that might be interested in a deal. Could a deal with BNSF make sense? Just how you are thinking about maybe other options or are you just kind of steadfast and focused just on NS? Hunter Harrison - Canadian Pacific Railway Limited - CEO We are focused right here. Look, we looked at the other alternatives. And as I have shared with you, I don't know what their positions are because they talk out of both sides of their mouth. I said in the interview the other day: If somebody wants to talk to me, my phone is on the hook. Just pick up the phone and call. You don't have to put some wire in the paper, talk to me. I learned a long time ago never to say never, but our focus right now is this transaction. It is one step at a time and we will see what happens. Scott Group - Wolfe Research - Analyst Do you think your approach can work with a Western US rail? Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes. I mean, well, look, from a legal standpoint, certainly. Now, from a business standpoint is that it is practical and much larger, and I don't know that they are looking for a partner and so forth. But from a legal standpoint there would be end-to-end, a couple of places a little more overlap. But everybody is speculating; I have a great deal of confidence in the Service Transportation Board. As Paul said, the law is the law. This is not a political exercise, this is a legal exercise. Are we doing what is required, enhancing competition and doing the things required? And the answer is, yes. We have always said if it is in the interest of the shareholder, we'd take it under advisement. So if somebody calls, we will talk to them. Maybe you know something we don't. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Interesting thing to think about; imagine for a moment you are a shareholder of NS and the Board is behaving and the management behaving the way they are behaving. And that leads CSX, which might have had a change of heart about a transaction, to call up Hunter and then we negotiate a deal with CSX and we announce that at Christmas or January or whatever. How are you going to feel as an NS shareholder now, when you could have done a transaction with CP, you could have had Hunter as your CEO, and because of the way your Board screwed around -- not even considering a transaction, not even meeting, not even studying, not even having your advisors look at a transaction --? They rejected the last deal within 15 minutes of the press release where we put out the proposal. That is not consistent with fiduciary duty. I think the Board of NS would have some explaining to do and might have some significant liability in a circumstance like that. Scott Group - Wolfe Research - Analyst All right. Thank you, guys. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Operator Tom Wadewitz, UBS. Tom Wadewitz - UBS - Analyst Good morning and thanks for all the perspective on the new structure and so forth. Hunter, I think my questions are really for you. When we look at the CP analogy and the proxy fight and what you did at CP, you did have the ability to bring in a lot of your team that were former CN or people from the industry. And I think that is more powerful if you have some of your team to work with as opposed to just yourself, right? So is that a significant -- do you say, hey, it is kind of tough if I go to NS and I'm trying to drive all of these changes and I am really the only guy there putting this through? Obviously you have a very, very strong track record historically. But how do we think about that? Then I guess, I don't know if this is related or not, but the resistance of the US rails I think relates to their concern about access provision. And I wonder if you could compare the access in Canada with reciprocal switching. Is that a lot different than what you are looking to do in the US? If the systems run a lot different, then maybe that is a way of saying, well, the risk isn't that bad from the access. So I guess those two topics. Appreciate it. Hunter Harrison - Canadian Pacific Railway Limited - CEO The first, the personnel, Tom, and I'm just thinking out loud here, but it is not like I have recruited a whole lot of people from the past and brought over to CP. Most of them that have come from other rails, mostly our friends at [Burns and Northern], have not been members of my team in the past. Now Keith obviously was. He was the big fish and we landed the big one. But you know, I have said all along from day one, and I said this day one to Mr. Squires, this is not -- I am not trying to go to Norfolk Southern to scorch the Earth or anything. I'm looking for good athletes, good railroaders, and I am sure that organization is full of them. I think, my view from the outside looking in here, is they need a little different leadership and maybe different strategies. It is not that there is not the athletes there. I am not dependent upon that I have got to go get whoever to make this thing work. If I have got any strengths, I know this business a little bit, I'm not a bad leader, and I am a pretty good coach/mentor and maybe that is what is needed the most. There is plenty of people there, I think. There is plenty of talent there. Maybe the bowl needs to be just mixed a little bit. That is why the first thing I did was to say to Mr. Squires, do you want to be part of this team? I'm not saying I am picking it, but would your -- and that is when I got the other response. So the personnel is fine. The reciprocal switching and the interswitching in Canada are totally different. Interswitching, or reciprocal switching in the US, effectively went away with the Staggers Act. What was overnight a $75 reciprocal switch, turned into an over market of $600 or $700. It was not governed by some mileage, like the Canadian. It is a direct radius from. It made no sense how you drew the map and so that is why -- if you looked at the core or the inner-city as the measuring point from, there might be an industry 10 miles from there that was not open to switching and there might be one 50 miles away that was. Each individual railroad negotiated with customers as they located on whether they were open or closed to reciprocal switching. So it is a totally different model and in Canada, right now, it is not used very much. I would say that the main factor is that it is a safety net that is at the shipper's disposal if they so desire. It would be much more in play in the US. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

And so all we are saying is this, if we are serving a customer and we are the only game in town, we are the only one that can physically reach them and they feel like we are not doing the job, their decision -- not ours, not some arbitrary. They have the right to bring in brand C and let them service the customer. If we do our job from a service standpoint, do what we say we are going to do with a competitive price, we will be fine. And that is the way competition ought to be. If we don't do our job, we are not looking for some artificial protection. And that is what I think, with due respect, some of the other carriers are looking for. So you are really apples and oranges with interswitching and reciprocal switching and what we are proposing with modified access. Tom Wadewitz - UBS - Analyst So is it fair though then to say that there would be more revenue at risk? You can handle it, you run the railroad a certain way and I understand that, but for another carrier that would have concern, if these rules were applied, there would be some significant revenue at risk in the US (multiple speakers)? Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes. If they don't do the job, it ought to be at risk. I mean that is what the act says: to enhance competition. Not guarantee some carrier that whether they do the job or not they are going to have the business. That is not enhancement of competition. What they don't want, they don't want to go back to the Service Transportation Board and have to justify the enhanced positions. They like it the way they got it. That is just fact. And if you don't believe that, ask them. Tom Wadewitz - UBS - Analyst That all makes sense. I appreciate the explanation, Hunter. Thanks for the time. Operator Allison Landry, Credit Suisse. Allison Landry - Credit Suisse - Analyst Good morning, thanks. In the white paper you published yesterday in the first point it was stated that the denial of trust would restrict shareholders' ability to realize the full value of their investment and that intrusive regulatory action would deviate from past precedent. Could you clarify that statement? Because it seems to suggest that the STB would also consider the interest of shareholders, which seems to be inconsistent with the public interest and premature control statutes. Hunter Harrison - Canadian Pacific Railway Limited - CEO To that part, Allison, let me comment and maybe the legal guys. But I would say shareholders are part of the public and there is nothing wrong with serving the shareholders' interest. If the shareholders don't want to invest in a rail system, I don't know where the capital is going to come from. We are going to be in a hell of a shape in this country. 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Allison Landry - Credit Suisse - Analyst Okay. And then as a follow-up, NS brought this up last evening, do you plan on seeking a declaratory order from the STB to confirm that the voting trust structure which places CT as opposed to --? Hunter Harrison - Canadian Pacific Railway Limited - CEO No, no. That was what Paul was talking to. Look, we are not asking for any special treatment. There is a process in the law that says here is what you do. And the first thing that would happen if we went to look for a declaratory judgment here, they would say you are getting special treatment. Nobody else has ever applied for this. We are willing to submit our application and play by the rules, and whatever they say we will deal with. That is fine. That is just grasping when they don't have anything else to grasp for. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Why don't you ask NS why this trust won't be approved when the last 144 have been approved? I think that is a good question for them. If there answer is because Hunter Harrison is CEO of Canadian Pacific, then that is not a particularly good answer. Allison Landry - Credit Suisse - Analyst Understood. Thank you. Operator Steven Paget, FirstEnergy. Steven Paget - FirstEnergy Capital - Analyst Thank you and good morning. Mr. Harrison, forgive me, but I would like to ask about your health as shareholders will be relying on you, and you alone, to fix NS. If the trust is approved are you ready to clean out the leadership and fix the Company? Hunter Harrison - Canadian Pacific Railway Limited - CEO Clean out the leadership, what does that mean? Steven Paget - FirstEnergy Capital - Analyst Make leadership changes. Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes, I mean I am ready to make whatever changes needed to be made but, look, if you go back and look at my history over time, I am old because I like to play with the hand I am dealt. But if there need to be changes made, I am certainly not averse to making changes as some would tell you that are on the street. They don't want change then they got a problem. 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

To my health, I think you knew that I had a little setback and had some lower extremity surgery and I had a bout with pneumonia. I have overcome most of that and there were some questions raised and my doctors furnished to the Board and others that I am willing to go and I'm ready to work. It is the best thing for me. We might see about my health if they call me a liar one more time. Steven Paget - FirstEnergy Capital - Analyst Thank you. That answers my question and that is my one. Hunter Harrison - Canadian Pacific Railway Limited - CEO Thank you. Operator Chris Wetherbee, Citi. Chris Wetherbee - Citigroup - Analyst Thanks, guys, for taking the question. Was just curious to get your take on how you view the BNSF comments from last week from a competitive standpoint. Do you view that as sort of a bit of a backstop competitive offer, just given the sense of how you think about the landscape in terms of your approach to NS specifically? Hunter Harrison - Canadian Pacific Railway Limited - CEO Look, let me give you my opinion. I don't know, number one, for sure. I think they are trying to muddy the water. They would like to have a status quo and I think they have got some advice that, look, they are going to probably pull this off and what does that mean to us. And so as I said the other day, look, if our deals don't work and somebody else does a merger -- I am for mergers, I'm not going to oppose it. So I just think they are, once again, as I said I think yesterday -- these interviews start to run together. Matt said in October 2014, I think, that the single line haul was the gold standard. I don't disagree with him, but now that somebody is about to get a single line haul the standards are changing. I just think that he looked at it that it didn't cost anything to throw some mud in the water and it doesn't concern me at all. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Maybe I could just give some perspective, because I know Mr. Buffett pretty well and I know Berkshire Hathaway pretty well. If you look at our deal, we are proposing to put CP in trust for Hunter to go run NS, where the vast majority of the value creation takes place during the operating turnaround. How can Berkshire put in a competitive -- how can BNSF put in a competitive offer to that? Is Buffett going to agree to put BNSF into trust? Who is going to leave BNSF to go run NS waiting for an approval? I can't see Mr. Buffett doing that. The only currency they have to offer is cash, because BNSF is a private company. Mr. Buffett has plenty of cash, but he is not known for overpaying. And I think shareholders -- the way you get to the big values here come from owning the combined company and participating in the value creation over the next several years. That is not something you can get in a BNSF transaction. 21 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

So I just think it is not -- it doesn't make sense. Could they propose a transaction that is subject to a merger approval, where shareholders have to wait two years for the money and they may or may not get it? I think they could; I don't think that would be competitive with our transaction, so I just don't see how they can be competitive here. Chris Wetherbee - Citigroup - Analyst That is great, that makes sense. Thanks very much for the time, guys. Appreciate it. Operator Walter Spracklin, RBC. Walter Spracklin - RBC Capital Markets - Analyst Thanks very much. Good morning, everyone. Thanks for taking my question. I guess -- and maybe this is more for Bill. You have done some pretty good explanation and description of, to the Norfolk Southern shareholder, how the additional items that you have added to this bid have provided additional each time more and more downside risk protection for the Norfolk Southern shareholder. Could you -- there might be some concern that what you are giving away on the downside to the Norfolk Southern shareholder is at the expense of a CP shareholder. Perhaps you could give us a little bit of a look into what the scenario, if a trust is approved but a merger is not, what CP would look like post the disgorgement of a Norfolk Southern? Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited It's going to look just as we've described it here. We've not changing the amount of cash we're offering shareholders upfront. We are not changing the exchange ratio. What we are giving is an insurance policy that if CP stock is below -- not CP, CPNS stock, the new company. In October of 2017, on that last six months of this period that determines whether a payment is made, if that stock is below $175 a share -- again, this is not --. We value the Company in May of this year at $204 a share and payment is only made if the stock is below $175, 15 months later after Hunter has been in there turning around the railroad. So we think the probability of the payment being made is extremely small from CP's perspective, but if it had to be made this is still a good deal for CP shareholders. That is really how we think about it. Let me just be clear about disgorgement, because disgorgement sounds like a horrible, complicated, messy, ugly thing. If you go back to -- I'm going to flip back to the little slide at the very beginning. You start with the entities being put in trust. Hunter being put in as CEO of NS. NS is owned and controlled by the CPNS hold co. Full Board overseeing the turnaround of that railroad, Hunter Harrison in place. You have got Keith Creel running CP. CP is running very well. Keith is our designee CEO; Hunter has only got a year and a half left on his contract anyway, so we are obviously preparing for that business to be run without Hunter. And actually originally Hunter -- we extended him an extra year because he had more fight in him. As you have heard, he has got a lot more fight in him. 22 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

But what happens is, you flip to page 4, it doesn't get approved we've got two years to separate the two companies. What that is really -- we could do it more quickly if we wanted to. It's just filing a document with the SEC, a typical spinoff document. The railroads have been run completely independently and they have to be. In some ways, it is the easiest spinoff you could ever do. Most spinoffs are done where you have got a business that is embedded in a corporation. Then they have got to separate it and do all the complicated accounting to separate the two and then they spin them off to shareholders. And it takes a long time. Here you could put together the spinoff prospectus and then six months after the trust -- the merger was not approved, you get two new stock certificates in the mail, one for CP and one for NS, and you're done. Walter Spracklin - RBC Capital Markets - Analyst I guess where I am going is that -- Norfolk Southern went in at a premium and had a significant cash payout to Norfolk Southern shareholders at the beginning. Your estimation is that the Norfolk Southern in this spinout would be equal to that cash payment, the CVR, and the lack of a premium on the way out, such that CP would look very much like it did before all of this? Or would we see CP with a lot more leverage on it in that scenario? Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited Sure. So couple things. Number one -- and Mark should speak to the leverage levels. You have what the leverage levels will be, but basically by the time a spinoff has to happen, which is two years after 2017 under the regs, we use all of our free cash flow to delever I think we are well less than 2 turns. Mark Erceg - Canadian Pacific Railway Limited - EVP & CFO Correct, correct. The simple reality is this transaction right now contemplates us being at roughly 4 times leverage, which is very, very manageable. We have looked at every possible scenario where, if we put an entity into trust and eventually have to sell that out: one, as Bill mentioned, we have a minimum of two years to do that. The other thing I would add is we have the ability to do that over time. We don't have to sell 100% or spinout 100% of the entity all at once. You can do that in phases, you can do that in chunks. The cash generative abilities of the combined entity and, frankly, either railroad by itself is such that we could easily delever. By 2017 we would actually be below 3 turns. So the leverage is not a concern. There is no harm that could occur to either one of these two corporations irrespective of what might come our way. This is really all about getting that $2 billion of value for the shareholders. That is what we need to keep focusing on because that is what the real size of the prize is and it is worth getting after. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited I think I can be a little clearer than what I said before. On May 1, assume that both companies go to 4 turns of leverage, CP and NS. And let's assume for a moment the holding company has no leverage on it. It's the simplest version and I think it is the most likely version. Let's assume both companies take 100% of their free cash flow and they use that free cash flow to deleverage, so NS is delevering, CP is delevering. By 2017, they are down -- the complex is down to less than 3 turns of leverage and we still have two more years on which to spin them off, where you can get leverage down probably below 2 turns over that period of time. And then both companies get delivered out to shareholders. 23 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

I don't, off the top of my head, have the separate estimates for each railroad, but the bottom line is the NS shareholders today which wholly owns NS are going to get stock in two companies. Those two shares together will be worth something in order of $300 a share. You're going to make a lot of money if this deal doesn't happen, because this is a very accretive transaction combining them and taking out $1.3 billion of operational synergies. Even though there is a premium, it is still a very value-creating transaction for CP shareholders, because they are going to own one share of the new company, and for NS because they are going to own 0.451 shares of the new company and get $33. So there is no scenario that we envision where we are not going to make a lot of money, which is why we want to do this deal. What is really interesting about this deal is in a typical merger the operational and other synergies come when the merger closes. Here this is -- I've tried to describe it a little better -- this is a management change transaction. We are putting Hunter in and he is turning around a railroad. We are buying that railroad based on its existing earnings. We are adding some leverage to it and we are using the leverage to pay cash to shareholders, plus some cash from us. And then we are putting Hunter in to run it. And so it is like this is CP making an investment in NS railroad, and if the merger doesn't ultimately get approved, we just separate the two, but it has still been a great investment. There is no scenario in which we see this as not a very profitable investment for CP. Of course, because we are delivering stock consideration, that is very good for NS because the NS shareholders are going to make of lot of money alongside us. Mark Erceg - Canadian Pacific Railway Limited - EVP & CFO And, frankly, that is what the CVR is all about. We are so confident we are willing to put an additional $3.4 billion of consideration into this, because we are so confident in the value creation that is in front of us. Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited As a result, we think it is very unlikely we are going to have to make that payment. Does that make sense? Walter Spracklin - RBC Capital Markets - Analyst That makes sense. Thanks for the clarification. That is my question. Thank you. Operator Alex Vecchio, Morgan Stanley. Alex Vecchio - Morgan Stanley - Analyst Hunter, can we kind of come back to the Chicago debate? Because I think that was a sticking point for NS. They argued that a merger would result in worse congestion around Chicago. We saw a letter from Senator Durbin in Illinois to the STB to take very close attention to Chicago and assess any potential negative implications of a merger. So maybe we can kind of -- maybe you can reiterate why, in fact, the deal does make sense; in terms of Chicago, the service can improve, congestion will be reduced? Because that seems to be a debated point here and I think it would be helpful to just reiterate the point around Chicago. 24 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, I guess first thing is someone has got to decide what they want to do in Chicago. In my view, if you start with security, Chicago is the last place in the world you want to add rail traffic to. The main lines of the railroads there go right by McCormick Place, the biggest convention center in the world, right by Soldier Field. I don't think that is good. All we have heard in the rail industry is get rid of congestion in Chicago. Now this congressional delegation, which, by the way, I wrote back yesterday and said I would love to sit down with you. I'm getting mixed messages. You are concerned about the congestion in Chicago, but now you are saying we are going to lose jobs to Canada. Well, we are flexible if we understand what somebody wants. We have got a facility, for example, in Chicago that the Regional Transit Authority wants to use eminent domain to condemn it, which would have a negative impact. So people have got to understand whether they want commerce or Chicago, whether they are concerned about jobs, whether they want an efficient transportation system, and then we can adjust accordingly to the degree we can. We have got certain common carrier obligations, but it is just like when these issues get political, it is very hard to deal with them. We have some plans. For an example, one of the plans of several that we are looking at and considering, that we would route some traffic away from Chicago that would go over the Albany Gateway in New York down the coast, and would avoid the heartland in Chicago. But if people want all of the traffic in Chicago, we don't have the infrastructure in Chicago to handle it. If you want to add infrastructure in there, then you can't get zoning to add it. And the smartest thing that, in my view, Canadian National ever did was they spent $300,000 and bought the EJ&E railroad around Chicago so they would have their own railroad. But I guess that is one that Keith talked to the other day very -- and he has been working on the plan; he knows Chicago as well as anybody. So we are very flexible there. If someone just tells us what they would like to do why, and we can accommodate that probably. Alex Vecchio - Morgan Stanley - Analyst Okay. That makes sense. Very helpful, thank you. Operator Brandon Oglenski, Barclays. Brandon Oglenski - Barclays Capital - Analyst Thanks for getting my second question in. Hunter, earlier I was not questioning your integrity at all, but just the way a trust could (multiple speakers). Hunter Harrison - Canadian Pacific Railway Limited - CEO I understand that. You are the man. Brandon Oglenski - Barclays Capital - Analyst Bill, I guess money talks here, right? I understand the CVR, but even by your own math, I mean if things work it's only worth a few bucks on an option value framework. And given where Norfolk sees the value of your offer relative to where you guys see it, I don't think this is going to push the Board to say, oh my goodness, now we've fixed it; let's go hold hands and get this thing done. 25 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

So why not potentially up the equity ownership of this combined company? If the synergies are going to be so great -- I mean it should be very accretive for a CP holder -- isn't there a little bit more that you could do on the equity side for a Norfolk holder? Bill Ackman - Pershing Square Capital Management - CEO and Director, Canadian Pacific Railway Limited No. And let me just make a point here. You said that CVR, in your scenario, is only worth a couple buck. Well, if you go to page 21, the scenario in which the CVR is only worth $2.53 is the scenario in which the stock is at $204 a share. If the stock of CPNS on May 1 at $204 a share, the deal is worth $127.29. That is a 61% premium, so that is it. That is plenty of premium, that is a great deal; it's a homerun. Remember, when someone is selling a company they want you to pay a stupid price. When someone is buying a company they want to buy it at the cheapest price they can. But a deal happens when someone proposes a deal at a fair price. And by the way, when you are paying in stock and you are receiving stock in a transaction, you don't want the buyer to be stupid because most of the consideration here is in stock. So we have designed a transaction where we are sharing the value that is being created between both companies. Again, don't rely on our math. Take CP, add NS; put in the capital structure; calculate your own earnings for 2017, 2018, 2020; build a model, which I am sure you have done or you are doing; and you tell me whether our $204 number is right or wrong. At $175 our offer is a 47% premium. You are right; the CVR is only worth $4.76 and that scenario. So this is -- I haven't seen a strategic deal of this size with a premium of 60%-plus, so that is about as good as it is going to get. I think if we had someone we could sit down and negotiate with and there were some tweaks here and there, things they wanted, things we could deliver --. If I were this Board I wouldn't want my last act to be being thrown out by the shareholders, I would want my last act to be negotiate a deal that is in the best interest of the holders. But Hunter is done. I got that message from him and we are not going to spend shareholders money in a way that we don't -- we are the largest shareholder (technical difficulty). We have got multiple billions of dollars invested here. We view this as a very long-term investment for us and so we are not going to do something dumb. What we need here and where you should call into question is shareholders need to pick up the phone and call the directors, called the lead director of NS and tell them what you want them to do. If what you are saying here -- shareholders are saying they don't want this deal, then we are going to go talk to another railroad. If the shareholders say they want this deal, we are ready to negotiate and get this thing done and get this thing done immediately. Mr. Squires can exit with his head held high; there is a spot for him if he wants to work. We are prepared to respect the tradition and history of the railroad. This will be a great thing for the NS shareholders, for CP shareholders, and for the country, so we would love to make it happen. Hunter, you've probably got a last word. Hunter Harrison - Canadian Pacific Railway Limited - CEO I have probably said too much, but it is too late for that. But hopefully we did add some clarity today and I appreciate, Bill, your help here. It has been well for all of us. Mark, good job. All I can emphasize is my view here is similar to what Bill said, this is in the hands of the shareholder at this point. If they are not going to come to the table and they are not going to talk and they are not going to enter a dialogue with us, then the only way it is going to happen is you show support for this transaction. If you don't want it to happen, all you got to do is tell us, and as Bill said, we got other things to do. 26 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

It is up to you. I would look at it in a little more simple way. If you look at where they are today and you look and say there is some M&A premium built in there, and if this doesn't go through and if we walk, it is not going to stay where it is and I don't see a lot of foundation. Look, here is where they are saying -- where they get to in their plan is we are already 6 points better than that. We have got a five-year running start. Who are you going to bet on? If you want to bet on them, so be it. Ball is in your court. Have a great day, thanks. Operator This concludes today's conference call. You may now disconnect. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved. 5887825-2015-12-16T17:22:47.600 27 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. DECEMBER 16, 2015 / 2:00PM, CP.TO - Canadian Pacific Railway Ltd Conference Call to Discuss Revised and Enhanced Offer for Norfolk Southern Corp

EXHIBIT C

FORWARD LOOKING STATEMENTS This communication contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to Canadian Pacific Railway Limited’s (“CP”) proposal to Norfolk Southern Corporation (“NS”) regarding a possible business combination, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Management’s Discussion and Analysis” in CP’s annual and interim reports, Annual Information Form and Form 40-F. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise. 2

ADDITIONAL IMPORTANT INFORMATION This communication is neither an offer to purchase or exchange nor a solicitation of an offer to sell securities. This communication relates to a proposed business combination between CP and NS. Subject to future developments, additional documents regarding the proposed transaction may be filed with the SEC. Investors and security holders are urged to read such disclosure documents regarding the proposed transaction, if and when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by CP with the SEC at the SEC’s website at www.sec.gov. The disclosure documents and these other documents may also be obtained for free from CP at http://www.cpr.ca/en/investors or by directing a request to Canadian Pacific Railway Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9, Attention: Office of the Corporate Secretary. CP and its directors, executive officers and other employees may be deemed to be participants in any solicitation of CP or NS shareholders in connection with the proposed transaction. Information about CP’s executive officers and directors is available in CP’s Annual Report on Form 40-F for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction. 3

SUBSTANTIAL VALUE CREATION US$1.8B Train productivity $230M Locomotive productivity $380M Workforce productivity $550M Revenue $225M Support functions $270M Fuel $100M PRE-MERGER OPERATIONAL IMPROVEMENTS (72%) Commencing upon trust approval:  Fuel efficiency improvement  Velocity improvement  Improved asset utilization  Yard and terminal optimization  Workforce management (leveraging attrition)  War on bureaucracy POST-MERGER COMBINATION SYNERGIES (28%) Commencing upon final STB approval:  Extended reach and longer length of haul  Market share gains with improved service  Interline efficiencies ADDITIONAL SOURCES OF VALUE CREATION  Effective tax rate below 30%  Cash tax savings of ~$200M annually  Asset monetization opportunities  Real estate monetization 6

S h a re pr ic e b e fore of fe r $33 $33 $92 $107 $79 $91 $125 $140 $79.14 $90.50 $204.00 $237.00 NSC standalone Cash component Stock component NS plan1 NS Standalone Projected CP-NS 2 Value Share price $79 $91 $2043 $2374 Synergies (US$bn) 0.0 0.0 1.3 1.8 Implied 2017E P/E multiple 12.2x 13.8x 16.6x 19.3x Effective premium5 - 14% 58% 77% Note: Please refer to the December 8, 2015 presentation on www.cpr.ca for detailed modeling assumptions. 1 Share price reflecting 65% operating ratio target per 12/04/2015 NS investor presentation; 2 Assumes the Pre-Merger Operational Improvements of US$1,260mm phased in at 17%, 42%, 67%, 92% and 100% in ’16, ’17, ’18, ’19 and ’20 respectively based on May 1, 2016 trust entry with the additional Post-Merger Combination Synergies of US$495mm having the same 4-year phase-in post-close; 3 Represents illustrative value of CP-NS based on 2021E EPS discounted to close into trust at 05/01/2016 by cost of equity if no STB approval; 4 Represents illustrative value of CP-NS based on 2021E EPS discounted to close into trust at 05/01/2016 by cost of equity if STB approval received; 5 Represents premium to unaffected 45-day VWAP of $79.14 Unaffected share price A COMPELLING OFFER No STB Merger Approval STB Merger Approval

ENHANCING THE VALUE WITH A CVR Previous Offer • US$32.86 in cash in May 2016 • 0.451 shares in new company Current Offer • US$32.86 in cash in May 2016 • 0.451 shares in new company • 0.451 of a Contingent Value Right (CVR)  A CVR is a highly liquid instrument which gives holders an ability to convert to cash at their discretion  Provides up to $3.4 billion of increased value to NS shareholders 8

S h a re pr ic e b e fore of fe r $33 $33 $33 $33 $68 $79 $92 $107 $7 $5 $3 $1 $79 $91 $108 $116 $128 $141 $79.14 $90.50 $150.00 $175.00 $204.00 $237.00 NSC standalone Cash component Stock component CVR value NS plan2 ` NS Standalone CVR Protection Projected CP-NS3 Value Share price $79 $91 $150 $175 $2044 $2375 Synergies (US$bn) 0.0 0.0 0.5 0.5 1.3 1.8 Implied 2017E P/E multiple 12.2x 13.8x 12.4x 14.2x 16.6x 19.3x Effective premium6 - 14% 36% 47% 61% 78% 1 Based on potential CVR trading values; Assumes 25% volatility; 2 Share price reflecting 65% operating ratio target per 12/04/2015 NS investor presentation; 3Assumes 4-year Pre-merger Operational Improvements of US$1,260mm phased in 17%, 42%, 67%, 92% and 100% in ’16, ’17, ’18, ’19 and ’20 respectively based on May 1, 2016 trust entry with the additional Post-Merger Combination Synergies of US$495mm having the same 4-year phase-in post-close; 4 Represents illustrative value of CP-NS per share based on 2021E EPS discounted to close into trust at 05/01/2016 by cost of equity if no STB approval; 5 Represents illustrative value of CP-NS per share based on 2021E EPS discounted to close into trust at 05/01/2016 by cost of equity if STB approval; 6 Represents premium to unaffected 45-day VWAP of $79.14 Unaffected share price HOW A CVR ENHANCES THE OFFER 1

Illustrative CP-NSC share price at measurement period (US$/share) $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $100 $125 $150 $175 $200 CVR cash payment per NS share OVERVIEW OF CVR MECHANISM • Each CVR would entitle the holder to receive a cash payment from CP equal to the difference between the CP-NS share price during the relevant measurement period and US$175/share (with no payment in the event CP-NS share price is above US$175/share), up to a maximum of US$25/CVR Summary of CVR mechanism • Measurement period: From April 20, 2017 to October 20, 2017 • Measurement metric: Simple average of daily VWAP during the measurement period Measurement period and metric • CVR cash payment to occur on October 25, 2017 (T+3 settlement) • Cash payment of up to US$3.4bn CVR cash payments • Even with full CVR cash payment, investment grade rating maintained Rating considerations 11

CVR TERMS 12 Number of CVRs to be issued 0.451 contingent value rights (“CVRs”) per Norfolk Southern Corporation (“NS”) share of common stock outstanding at the effective time of the Merger, or approximately 137 million CVRs in the aggregate Trading / listing The CVRs will be separate instruments and will trade separately from shares of common stock in the new company (“CP-NS”) which will own NS and Canadian Pacific Railway Limited (“Canadian Pacific”). Canadian Pacific will use its reasonable best efforts to list the CVRs on one or more U.S. and/or Canadian securities exchanges, subject to listing qualifications Measurement period A value for the CP-NS Common Shares will be determined based on the trading prices of the CP-NS Common Shares during the period commencing on April 20, 2017, and ending on and including October 20, 2017 (the “Measurement Period”) Payout At maturity, each CVR will receive a cash payment equal to US$175.00 minus the greater of (x) the average daily volume weighted average price of the CP-NS Common Shares during the Measurement Period and (y) US$150.00 Maximum payout US$25.00 Minimum payout US$0.00 Settlement T+3 (October 25, 2017) Dilution and dividend protection The dollar amounts set forth above will be adjusted to appropriately reflect any distribution or dividend paid in CP-NS Common Shares, any non-ordinary course distribution or dividend paid in cash and any combination, split or reclassification of CP-NS Common Shares. Restrictions on repurchases Neither Canadian Pacific nor any of its affiliates shall repurchase CP-NS Common Shares during the Measurement Period, except for employee equity and benefit plan purposes

An Investor Perspective on CP’s Revised Offer for NS Pershing Square Capital Management, L.P.

Disclaimer 1 Forward Looking Statements This communication contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to Canadian Pacific Railway Limited’s (“CP”) proposal to Norfolk Southern Corporation (“NS”) regarding a possible business combination, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labor disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to “Management’s Discussion and Analysis” in CP’s annual and interim reports, Annual Information Form and Form 40-F. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, neither CP nor Pershing Square Capital Management, L.P. (“Pershing Square”) undertakes any obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.

Disclaimer 2 Additional Important Information This communication relates to a proposed business combination between CP and NS. The analyses and conclusions contained in this presentation with respect to NS are based on publicly available information. Pershing Square recognizes that there may be nonpublic information in the possession of NS or other companies discussed in this presentation that could lead others to disagree with the analyses, conclusions and opinions expressed herein. This presentation and the information contained herein are not investment advice. This presentation does not recommend the purchase, exchange or sale of any security nor is it intended to be, nor should it be construed as, an offer to sell or a solicitation to buy any securities. All investments involve risk, including the loss of principal. Subject to future developments, additional documents regarding the proposed transaction may be filed with the SEC. Investors and security holders are urged to read such disclosure documents regarding the proposed transaction, if and when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by CP and/or Pershing Square with the SEC at the SEC’s website at www.sec.gov<http://www.sec.gov>. The disclosure documents and these other documents may also be obtained for free from CP at http://www.cpr.ca/en/investors or by directing a request to Canadian Pacific Railway Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9, Attention: Office of the Corporate Secretary. CP and its directors, executive officers and other employees may be deemed to be participants in any solicitation of CP or NS shareholders in connection with the proposed transaction. Information about CP’s executive officers and directors is available in CP’s Annual Report on Form 40-F for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction. Bill Ackman and Paul Hilal of Pershing Square serve as directors of CP. Pershing Square manages funds that are in the business of trading – buying and selling – securities and other financial instruments. It is possible that there will be developments in the future that cause Pershing Square to change its position regarding CP or any other companies mentioned. Pershing Square may buy, sell, cover or otherwise change the form of its investment in these companies, at any time, for any or no reason. Pershing Square hereby disclaims any duty to provide any updates or changes to the data, analyses, or opinions contained herein including, without limitation, the manner or type of any Pershing Square investment. The views expressed in this presentation reflect those of Pershing Square and do not necessarily reflect the views of CP or its board or management.

Illustrative Transaction Structure at Closing 3 CP-NS HoldCo 1 CP share = 1 CP-NS share May 1, 2016 (Closure into Trust) 1 NS share = $32.86 in cash + 0.451 CP-NS shares + 0.451 CVRs 100% of CP, held in trust Keith Creel CEO of CP 100% of NS Hunter Harrison CEO of NS CP SH: 53% The Management Change Transaction NS SH: 47%

Illustrative Transaction Structure After STB Ruling on Merger 4 CP and NS separate via spinoff of CP or NS No STB Approval STB Approval Merger closes; CP & NS integrated On or Before 12/31/17 2018-2019 CP-NS HoldCo 100% of CP, held in trust Keith Creel CEO of CP 100% of NS Hunter Harrison CEO of NS The Merger Transaction (Subject to STB Approval) The Spinoff Transaction (If Merger is Not Approved by STB) CP SH: 53% NS SH: 47% TSX: CP NYSE: CP NYSE: NSC NYSE/TSX: CPNS

Norfolk Southern Has Mischaracterized the Value of CP’s Offer 5  NS has used the nominal offer price, including CP’s current share price, to describe the value of CP’s offer to NS shareholders as “grossly inadequate”  This methodology is incorrect; NS shareholders will not receive CP stock in the transaction, but instead will receive stock in CP-NS, which will own 100% of CP and NS − CP-NS will be a materially different company from the current CP, reflecting the impact of: (1) Hunter Harrison becoming CEO of NS; (2) a lower operating ratio and higher growth; (3) a new capital structure; and (4) correspondingly higher earnings estimates and P/E ratio − Investors will likely also include some value for potential strategic benefits as well as the cost, revenue, and tax synergies which would arise in the event the merger is ultimately approved While CP’s stock will eventually convert one for one into CP-NS stock, CP’s current share price reflects a substantial discount to CP-NS’s eventual trading price principally due to NS’s current unwillingness to engage in negotiations

CP’s New Offer 6 $32.86 in Cash 0.451 shares of CP-NS 0.451 CVRs on CP-NS Total Value per NS Share

Timeline of Consideration to NS Shareholders 7 May 1, 2016 Close into trust; HH runs NS, Creel runs CP Each NS share exchanged for: $32.86 in cash + 0.451 CP-NS shares + 0.451 CVR Each CP share exchanged for: 1 CP-NS share Oct. 20, 2017 Oct. 25, 2017 Dec. 31, 2017 CVRs freely traded with anticipated exchange listing CVRs expire; cash payment under CVR determined, if any (maximum payment of $25) CVR holders receive cash payment, if any, T+3 days after expiration STB ruling on merger expected on or before

8 Value of Cash

Value of Cash 9 Cash = $32.86

Value of CP-NS Stock 10

Value of CP-NS – No STB Approval of Merger 11  Estimate 2021 EPS including Pre-Merger Operational Improvements and no Post- Merger Combination Synergies(1):  Apply forward P/E multiple:  Discount Factor from 12/31/20 to 5/1/16 at 9% Cost of Equity:  Implied Value of CP-NS at 5/1/16:  Exchange Ratio – CP-NS shares received per 1 NS share:  Value of Stock Consideration per NS Share at 5/1/16: $18.77 16x 0.679 $204 0.451 $92 (1) Please see pages 12-14 of Pershing Square’s December 8 presentation for detail on assumptions and methodologies.

Value of CP-NS – With STB Approval of Merger 12  Estimate 2021 EPS including Pre-Merger Operational Improvements and Post- Merger Combination Synergies(1):  Apply forward P/E multiple:  Discount Factor from 12/31/20 to 5/1/16 at 9% Cost of Equity:  Implied Value of CP-NS at 5/1/16:  Exchange Ratio – CP-NS shares received per 1 NS share:  Value of Stock Consideration per NS Share at 5/1/16: $20.54 17x 0.679 $237 0.451 $107 (1) Please see pages 12-14 of Pershing Square’s December 8 presentation for detail on assumptions and methodologies.

A Simple and Conservative Way to Value CP-NS 13  Estimate 2017 EPS with and without impact of Hunter at NS(1):  Apply forward P/E multiple:  Implied Value of CP-NS at 5/1/16:  Exchange Ratio – CP-NS shares received per 1 NS share:  Value of Stock Consideration per NS Share at 5/1/16: $11.13 15x to 18x $167 to $200 0.451 $75 to $90 No Operational Improvements NS with Hunter Harrison $12.29 15x to 18x $184 to $221 0.451 $83 to $100 (1) Assumes analyst consensus estimates for CP and NS, including revenue, OR, tax rates, and capital expenditures, but is pro forma for the capital structure and share count of CP-NS. “NS with Hunter Harrison” EPS of $12.29 assumes only 42% of the Pre-Merger Operational Improvements and 0% of the Post-Merger Combination Synergies.

Value of CVR 14

What the CVR Provides to NS Shareholders 15  The CVR can be thought of in two ways  A long-term insurance policy that protects investors if CP-NS’s share price is below $175 per share, or  A liquid security which can be sold by NS shareholders at or after the transaction closes in May 2016  The CVR is equivalent to a put spread, in which an investor owns a $175 European-style Put and is short a $150 European-style Put  The CVR’s trading price will depend on the share price of CP-NS during the period between transaction closure into trust in May 2016 and the CVR’s expiration on October 20, 2017

What the CVR Provides to NS Shareholders (Cont.) 16  The CVR can be easily valued  Highly liquid given ~137 million units outstanding(1)  Anticipated exchange listing  Readily valued by option pricing models, or  By comparison to listed put options that will expire on the same day, October 20, 2017  Investors can choose to hold the CVR through maturity or to sell the CVR for cash at any time after closure into trust (1) Based on 303 million NS shares outstanding and an exchange ratio of 0.451 CVRs for each NS share.

How to Value the CVR 17  The value of the CVR is determined by subtracting the value of the $150 Put from the value of the $175 Put  We valued the Put spread with the Black-Scholes Average Price Option Model using the following assumptions:  Duration of ~18 months (537 days assuming May 1, 2016 closure into trust through option expiration of October 20, 2017)  Reference price is determined based on the VWAP of CP-NS from 4/20/17 to 10/20/17  Volatility of 25% − Please see appendix for detailed volatility assumptions  Dividends assumed to be US$0.02 per quarter

(All figures in USD) Bottom Top End of End of Est. Intrinsic Value (1) CVR CVR No STB STB Range Range Approval Approval Assumed CP-NS USD Stock Price on May 1, 2016 $125 $150 $175 $204 $237 Implied Earnings Multiples 2017E CP-NS PF EPS w/ Synergies $12.29 10.2x 12.2x 14.2x 16.6x 19.3x 2017E CP-NS PF EPS w/ No Synergies $11.13 11.2x 13.5x 15.7x 18.3x 21.3x Implied Put Spread Value of CVR on May 1, 2016 $21.13 $16.05 $10.55 $5.61 $2.37 Exchange Ratio 0.451 0.451 0.451 0.451 0.451 Implied CVR Value per NS Share on May 1, 2016 $9.53 $7.24 $4.76 $2.53 $1.07 $0 $2 $4 $6 $8 $10 $12 $115 $125 $135 $145 $155 $165 $175 $185 $195 $205 $215 $225 $235 U S $ C V R V al ue p er N S S ha re on M ay 1 , 2 01 6 US$ CP-NS Share Price on May 1, 2016 Value of CVR on May 1, 2016 Upon Trust Closure 18 (1) Please see pages 12-14 of Pershing Square’s December 8 presentation for detail on assumptions and methodologies.

Total Value of CP Offer to NS Shareholders 19

Total Value of CP’s New Offer 20 $32.86 in Cash 0.451 shares of CP-NS 0.451 CVRs on CP-NS Total Value per NS Share

(All figures in USD) Bottom Top End of End of Est. Intrinsic Value (1) CVR CVR No STB STB Range Range Approval Approval Cash Consideration per NS Share on May 1, 2016 $32.86 $32.86 $32.86 $32.86 $32.86 Assumed CP-NS USD Stock Price on May 1, 2016 $125 $150 $175 $204 $237 Exchange Ratio 0.451 0.451 0.451 0.451 0.451 Equity Consideration per NS Share on May 1, 2016 $56.38 $67.65 $78.93 $91.90 $106.86 Implied Put Spread Value of CVR on May 1, 2016 $21.13 $16.05 $10.55 $5.61 $2.37 Exchange Ratio 0.451 0.451 0.451 0.451 0.451 CVR Consideration per NS Share on May 1, 2016 $9.53 $7.24 $4.76 $2.53 $1.07 Total Offer Value per NS Share on May 1, 2016 $98.77 $107.75 $116.55 $127.29 $140.79 % Premium to Undisturbed $79.14 25% 36% 47% 61% 78% CP-NS Implied Discount to Intrinsic Value of Offer No STB Approval $127 (22%) (15%) (8%) 0% n/a With STB Approval $141 (30%) (23%) (17%) (10%) 0% CP-NS Implied Earnings Multiple 2017E CP-NS PF EPS w/ Synergies $12.29 10.2x 12.2x 14.2x 16.6x 19.3x 2017E CP-NS PF EPS w/ No Synergies $11.13 11.2x 13.5x 15.7x 18.3x 21.3x CP’s Offer Value to NS at Various Share Prices 21 (1) Please see pages 12-14 of Pershing Square’s December 8 presentation for detail on assumptions and methodologies.

22  The revised offer and CVR issuance reflects CP’s confidence in the ultimate value of the transaction  Represents approximately $10 per NS share of additional consideration based on the current trading price of CP  Provides insurance on the ultimate trading value of CP-NS stock  The CVR will be a highly liquid, easy-to-value security  In light of the expected CP-NS trading price in 2017, we expect payout under the CVR is unlikely  CP-NS will be able to finance any potential payment under the CVR on 10/25/17 with additional borrowings while maintaining its investment grade credit rating, with 2017E Debt / EBITDA increasing from 2.8x to 3.2x at maximum payout  Based on our estimates for the intrinsic value of CP-NS, the revised offer represents a 61% to 78% premium to the undisturbed NS share price CP’s Revised Offer to NS

Appendix 23

CVR Value per NS Share on May 1, 2016 (US$) Assumed Volatility 21% 23% 25% 27% 29% $125 $9.88 $9.69 $9.53 $9.38 $9.25 $150 $7.34 $7.29 $7.24 $7.21 $7.19 $160 $6.14 $6.18 $6.22 $6.26 $6.31 $175 $4.41 $4.60 $4.76 $4.91 $5.04 $200 $2.21 $2.51 $2.78 $3.03 $3.26 $204 $1.95 $2.25 $2.53 $2.78 $3.02 $237 $0.62 $0.84 $1.07 $1.31 $1.54 Assumed CP-NS Share Price (US$) Volatility Assumptions Used to Value the CVR 24  Assumed volatility of 25% for $175 Put and 25% for $150 Put  CP one-year realized volatility of 29.25%  NS one-year realized volatility of 27.07%  Due to basket structure and volatility dampening from gamma hedging, we are conservatively assuming a volatility of 25%  Changes in volatility have a small effect on CVR value:

EXHIBIT D

FOR IMMEDIATE RELEASE Norfolk Southern Comments On Canadian Pacific's Press Release Canadian Pacific has Not Sought Declaratory Order from Surface Transportation Board on Proposed Voting Trust Structure NORFOLK, Va., Dec. 15, 2015 -- Norfolk Southern Corporation (NYSE: NSC) today commented on Canadian Pacific's (TSX:CP) (NYSE:CP) response to the white paper prepared by former Surface Transportation Board ("STB") commissioners Francis Mulvey and Charles Nottingham. The Company noted that Canadian Pacific's response is flatly wrong on the facts and the law, including its statement that the former STB commissioners did not consider the specific voting trust structure proposed by Canadian Pacific. In fact, former STB commissioners Mulvey and Nottingham did consider that structure in their December 7, 2015 white paper. They opined that, "[n]o matter how CP executives are put in charge of NS management before the merger is approved, the STB likely would not be fooled into thinking that CP and NS are operating independently." The former STB commissioners also said they believe that any voting trust, however structured, is highly unlikely to be approved by the STB. If Canadian Pacific is confident that its proposed voting trust structure would satisfy the twin legal tests – avoiding premature control and furthering the public interest – Canadian Pacific can seek a declaratory order to that effect from the STB. As previously announced on December 14, 2015, Norfolk Southern rejected a revised, reduced proposal from Canadian Pacific to acquire the Company for $32.86 in cash and a fixed exchange ratio of 0.451 shares in a new company that would own Canadian Pacific and Norfolk Southern. After thorough consideration, Norfolk Southern's board unanimously concluded that the proposal continued to be grossly inadequate, creates substantial regulatory risks and uncertainties that are highly unlikely to be overcome, and is not in the best interest of the Company and its shareholders. Morgan Stanley & Co. LLC and Bank of America Merrill Lynch are acting as financial advisors to Norfolk Southern Corporation and Skadden, Arps, Slate, Meagher & Flom LLP, Hunton & Williams LLP and Morrison & Foerster LLP are acting as legal advisors. About Norfolk Southern Norfolk Southern Corporation (NYSE: NSC) is one of the nation's premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 20,000 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products. Forward-Looking Statements Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to statements regarding the indication of interest made by Canadian Pacific Railway Limited. In some cases, forward-looking statements may be identified by the use of words like "believe," "expect," "anticipate," "estimate," "plan," "consider," "project," and similar references to the future. Forward-looking statements are made as of the date they were first issued and reflect the good-faith evaluation of the Company's management of information currently available. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control, including future actions that may be taken by Canadian Pacific Railway Limited in furtherance of its unsolicited proposal. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2014, as well as the Company's other public filings with the SEC, may cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Forward- looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise, unless otherwise required by applicable securities law. Contacts: Media Inquiries: Frank Brown, 757-629-2710 (fsbrown@nscorp.com) Investor Inquiries: Katie Cook, 757-629-2861 (InvestorRelations@nscorp.com) Or Joele Frank / Dan Katcher / Andrew Siegel Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

EXHIBIT E

Table of Contents SCHEDULE 14A INFORMATION PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934 Filed by the Registrant currency1 Filed by a Party other than the Registrant x Check the appropriate box: currency1 Preliminary Proxy Statement currency1 Confidential, for Use of the Commission Only (as permitted by Rule 14a−6(e)(2)) x Definitive Proxy Statement currency1 Definitive Additional Materials currency1 Soliciting Material Pursuant to Section 240.14a−11 or Section 240.14a−12 NORFOLK SOUTHERN CORPORATION (Name of Registrant as Specified In Its Charter) CANADIAN PACIFIC RAILWAY LIMITED (Name of Person(s) Filing Proxy Statement) Payment of Filing Fee (Check the appropriate box): x No fee required. currency1 Fee computed on table below per Exchange Act Rules 14a−6(i)(1) and 0−11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: currency1 Fee paid previously with preliminary materials. currency1 Check box if any part of the fee is offset as provided by Exchange Act Rule 0−11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

Table of Contents 2016 ANNUAL MEETING OF SHAREHOLDERS OF NORFOLK SOUTHERN CORPORATION PROXY STATEMENT OF CANADIAN PACIFIC RAILWAY LIMITED Canadian Pacific Railway Limited (“Canadian Pacific,” “we” or “our”) is furnishing this Proxy Statement (the “Proxy Statement”) and the accompanying GREEN proxy card to Norfolk Southern Corporation’s shareholders (“Company Shareholders”) in connection with Norfolk Southern Corporation’s 2016 Annual Meeting of Shareholders, and any adjournments, postponements or reschedulings thereof (the “Meeting”). Norfolk Southern Corporation (“Norfolk Southern” or the “Company”) has announced that the Meeting will be held at 8:30 A.M. local time on May 12, 2016 at Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia. The Company has fixed March 22, 2016 as the date for the determination of Company Shareholders of record entitled to notice of and to vote at the Meeting (the “Record Date”). This Proxy Statement and the accompanying GREEN proxy card are first being sent or given to Company Shareholders on or about March 29, 2016. At the Meeting, Canadian Pacific intends to propose the following shareholder resolution (the “Proposed Resolution”) for approval at the Meeting: RESOLVED, that the shareholders of the Company hereby request that the board of directors of the Company promptly engage in good faith discussions with Canadian Pacific Railway Limited (“Canadian Pacific”) regarding a business combination transaction involving Canadian Pacific and the Company, without in any way precluding discussions the board of directors of the Company may choose to engage in with other parties. Canadian Pacific has proposed a merger with Norfolk Southern that would create an integrated transcontinental railroad with the scale and reach to deliver unsurpassed levels of safety and service to the customers and communities of both companies. The proposed transaction would also provide a substantial up−front premium to Company Shareholders (approximately 24.7% based on the closing price for Canadian Pacific and Norfolk Southern common stocks on March 28, 2016) while also allowing them to participate meaningfully in the long−term value creation from the combination of the two railroads. Nevertheless, Norfolk Southern has consistently refused to meet with us to discuss the merits of a potential transaction. The Proposed Resolution provides a means for Company Shareholders to demonstrate, in a coordinated and clear manner, their support for Norfolk Southern to engage in a meaningful dialogue with Canadian Pacific regarding a possible business combination between the two companies. Canadian Pacific first approached Norfolk Southern on November 9, 2015 with a proposal for a business combination between Canadian Pacific and Norfolk Southern. Canadian Pacific submitted two further proposals regarding a business combination, each containing improved terms. Despite our willingness to engage in direct discussions with Norfolk Southern, Norfolk Southern has rejected our proposals for a business combination and refused to engage in a meaningful dialogue regarding a transaction. In its preliminary proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016 (the “NS Preliminary Proxy”), Norfolk Southern expressed, for the first time publicly and only after Canadian Pacific submitted notice of its intent to propose this shareholder resolution, a conditional willingness to engage with us, stating that “in the event that [Canadian Pacific] addresses [Norfolk Southern’s] concerns by receiving a declaratory order from the STB validating its proposed voting trust structure and indicates a willingness to meaningfully increase the value represented by its proposal, Norfolk Southern would be willing to enter into good faith discussions with [Canadian Pacific] regarding the potential combination of the two companies”. Though we had proposed the use of a voting trust in our first revised proposal as a means to pay

Table of Contents the merger consideration to Company Shareholders on an accelerated basis and with reduced regulatory uncertainty (in response to their concerns about the length of the Surface Transportation Board’s (the “STB”) approval proceedings), neither the use of a voting trust nor receipt of a favorable declaratory order from the STB has ever been a condition to any of our three proposals to date and we remain open to considering any alternative transaction structures which Norfolk Southern might propose. Nonetheless, on March 2, 2016, we submitted a petition to the STB for an expedited declaratory order regarding the use of a voting trust in connection with a business combination with Norfolk Southern in order to address one of Norfolk Southern’s expressed concerns, but neither the voting trust nor receipt of the order are conditions to our offer. In addition, throughout this process we have consistently indicated a willingness to discuss price if Norfolk Southern would meet with us to have good faith discussions regarding a possible business combination. We remain interested in pursuing good faith discussions with Norfolk Southern regarding such a business combination and are prepared to discuss all issues, including price, openly and constructively. Through the Proposed Resolution, we are seeking Company Shareholder support for their management to meet with us without any preconditions. Canadian Pacific is not asking you to vote on or to approve a business combination between Canadian Pacific and Norfolk Southern at this time. However, a vote for the Proposed Resolution will send a clear message to the Company’s Board of Directors that Company Shareholders support good faith negotiations concerning a business combination. Your vote for the Proposed Resolution does not obligate you to vote in favor of, or otherwise approve, any proposed business combination between Canadian Pacific and Norfolk Southern in the future. Canadian Pacific is making no recommendation concerning any other matter to be brought before the Meeting, including the election of the Company’s directors, the ratification of the appointment of the Company’s independent registered public accounting firm or the advisory vote to approve executive compensation of the Company’s named executive officers. Company Shareholders may use the enclosed GREEN proxy card, instead of any proxy card received from the Company, to vote on the election of the Company’s directors, the ratification of the appointment of the Company’s independent registered public accounting firm and the advisory vote to approve executive compensation of the Company’s named executive officers, as well as to vote on the Proposed Resolution described in this Proxy Statement. It is important that Company Shareholders vote their shares at the Meeting, and you can do so by submitting a proxy card before the meeting or by Internet or phone as described on the GREEN proxy card. Please read these materials regarding the Meeting carefully, and please make your desires known by voting your shares by signing, dating and returning the accompanying GREEN proxy card in the enclosed postage−paid envelope (or by submitting your voting instructions by Internet or phone as described on the GREEN proxy card) today. Based on the Company’s definitive proxy statement, filed with the SEC on March 28, 2016 (the “NS Definitive Proxy”), as of the Record Date, there were 296,202,198 shares (excluding 20,320,777 shares held by the Company’s wholly owned subsidiaries which are not entitled to vote under Virginia law) of Company common stock, $1.00 par value per share (“Common Stock”) issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote, except for shares held by wholly owned subsidiaries of the Company, which are not entitled to vote those shares under Virginia law. Each Company Shareholder of record as of the Record Date will be entitled to vote at the Meeting, even if such Company Shareholder has sold those shares after the Record Date. Whether or not a Company Shareholder plans to attend the Meeting, Canadian Pacific urges all Company Shareholders to vote “FOR” the Proposed Resolution described in this Proxy Statement by signing, dating and returning the accompanying GREEN proxy card in the enclosed postage−paid envelope (or by submitting your voting instructions by Internet or phone as described on the GREEN proxy card) today. Unless revoked in the manner set forth below, GREEN proxy cards will be voted at the Meeting in accordance with the written instructions specified on the proxy card. In the absence of written instructions, GREEN proxy cards will be voted “FOR” the Proposed Resolution described in this Proxy Statement and will be voted “ABSTAIN” with respect to the other matters specifically described in this Proxy Statement. ii

Table of Contents The method for counting votes and the effects of abstaining from voting at the Meeting and so−called “broker non−votes” are described below in the section entitled “Procedures for Submitting your GREEN Proxy Card.” The proxies named in the accompanying GREEN proxy card will not have discretionary authority to vote on any of the matters specifically described in this Proxy Statement. Canadian Pacific has no reason to believe that any proposals other than those described in this Proxy Statement will come before the Company Shareholders at the Meeting. However, if other proposals are introduced at the Meeting, the proxies named in the accompanying GREEN proxy cards will vote shares represented by GREEN proxy cards on any such other matters in their discretion. I M P O R T A N T Your vote is important. Regardless of the number of shares of Common Stock you own, please vote as recommended by Canadian Pacific by taking one of the following steps: • Voting by Mail. A GREEN proxy card is enclosed for your use. Whether or not you expect to attend the Meeting, please complete, sign, date and mail your GREEN proxy card promptly in the enclosed postage paid envelope provided. • Voting via the Internet. If you wish to vote via the Internet, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Time on May 11, 2016, the day prior to the Meeting, by visiting the website disclosed on your GREEN proxy card. Please refer to the voting instructions on the GREEN proxy card. If you vote through the Internet, please do not return your GREEN proxy card by mail. • Voting by Telephone. If you live in the United States, you may vote your proxy toll−free 24 hours a day, 7 days a week up until 11:59 P.M. Eastern Time on May 11, 2016, the day prior to the Meeting, by calling the toll−free telephone number disclosed on your GREEN proxy card. Please refer to the voting instructions on the GREEN proxy card. If you vote by telephone, please do not return your GREEN proxy card by mail. • Vote in person by attending the Meeting. Written ballots will be distributed to shareholders who wish to vote in person at the Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” from such custodian in order to vote in person at the Meeting. DO NOT RETURN OR FOLLOW THE INSTRUCTIONS on the WHITE proxy card sent to you by Norfolk Southern, not even as a vote of protest. IF YOU VOTED BY INTERNET, PHONE OR ON THE COMPANY’S WHITE PROXY CARD BEFORE RECEIVING YOUR GREEN PROXY CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE SIMPLY BY (1) SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD; (2) VISITING THE WEBSITE LISTED ON THE GREEN PROXY CARD TO SUBMIT A PROXY ONLINE; OR (3) DIALING THE TOLL−FREE NUMBER SHOWN ON THE GREEN PROXY CARD TO SUBMIT A PROXY BY PHONE. TAKING ANY OF THESE THREE ACTIONS WILL REVOKE YOUR EARLIER VOTE. REMEMBER, ONLY YOUR LATEST DATED CARD (OR PROXY) WILL COUNT. Instructions for “Street Name” Shareholders If you own your Common Stock in the name of a brokerage firm, bank, bank nominee or other nominee holder, you are considered the beneficial owner of shares held in “street name” and only such entity can vote your Common Stock and only upon receipt of your voting instructions. Thus, in order for your Common Stock to be voted at the Meeting, provide such entity with your voting instructions for your Common Stock by following the instructions on the GREEN voting instruction form provided by your brokerage firm, bank, bank nominee or other nominee holder. iii

Table of Contents Please do so for each separate account you maintain. You may vote your Common Stock in person at the Meeting only if you bring a “legal proxy” from the record holder (the brokerage firm, bank, bank nominee or other nominee holder who holds your shares) assigning its voting authority to you. To gain admission to the Meeting, you must bring a valid, government−issued photo identification and proof of beneficial ownership held in street name, such as (1) a copy of the voting information form from your brokerage firm, bank, bank nominee or other nominee holder with your name on it; (2) a letter from your brokerage firm, bank, bank nominee or other nominee holder stating that you owned Common Stock as of the Record Date; or (3) an original brokerage account statement indicating that you owned Common Stock as of the Record Date. Please return your GREEN proxy card voting “FOR” the Proposed Resolution today. If you have any questions or need assistance in voting your Common Stock, or need additional copies of this Proxy Statement or the accompanying GREEN proxy card, please call: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Banks and Brokers Call Collect: (212) 269−5550 All Others Call Toll−Free: (800) 252−8173 E−mail: NS−CP@dfking.com Canadian Pacific urges all Company Shareholders NOT to sign the WHITE proxy card sent by Norfolk Southern. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (a) filing with the Corporate Secretary of the Company a later dated written revocation, (b) submitting a duly executed later dated GREEN proxy card (or submitting a proxy by Internet or phone) at a later date to Canadian Pacific, or (c) attending and voting at the Meeting in person. Attendance at the Meeting will not in and of itself constitute a revocation. If you deliver a revocation to the Corporate Secretary of the Company, please also send a copy of such notice of revocation to: Canadian Pacific Railway Limited D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 E−mail: NS−CP@dfking.com Attn: NS−CP Tabulation iv

Table of Contents TABLE OF CONTENTS QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION 1 CURRENCY 3 BACKGROUND INFORMATION AND PAST CONTACTS 3 THE PROPOSED RESOLUTION 7 REASONS FOR THE PROPOSED RESOLUTION 7 THE MEETING 9 PROCEDURES FOR SUBMITTING YOUR GREEN PROXY CARDS 10 SOLICITATION OF PROXIES; EXPENSES 11 OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING 12 ELECTION OF DIRECTORS 12 PROPOSAL TO RATIFY SELECTION OF AUDITORS 12 PROPOSAL TO APPROVE EXECUTIVE COMPENSATION 13 NO APPRAISAL OR DISSENTERS' RIGHTS 13 CERTAIN INFORMATION REGARDING THE COMPANY 13 CERTAIN INFORMATION REGARDING THE PARTICIPANTS 14 SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING 15 OTHER INFORMATION 15 CAUTIONARY STATEMENT REGARDING FORWARD−LOOKING STATEMENTS 16 YOUR SUPPORT IS IMPORTANT 17 WHOM YOU CAN CALL IF YOU HAVE QUESTIONS 17

Table of Contents QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION The following are some of the questions you may have as a Company Shareholder, as well as the answers to those questions. The following is not a substitute for the information contained in this Proxy Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this Proxy Statement carefully and in its entirety. Who is making this solicitation? Canadian Pacific will be making the solicitation of proxies for the Proposed Resolution at the Meeting. Canadian Pacific, through its subsidiaries, operates a transcontinental railway in Canada and the United States. Canadian Pacific provides rail and intermodal transportation services over a network of approximately 12,500 miles, serving the principal business centers of Canada from Montreal, Quebec, to Vancouver, British Columbia, and the U.S. Northeast and Midwest regions. Canadian Pacific’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend Canadian Pacific’s market reach east of Montreal in Canada, throughout the U.S. and into Mexico. Canadian Pacific transports bulk commodities, merchandise freight and intermodal traffic. Bulk commodities include grain, coal, fertilizers and sulphur. Merchandise freight consists of finished vehicles and automotive parts, as well as forest and industrial and consumer products. Intermodal traffic consists largely of retail goods in overseas containers that can be transported by train, ship and truck, and in domestic containers and trailers that can be moved by train and truck. Under applicable regulations of the SEC, directors, executive officers, employees and other representatives of Canadian Pacific (the “Other Participants” and together with Canadian Pacific, the “Participants”) are the participants in this solicitation. For additional information regarding Canadian Pacific and the Other Participants, please see the section entitled “Certain Information Regarding the Participants.” What are we asking you to vote for? We are asking you to vote “FOR” the Canadian Pacific Proposed Resolution described in this Proxy Statement on the GREEN proxy card at the Meeting. Why are we soliciting your vote? We are sending you this Proxy Statement and accompanying GREEN proxy card to give you, and other Company Shareholders, the ability to communicate your views directly to Norfolk Southern’s Board of Directors with respect to our proposal for Norfolk Southern, urging them to promptly engage in good faith discussions with Canadian Pacific regarding a business combination. Canadian Pacific first approached Norfolk Southern on November 9, 2015 with a proposal for a business combination between Canadian Pacific and Norfolk Southern. Canadian Pacific submitted two further proposals regarding a business combination, each containing improved terms. Despite our willingness to engage in direct discussions with Norfolk Southern, Norfolk Southern has rejected our proposals for a business combination and refused to engage in a meaningful dialogue regarding a transaction. In the NS Preliminary Proxy, Norfolk Southern expressed, for the first time publicly and only after we submitted notice of our intent to propose a shareholder resolution calling for discussions with us, a conditional willingness to engage with us, stating that “in the event that [Canadian Pacific] addresses [Norfolk Southern’s] concerns by receiving a declaratory order from the STB validating its proposed voting trust structure and indicates a willingness to meaningfully increase the value represented by its proposal, Norfolk Southern would be willing to enter into good faith discussions with [Canadian Pacific] regarding the potential combination of the two companies”. Though we had proposed the use of a voting trust in our first revised proposal as a means to pay the merger consideration to Company 1

Table of Contents Shareholders on an accelerated basis and with reduced regulatory uncertainty, neither the use of a voting trust nor receipt of a favorable declaratory order from the STB has ever been a condition to any of our three proposals to date and we remain open to considering any alternative transaction structures which Norfolk Southern might propose. Nonetheless, on March 2, 2016, we submitted a petition to the STB for an expedited declaratory order regarding the use of a voting trust in connection with a business combination with Norfolk Southern in order to address one of Norfolk Southern’s expressed concerns, but neither the voting trust nor receipt of the order are conditions to our offer. In addition, throughout this process we have consistently indicated a willingness to discuss price if Norfolk Southern would meet with us to have good faith discussions regarding a possible business combination. We remain interested in pursuing good faith discussions with Norfolk Southern regarding such a business combination and are prepared to discuss all issues, including price, openly and constructively. Through the Proposed Resolution, we are seeking Company Shareholder support for their management to meet with us without any preconditions. We are soliciting your vote to send a clear message to Norfolk Southern’s Board of Directors that Norfolk Southern’s shareholders support Norfolk Southern exploring all avenues for maximizing shareholder value, including through a business combination with Canadian Pacific, and that Norfolk Southern should promptly engage in good faith discussions with Canadian Pacific regarding a business combination between Canadian Pacific and Norfolk Southern without any preconditions and without in any way precluding discussions Norfolk Southern’s Board of Directors may choose to engage in with other parties. If I vote for the Proposed Resolution, am I agreeing to a business combination transaction between Norfolk Southern and Canadian Pacific? No. Approval of the Proposed Resolution will not constitute shareholder approval of a possible business combination transaction. Approval will neither require Norfolk Southern’s Board of Directors to take any specific action, nor prohibit them from taking any specific actions. However, it will send a message to Norfolk Southern’s Board of Directors that Norfolk Southern’s shareholders want Norfolk Southern to engage in a meaningful dialogue with Canadian Pacific regarding a possible business combination, which may be an important step in facilitating negotiations between Canadian Pacific and Norfolk Southern with respect to a business combination. Who can vote at the Meeting? Company Shareholders of record as of the close of business on the Record Date, March 22, 2016, will be entitled to vote at the Meeting, except for shares held by wholly owned subsidiaries of the Company, which are not entitled to vote those shares under Virginia law. Based on the NS Definitive Proxy, as of the Record Date, there were 296,202,198 shares (excluding 20,320,777 shares held by the Company’s wholly owned subsidiaries) of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote. How many votes must be voted in favor of the Proposed Resolution described in this proxy statement? Under Virginia law and under the Company’s Restated Articles of Incorporation, actions such as the Proposed Resolution are approved, so long as a quorum for the Meeting exists, if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions or shares that are not voted are not “cast” for this purpose. Brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions from their customers as to how to vote on this matter. What should I do in order to vote for the Proposed Resolution? If your Common Stock is held of record in your own name, please authorize a proxy to vote by signing, dating and returning the accompanying GREEN proxy card in the enclosed postage−paid envelope (or by submitting your voting instructions by Internet or phone as described on the GREEN proxy card). 2

Table of Contents If you own your Common Stock in the name of a brokerage firm, bank, bank nominee or other nominee holder, you are considered the beneficial owner of shares held in “street name” and only such entity can vote your Common Stock and only upon receipt of your voting instructions. Thus, in order for your Common Stock to be voted at the Meeting, provide such entity with your voting instructions for your Common Stock by following the instructions on the GREEN voting instruction form provided by your brokerage firm, bank, bank nominee or other nominee holder. Please do so for each separate account you maintain. You may vote your Common Stock in person at the Meeting only if you bring a “legal proxy” from the record holder (the brokerage firm, bank, bank nominee or other nominee holder who holds your shares) assigning its voting authority to you. To gain admission to the Meeting, you must bring a valid, government−issued photo identification and proof of beneficial ownership held in street name, such as (1) a copy of the voting information form from your brokerage firm, bank, bank nominee or other nominee holder with your name on it; (2) a letter from your brokerage firm, bank, bank nominee or other nominee holder stating that you owned Common Stock as of the Record Date; or (3) an original brokerage account statement indicating that you owned Common Stock as of the Record Date. If Common Stock is credited to your account in the Norfolk Southern Corporation Thoroughbred Retirement Investment Plan or the Thrift and Investment Plan, you will receive an instruction form from the trustee of that plan. Your instruction form submitted by mail, over the Internet or phone serves as voting instructions for the trustee of the plans, Vanguard Fiduciary Trust Company. According to the NS Definitive Proxy, if your instruction is not received by the trustee by 11:59 P.M. Eastern Time on May 9, 2016, the trustee of these plans will vote your Common Stock for each item on the Company’s WHITE proxy card in the same proportion as the shares that are voted for that item by the other participants in the respective plan. Employee plan participants may vote their plan shares only through the trustee and may not vote their plan shares in person at the Meeting. What is the deadline for submitting proxies? Proxies voted by mail must be received prior to the Meeting. Proxies can be voted by Internet or by phone until 11:59 PM EDT on May 11, 2016, the day before the Meeting. Who is paying for the solicitation on behalf of Canadian Pacific? We will pay all costs for the solicitation of proxies on behalf of Canadian Pacific for the Meeting and we will not seek reimbursement of those costs from the Company. Whom should I call if I have any questions about the solicitation? If you have any questions or require any assistance, please contact D.F. King & Co., Inc. (“D.F. King”), proxy solicitor for Canadian Pacific, toll free at (800) 252−8173. Bank and brokers and callers from other countries may call collect at (212) 269−5550. CURRENCY Unless otherwise indicated, all amounts in this Proxy Statement are stated in United States dollars. BACKGROUND INFORMATION AND PAST CONTACTS From time to time, Canadian Pacific and the Canadian Pacific Board of Directors, together with their legal and financial advisors, have reviewed and evaluated strategic opportunities and alternatives with a view to enhancing shareholder value. As part of these ongoing evaluations, Canadian Pacific analyzed available public information regarding Norfolk Southern and its business and operations to determine whether a merger or other business combination between Canadian Pacific and Norfolk Southern was feasible and was likely to produce favorable 3

Table of Contents results for the combined companies. Canadian Pacific views Norfolk Southern’s business as attractive and complementary to Canadian Pacific’s business and operations, and based on its analyses and the relative trading prices and results of operations of the respective companies, Canadian Pacific determined that a business combination was desirable. On November 9, 2015, E. Hunter Harrison, Canadian Pacific’s Chief Executive Officer, spoke with James A. Squires, Norfolk Southern’s Chairman, President, and Chief Executive Officer, to discuss a possible combination of their respective companies. Mr. Harrison informed Mr. Squires that Canadian Pacific was prepared to submit this proposal to Mr. Squires in writing. Mr. Squires asked Mr. Harrison to defer sending this letter until such time as the two CEO’s could meet face to face. On November 13, 2015, Mr. Harrison met in person with Mr. Squires to continue their discussion regarding a possible combination of their respective companies. At the meeting, Mr. Squires expressed doubts as to whether it would be possible to obtain regulatory approval for the potential combination. On November 16, 2015, Norfolk Southern provided Canadian Pacific a draft two−year standstill and non−disclosure agreement. The draft indicated that Pershing Square was to sign a substantially similar agreement. In light of Norfolk Southern’s initial unwillingness to engage in substantive discussions regarding a potential transaction and Canadian Pacific’s concern that signing such a standstill would preclude it from further efforts to pursue such a transaction, Canadian Pacific was not willing to agree to a standstill and did not execute the agreement. On November 17, 2015, Mr. Harrison and Andrew F. Reardon, Chairman of the Board of Directors of Canadian Pacific, sent a letter to Mr. Squires memorializing the terms of Canadian Pacific’s offer which Mr. Harrison had previously discussed with Mr. Squires. In the letter, Messrs. Harrison and Reardon proposed a combination in which Norfolk Southern shareholders would receive $46.72 in cash and 0.348 shares of stock in a new company which would own Canadian Pacific and Norfolk Southern, for a total value of $93.45 per share (based on the closing price for Canadian Pacific common stock on Friday, November 6, 2015, the last trading day before the offer was initially communicated) and reviewed the potential benefits of the proposed combination, noting that “as our combined network creates more comprehensive end−to−end shipment solutions for our customers while reducing congestion in key corridors such as Chicago, network capacity will expand allowing us to improve service and lower costs—which is both pro−shipper and pro−competition. A combined network will also lead to faster growth for the new entity versus what either of us would be able to achieve on our own and, importantly, would create a larger, more diversified book of business less dependent on volatile commodities such as crude oil or thermal coal. Finally, the United States and Canada would benefit from having an end−to−end shipment solution that improves safety, reduces highway congestion, improves service, lowers cost and increases overall freight capacity (which is vital to support expanded economic growth) behind an environmentally friendly form of transportation funded exclusively with private versus public expenditures.” That same day, Canadian Pacific issued a press release containing the full text of the letter. Later on November 17, 2015, Norfolk Southern issued a press release announcing that its board of directors would evaluate Canadian Pacific’s offer. On December 4, 2015, Mr. Squires sent a letter to Messrs. Harrison and Reardon stating that Norfolk Southern’s Board of Directors had determined that Canadian Pacific’s proposed consideration of $46.72 in cash plus 0.348 shares in the combined company was “grossly inadequate” and that the proposed transaction gave rise to “substantial regulatory risks and uncertainties”. That same day, Norfolk Southern issued a press release announcing that its Board of Directors had rejected Canadian Pacific’s offer which included the full text of the letter sent to Messrs. Harrison and Reardon. 4

Table of Contents Later on December 4, 2015, Canadian Pacific issued its own press release expressing its disappointment with Norfolk Southern’s rejection of its offer and announcing that Canadian Pacific would hold a conference call on December 8, 2015 to discuss its offer and deliver clarity, context and detail to the proposed transaction. On December 7, 2015, Canadian Pacific sent the following letter to Norfolk Southern regarding a revised, improved proposal for Norfolk Southern, the full text of which was included in a press release issued the following day: “Mr. James A. Squires Chairman and Chief Executive Officer Norfolk Southern Railway Company Three Commercial Place Norfolk, VA 23510 Dear Jim, In order to address the concerns you have publicly expressed, we have improved our prior offer by: 1) dramatically reducing the regulatory risk for [Norfolk Southern]’s shareholders, 2) making it substantially more financially attractive by increasing [Norfolk Southern] shareholders’ ownership of the pro forma company from 41% to 47%, and 3) agreeing to complete due diligence in no more than three weeks while contemporaneously negotiating definitive documentation. To alleviate any regulatory concerns that [Norfolk Southern] shareholders might have, we are prepared to close the transaction into a voting trust. By utilizing a voting trust, [Norfolk Southern] shareholders will receive a substantial cash payment and shares in a new investment grade company which would be listed on both the NYSE and TSX. Based on extensive work done by our lead transaction counsel, Simpson Thacher, and our United States and Canadian regulatory counsel, Stinson Leonard Street and Bennett Jones, we anticipate the closing and listing of shares to occur on May 1, 2016. At the closing of the transaction, [Norfolk Southern] shareholders will receive $32.86 in cash and 0.451 shares of stock in a new company which will own [Norfolk Southern] and Canadian Pacific. We estimate the total value of the stock and cash consideration to [Norfolk Southern] shareholders to be worth $125 to $140 per share at the closing of the transaction in May 2016. The revised transaction offers a 37% to 53% premium to today’s closing price of $91.52 and a 58% to 77% premium to the unaffected price of $79.14 per share. We remain ready to work with you and your team immediately on this transformational opportunity. This offer has received the unanimous support of our Board of Directors. Yours sincerely, E. Hunter Harrison, CEO Andrew F. Reardon, Chairman Canadian Pacific Railway Canadian Pacific Railway” Following the issuance of the press release on December 8, 2015, announcing the revised, improved proposal, Canadian Pacific hosted a conference call to discuss the terms of the revised, improved proposal. During the conference call, members of Canadian Pacific’s senior management discussed their views regarding the merits of the combination and the STB regulatory process and Mr. Bill Ackman, chief executive officer of Pershing Square Capital Management, L.P., one of Canadian Pacific’s largest shareholders, and also a director of Canadian Pacific, presented an investor’s perspective of Canadian Pacific’s revised, improved offer. Later on December 8, 2015, Norfolk Southern issued a press release confirming receipt of Canadian Pacific’s revised proposal and asserting that the increased stock portion of the consideration and decreased cash portion of the consideration resulted in the total consideration represented by the revised proposal being lower than the original proposal which the Norfolk Southern Board of Directors had determined was not in the best interest of Norfolk Southern and its shareholders. The press release also asserted that the transaction was “still subject to substantial regulatory risk”. 5

Table of Contents On December 14, 2015, Mr. Squires and Steven Leer, Norfolk Southern’s Lead Independent Director, sent a letter to Messrs. Harrison and Reardon, which Norfolk Southern publicly filed as an exhibit to a Form 8−K, rejecting Canadian Pacific’s December 7, 2015, revised proposal to acquire Norfolk Southern. On December 16, 2015, Canadian Pacific hosted a conference call to present a third revised and enhanced offer for Norfolk Southern. During the conference call, members of Canadian Pacific’s senior management discussed their views regarding the merits of the combination and Mr. Ackman presented an investor’s perspective of Canadian Pacific’s revised and enhanced offer. In addition to providing each Norfolk Southern shareholder with $32.86 in cash and 0.451 shares of stock in a new company which would own Canadian Pacific and Norfolk Southern, each Norfolk Southern shareholder would receive 0.451 of a contingent value right (the “CVR”). Importantly, each CVR would provide a supplemental cash payment of between $0 and $25. The CVR entitles holders to receive one dollar for every dollar the volume−weighted average trading price of the combined company’s stock during the relevant measurement period is less than $175, up to $25. Moreover, since this would be expected to be a highly liquid instrument with approximately 137 million units outstanding, we expect Norfolk Southern shareholders would be able to sell their CVRs in the market at or after the transaction closes into trust. That same day, Canadian Pacific issued the following press release: “Canadian Pacific provides details of CVR instrument in revised offer for Norfolk Southern Calgary, AB – Canadian Pacific (TSX:CP) (NYSE:CP) today presented a revised, enhanced offer for Norfolk Southern Corp. (NS) that will give [Norfolk Southern] shareholders the opportunity to receive for each share of [Norfolk Southern] US$32.86 in cash, 0.451 shares of stock in the combined CP−NS company, and 0.451 of a contingent value right, which will have a maximum value of US$25. [Canadian Pacific] is committed to this transaction, which would create a true coast−to−coast railway that enhances competition and generates significant shareholder value. To that end, [Canadian Pacific] has added contingent value rights (CVR) to the offer, which increase the overall value of the offer and also protect the value to [Norfolk Southern] shareholders going forward. A CVR is a highly liquid instrument that gives holders the ability to convert to cash at their discretion. This particular CVR protects the holder’s value in the event that the value of the stock in a combined CP−NS is below US$175 a share at the date of payment. Each CVR would entitle the holder to receive a cash payment from [Canadian Pacific] equal to the difference between the CP−NS share price during the relevant measurement period and US$175 per share (with no payment in the event CP−NS share price is above US$175), up to a maximum value of US$25 a share. Under the [Canadian Pacific] proposal, the measurement period would begin on or about April 20, 2017 and would end on or about October 20, 2017 with shareholders receiving their cash payment on or about October 25, 2017. In the event of a full CVR payout, the total cash payment would represent an additional US$3.4 billion and [Canadian Pacific] is confident it would maintain an investment grade rating. Details of the revised offer are provided in an investor presentation posted to [Canadian Pacific]’s website at www.cpr.ca/en/investors.” On December 23, 2015, Messrs. Squires and Leer sent a letter to Messrs. Harrison and Reardon rejecting Canadian Pacific’s December 14, 2015, revised proposal to acquire Norfolk Southern and stating Norfolk Southern’s Board of Directors’ view that Canadian Pacific’s enhanced proposal including the CVR was still “grossly inadequate” and still “create[d] substantial regulatory risks”. Norfolk Southern also issued a press release that same day with the full text of the letter. On February 9, 2016, Canadian Pacific issued a press release announcing it had notified Norfolk Southern of its intent to submit the Proposed Resolution. The press release quoted Mr. Harrison as saying, “We are not asking [Norfolk Southern] shareholders to vote on the existing proposal; we are simply asking them to vote in favour of having their board talk to us . . . We continue to believe in the potential to create a transcontinental railroad with [Norfolk Southern] and believe this is a fair and measured approach to getting a deal done.” Later that same day, Norfolk Southern issued a press release again refusing to engage in discussions with Canadian Pacific regarding a business combination. 6

Table of Contents On February 16, 2016, Canadian Pacific issued a press release announcing its intention to seek a declaratory order from the STB confirming the viability of the voting trust structure that Canadian Pacific has suggested as part of its proposed merger with Norfolk Southern in order to address one of Norfolk Southern’s initially expressed concerns, despite the fact that neither the use of a voting trust, nor receipt of a favorable declaratory order from the STB, had ever been a condition to any of Canadian Pacific’s three proposals. In the press release, Canadian Pacific stated that it “urges [Norfolk Southern], consistent with its duties to its shareholders, to assist constructively in this effort, but intends to proceed regardless of [Norfolk Southern]’s cooperation”. On February 29, 2016, Norfolk Southern filed the NS Preliminary Proxy which included the Proposed Resolution for an advisory vote of the Company Shareholders. In the NS Preliminary Proxy, Norfolk Southern expressed, for the first time publicly and only after Canadian Pacific submitted notice of its intent to propose a shareholder resolution calling for discussions with us, a conditional willingness to engage with us, stating that “in the event that [Canadian Pacific] addresses [Norfolk Southern’s] concerns by receiving a declaratory order from the STB validating its proposed voting trust structure and indicates a willingness to meaningfully increase the value represented by its proposal, Norfolk Southern would be willing to enter into good faith discussions with [Canadian Pacific] regarding the potential combination of the two companies”. On March 2, 2016, Canadian Pacific submitted a petition for an expedited declaratory order from the STB that a structure in which Canadian Pacific holds its current rail carrier subsidiaries in an independent, irrevocable voting trust while it acquires control of Norfolk Southern and seeks STB merger authority potentially could be used to avoid the exercise of unlawful premature common control and that it would be potentially permissible for the chief executive officer of Canadian Pacific to terminate his position at the Canadian Pacific entities in trust and then to take the comparable position at Norfolk Southern pending merger approval. THE PROPOSED RESOLUTION Canadian Pacific intends to propose the following shareholder resolution (the “Proposed Resolution”) at the Meeting: RESOLVED, that the shareholders of the Company hereby request that the board of directors of the Company promptly engage in good faith discussions with Canadian Pacific Railway Limited (“Canadian Pacific”) regarding a business combination transaction involving Canadian Pacific and the Company, without in any way precluding discussions the board of directors of the Company may choose to engage in with other parties. Canadian Pacific is not asking you to vote on or to approve a business combination transaction between Norfolk Southern and Canadian Pacific at this time. However, a vote for the Proposed Resolution will send a clear message to Norfolk Southern’s Board of Directors that Norfolk Southern’s shareholders support Norfolk Southern exploring all avenues for maximizing shareholder value, including through a business combination with Canadian Pacific and that Norfolk Southern should promptly engage in good faith discussions with Canadian Pacific regarding a business combination between Canadian Pacific and Norfolk Southern without any preconditions and without in any way precluding discussions Norfolk Southern’s Board of Directors may choose to engage in with other parties. Canadian Pacific urges Company Shareholders to vote “FOR” the Proposed Resolution. REASONS FOR THE PROPOSED RESOLUTION Canadian Pacific has approached Norfolk Southern three times since November 9, 2015 with proposals regarding a business combination between Canadian Pacific and Norfolk Southern, and in each case has publicly indicated 7

Table of Contents a willingness and desire to meet directly and unconditionally with Norfolk Southern to explore the potential benefits of and structures to accomplish such a business combination. Despite our willingness to engage in direct discussions with Norfolk Southern, Norfolk Southern has rejected our proposals for a business combination and refused to engage in a meaningful dialogue regarding a transaction. We remain deeply interested in pursuing good faith discussions with Norfolk Southern regarding such a business combination and are prepared to discuss all issues, including price, openly and constructively. Through the Proposed Resolution, we are asking Company Shareholders to urge their Board of Directors and management to meet with us without any preconditions. Canadian Pacific strongly believes that a combined railroad would offer unparalleled customer service and competitive rates that will support the success of the shippers and industries it serves, and satisfy the STB and Canadian regulators. Canadian Pacific further believes that the proposed transaction offers the best opportunity to improve the efficiency of the existing network and create much needed incremental capacity without adding infrastructure, all while improving service for shippers, because Canadian Pacific believes that its proposed combination with Norfolk Southern will introduce alternative options for re−routing traffic around areas of congestion, create new opportunities to generate the most efficient route for rail shipments, allow the combined railroad to provide end−to−end service to customers and improve overall service for shippers of all sizes across North America. Norfolk Southern has publicly announced a strategic plan including a commitment to achieve annual expense savings of $650 million and to drive its operating ratio below 65%, both by 2020, despite the fact that Norfolk Southern’s operating ratio has remained above 70% for the past 10 years. In the NS Definitive Proxy, Norfolk Southern states that the Norfolk Southern Board of Directors “believes that Norfolk Southern’s strategic plan is the right formula for building long−term value for all [Norfolk Southern’s] shareholders”. By contrast, Canadian Pacific has already reduced its operating ratio from 81% to 61%, a full 20 percentage points, since 2011. Moreover, while Hunter Harrison was chief operating officer and later chief executive officer of Canadian National Railway (“CN”), CN’s operating ratio was reduced significantly from 78% the year before his arrival to a low of 62% nine years later. Canadian Pacific has publicly announced that it estimates more than $1.8 billion of annual operating synergies can be achieved at Norfolk Southern over the next several years, including $1.3 billion of operational improvements prior to the combination of the two railroads – twice what Norfolk Southern’s management team believes they can achieve at Norfolk Southern on their own – and we believe that Hunter Harrison’s track record at achieving such savings lends credence to this assertion and to our confidence it can be achieved. As publicly disclosed in Canadian Pacific’s December 16, 2016, investor presentation, the $1.3 billion of operational improvements that Canadian Pacific estimates it can achieve prior to the combination consist of approximately $100 million from fuel efficiency improvement, approximately $230 million from increased train productivity, approximately $380 million from increased locomotive productivity and approximately $550 million from improved workforce management and leveraging attrition. These estimates reflect the assumption that prior to the combination of the two railroads the operational efficiencies implemented at Norfolk Southern would improve its performance metrics to the industry average levels, rather than Canadian Pacific’s industry−leading levels. The incremental approximately $500 million of operating synergies that Canadian Pacific estimates it can achieve from the combination of the two railroads following STB approval consist of approximately $270 million from streamlining support functions and $225 million from higher operating income from revenue synergies. Canadian Pacific believes that there likely is additional value, above and beyond the $1.8 billion of annual operating synergies Canadian Pacific believes based on public information that it can achieve, including potential cash tax savings of approximately $200 million, which could be realized at Norfolk Southern through a potential business combination were the Norfolk Southern Board of Directors willing to engage in good faith discussions with Canadian Pacific. Accordingly, Canadian Pacific believes that the merger of the two companies would create unique opportunities to create substantial long−term value for the shareholders of both companies, as well as providing Company Shareholders with a significant upfront cash premium for their Common Stock. A vote for the Proposed Resolution will send a clear message to the Norfolk Southern’s Board of Directors that Norfolk Southern’s shareholders support Norfolk Southern exploring all avenues for maximizing shareholder value, including through a business combination with Canadian Pacific and that Norfolk Southern should 8

Table of Contents promptly engage in good faith discussions with Canadian Pacific regarding a business combination between Canadian Pacific and Norfolk Southern without any preconditions and without in any way precluding discussions the Norfolk Southern Board of Directors may choose to engage in with other parties. Approval of the Proposed Resolution will not constitute shareholder approval of a possible business combination transaction. Nor will approval require Norfolk Southern’s Board of Directors to take any specific action, nor prohibit them from taking any specific actions. However, it will tell Norfolk Southern’s Board of Directors that Norfolk Southern’s shareholders want Norfolk Southern to engage in a meaningful dialogue with Canadian Pacific regarding a possible business combination. WE URGE YOU TO SEND THIS IMPORTANT MESSAGE TO THE COMPANY’S BOARD OF DIRECTORS BY COMPLETING, EXECUTING, DATING AND RETURNING THE GREEN PROXY CARD TO D.F. KING TODAY (OR BY SUBMITTING YOUR PROXY BY INTERNET OR PHONE). PLEASE FOLLOW THE INSTRUCTIONS FOR DELIVERING YOUR GREEN PROXY CARD DESCRIBED BELOW. THE MEETING Record Date for the Meeting. Company Shareholders of record at the close of business on the Record Date will receive notice of the Meeting and be entitled to vote the shares of Common Stock that they held on the Record Date. Each share of Common Stock will be entitled to one vote, except for shares held by wholly owned subsidiaries of the Company, which are not entitled to vote those shares under Virginia law. Time and Location of the Meeting; Notice of the Meeting. The Meeting will be held on May 12, 2016, at 8:30 A.M. local time at Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia. This Proxy Statement and the enclosed GREEN proxy card are first being sent or given on or about March 29, 2016 to all holders of Common Stock as of the Record Date entitled to vote at the Meeting. Quorum. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions and broker non−votes are counted as present and entitled to vote for purposes of determining a quorum. Required Votes. Under Virginia law, and under the Company’s Restated Articles of Incorporation, the Proposed Resolution is approved, so long as a quorum for the Meeting exists, if the votes cast favoring the Proposed Resolution exceed the votes cast opposing the Proposed Resolution. Abstentions or shares that are not voted are not counted as cast for this purpose. Brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item. The vote sought by this proposal is advisory and is not binding on the Company’s Board of Directors. The votes required to approve each of the other matters to be considered by the Company Shareholders at the Meeting are as follows: Voting Item Voting Standard Treatment of Abstentions and Broker Non−Votes Election of Directors Majority of votes cast Not counted as votes cast and therefore no effect. Ratification of Independent Auditors Majority of votes cast Abstentions are not counted as votes cast and therefore no effect. Brokers have discretionary authority to vote without direction from the beneficial owner. If cast, the votes count. Advisory Approval of Executive Compensation Majority of votes cast Not counted as votes cast and therefore no effect. 9

Table of Contents PROCEDURES FOR SUBMITTING YOUR GREEN PROXY CARDS Voting Procedure. Pursuant to this Proxy Statement, Canadian Pacific is requesting that you complete, sign, date and deliver to the address below, the enclosed GREEN proxy card by which you will grant us a revocable proxy to vote on your behalf in favor of the Proposed Resolution at the Meeting. Executed GREEN proxy cards should be delivered by mail using the enclosed postage−paid envelope. In addition, you may submit your proxy in any of the following ways: • Voting via the Internet. If you wish to vote via the Internet, you may submit your vote 24 hours a day, 7 days a week, up until 11:59 P.M. Eastern Daylight Savings Time on May 11, 2016 by visiting the website provided on the GREEN proxy card. Please refer to the voting instructions on the GREEN proxy card. If you vote through the Internet, you do not need to return your GREEN proxy card by mail; or • Voting by Phone. If you live in the United States, you may submit your vote 24 hours a day, 7 days a week up until 11:59 P.M. Eastern Daylight Savings Time on May 11, 2016 by calling the toll−free phone number on the GREEN proxy card. Please refer to the voting instructions on the GREEN proxy card. If you vote by phone, you do not need to return your GREEN proxy card by mail; or • Voting in person by attending the Meeting. Written ballots will be distributed to Company Shareholders who wish to vote in person at the Meeting. If you hold your shares through a bank, broker or other custodian, you must obtain a “legal proxy” from such custodian in order to vote in person at the Meeting. See section entitled “Instructions for “Street Name” Shareholders” on page iii of this Proxy Statement. Revocation Procedure. Company Shareholders who have completed, signed, dated and returned a GREEN proxy card may revoke it at any time before the proxy is exercised in any of the following ways: • By delivering an instrument revoking the earlier proxy or delivering a duly executed later−dated proxy card for the same shares to either (a) D.F. King, our proxy solicitor, at 48 Wall Street, New York, New York 10005, Attn: CP−NS Tabulation or (b) the Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150−5155; or • Even if you have voted through the Internet or by phone, by visiting the same website or by calling the same toll−free number and following the instructions provided on the GREEN proxy card; or • By voting in person by written ballot at the Meeting. You may revoke your proxy and vote in person if you wish, even if you have previously returned your GREEN proxy card or submitted your proxy by the Internet or phone. Your attendance at the Meeting will not, by itself, revoke your proxy; you must actually vote by written ballot in person at the Meeting in order to revoke your proxy. • For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, bank nominee or other nominee holder, or if you have obtained a “legal proxy” from your brokerage firm, bank, bank nominee or other nominee holder giving you the right to vote your shares, by attending the Meeting and voting in person. See section entitled “Instructions for “Street Name” Shareholders” on page iii of this Proxy Statement. Broker Non−Votes. Broker non−votes will be counted as present and entitled to vote for purposes of determining a quorum, but are not entitled to vote on the Proposed Resolution. A “broker non−vote” occurs when a beneficial owner of shares held by a brokerage firm, bank, bank nominee or other nominee holder fails to provide the record holder with voting instructions on any “non−routine” matters brought to a vote at a shareholder meeting. Under the rules of the New York Stock Exchange, “non−routine” matters include matters such as the Proposed Resolution. As such, a broker may not vote your shares with respect to the Proposed Resolution without your specific instructions. Counting Votes. According to the NS Definitive Proxy, Company Shareholder votes will be tabulated by an independent inspector of election for the Meeting, and all properly signed proxy cards and all properly recorded Internet and phone votes will be counted for purposes of determining if a quorum is present at the meeting. Votes 10

Table of Contents marked “abstain” with respect to the Proposed Resolution will be counted for purposes of determining a quorum but will not be counted as votes cast at the meeting, and therefore will have no effect on whether the Proposed Resolution is passed. Votes for director nominees that are marked “abstain” will be counted for purposes of determining a quorum, but will not be counted as votes cast at the meeting, and therefore will have no effect on the election of the director with respect to whom the voter has abstained. Votes marked “abstain” with respect to the ratification of the Company’s selection of its independent registered public accounting firm will be counted for purposes of determining a quorum but will not be counted as votes cast at the meeting, and therefore will have no effect on the ratification of the Company’s selection of its independent registered public accounting firm. Votes marked “abstain” with respect to the resolution on executive compensation will be counted for purposes of determining a quorum but will not be counted as votes cast at the meeting, and therefore will have no effect on whether the resolution on executive compensation is passed. Broker non−votes will be counted as present and entitled to vote for purposes of determining a quorum, but will not be counted as cast at the meeting. The proxies named in the accompanying GREEN proxy card will not have discretionary authority to vote on any of the matters specifically described in this Proxy Statement. Canadian Pacific has no reason to believe that any proposals other than those described in this Proxy Statement will come before the Company Shareholders at the Meeting. However, if other proposals are introduced at the Meeting, the proxies named in the accompanying GREEN proxy cards will vote shares represented by GREEN proxy cards on any such other matters in their discretion. If your shares of Common Stock are registered in your own name, please complete, sign, date and mail the enclosed GREEN proxy card to D.F. King in the postage−paid envelope provided. If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other nominee holder, only it can sign the GREEN proxy card or vote via the Internet, by phone or in person with respect to your Company Common Stock. Accordingly, please contact the person responsible for your account and give instructions for the GREEN proxy card to be signed representing your shares of Common Stock. Your vote in favor of the Proposed Resolution is extremely important, no matter how many or how few shares you own. Please complete, sign, date and mail the GREEN proxy card to the address below as promptly as possible. If you have any questions about completing, executing, dating or delivering your GREEN proxy card or require assistance, please contact: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Banks and Brokers Call Collect: (212) 269−5550 All Others Call Toll−free: (800) 252−8173 E−mail: NS−CP@dfking.com SOLICITATION OF PROXIES; EXPENSES Proxies may be solicited by mail, phone, telecopier, in person and over the Internet. Solicitations may be made by directors, officers, investor relations personnel and other employees of Canadian Pacific, none of whom will receive additional compensation for such solicitations. We will reimburse the reasonable out−of−pocket expenses of banks, brokerage houses, and other custodians, nominees, and fiduciaries in connection with the forwarding of solicitation material to the beneficial owners of Common Stock that such institutions hold. 11

Table of Contents We have retained D.F. King for solicitation and advisory services in connection with this proxy solicitation. D.F. King will receive customary fees for its services of up to $2 million, plus reimbursement of reasonable out−of−pocket expenses. D.F. King will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Canadian Pacific will bear the entire expense of preparing and mailing this Proxy Statement and any of its other soliciting materials and we will not seek reimbursement of those costs from the Company. OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING According to the NS Definitive Proxy, at the Meeting Company Shareholders also will be asked: • to elect eleven nominees to the Company’s Board of Directors for a one−year term; • to ratify the appointment of KPMG LLP, independent registered public accounting firm, as the Company’s independent auditors for 2016; and • to approve, on an advisory basis, of executive compensation. Canadian Pacific is not making any recommendation on these matters. Company Shareholders may use the GREEN proxy card accompanying this Proxy Statement to vote on the election of directors, the ratification of the appointment of the Company’s independent registered public accounting firm and the approval, on an advisory basis, of executive compensation. In the absence of written instructions on these matters, GREEN proxy cards will be voted “ABSTAIN” on such matters. The following information regarding director nominees, the Company’s independent registered public accounting firm and the compensation of the Company’s named executive officers is taken from the NS Definitive Proxy. Canadian Pacific has not independently verified any of the information regarding these other proposals and is not responsible for the accuracy or completeness of any information based on or excerpted from the NS Definitive Proxy. ELECTION OF DIRECTORS Company Shareholders are directed to review the Company’s definitive proxy statement for the names of the nominees for election to the Company’s Board of Directors as well as other information about the nominees, the compensation paid to the Company’s directors, the various committees of the Company’s Board of Directors and certain other matters. According to the NS Definitive Proxy, nominees for election this year are Thomas D. Bell, Jr., Erskine B. Bowles, Robert A. Bradway, Wesley G. Bush, Daniel A. Carp, Steven F. Leer, Michael D. Lockhart, Amy E. Miles, Martin H. Nesbitt, James A. Squires and John R. Thompson. Canadian Pacific makes no recommendation regarding the election of any of these nominees. In the absence of written instructions, GREEN proxy cards will be voted “ABSTAIN” with respect to the election of each of the nominees. PROPOSAL TO RATIFY SELECTION OF AUDITORS Information regarding this proposal is available in the NS Definitive Proxy. 12

Table of Contents Canadian Pacific makes no recommendation regarding the ratification of the appointment of the Company’s independent registered public accounting firm. In the absence of written instructions, GREEN proxy cards will be voted “ABSTAIN” with respect to this proposal. PROPOSAL TO APPROVE EXECUTIVE COMPENSATION This non−binding advisory vote on the executive compensation of the Company’s named executive officer, commonly known as “Say−on−Pay,” is required by the Dodd−Frank Wall Street Reform and Consumer Protection Act of 2010. In accordance with the recommendation of the Company Shareholders at the 2011 Annual Meeting, the Company’s Board of Directors has determined to seek an advisory vote on executive compensation annually until the next required vote on the frequency of such advisory votes. The Company is required to hold such frequency votes at least every six years. Information regarding this proposal is available in the NS Definitive Proxy. Canadian Pacific makes no recommendation regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers. In the absence of written instructions, GREEN proxy cards will be voted “ABSTAIN” with respect to this proposal. NO APPRAISAL OR DISSENTERS’ RIGHTS Company Shareholders will not have rights of appraisal or similar dissenters’ rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Meeting. CERTAIN INFORMATION REGARDING THE COMPANY The Company is a Virginia corporation with its principal executive offices at Three Commercial Place, Norfolk, Virginia 23510. The phone number of the Company’s executive offices is (757) 629−2680, and its Internet website address is www.nscorp.com. Pursuant to Rule 14a−5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reference is made to the NS Definitive Proxy for information concerning the proposals, other than the Proposed Resolution, to be voted upon at the Meeting, the Common Stock, the beneficial ownership of Common Stock by the principal holders thereof, other information concerning the Company’s management, interests of the nominees for election as a director of the Company and any associates of such nominees and certain other matters regarding the Company and the Meeting. The Company is subject to the informational filing requirements of the Exchange Act and in accordance therewith it files periodic reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by calling (202) 551−8090. The Company’s filings with the SEC are also available to the public without charge on the SEC’s website (http://www.sec.gov). Except as otherwise noted herein, the information concerning the Company contained in this Proxy Statement has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we have not independently verified the accuracy or completeness of such information and do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events that may affect the significance or accuracy of such information. 13

Table of Contents CERTAIN INFORMATION REGARDING THE PARTICIPANTS Canadian Pacific will be making the solicitations to receive votes for the Proposed Resolution at the Meeting. Canadian Pacific, through its subsidiaries, operates a transcontinental railway in Canada and the United States. Canadian Pacific provides rail and intermodal transportation services over a network of approximately 12,500 miles, serving the principal business centers of Canada from Montreal, Quebec, to Vancouver, British Columbia, and the U.S. Northeast and Midwest regions. Canadian Pacific’s railway network feeds directly into the U.S. heartland from the East and West coasts. Agreements with other carriers extend Canadian Pacific’s market reach east of Montreal in Canada, throughout the U.S. and into Mexico. Canadian Pacific transports bulk commodities, merchandise freight and intermodal traffic. Bulk commodities include grain, coal, fertilizers and sulphur. Merchandise freight consists of finished vehicles and automotive parts, as well as forest and industrial and consumer products. Intermodal traffic consists largely of retail goods in overseas containers that can be transported by train, ship and truck, and in domestic containers and trailers that can be moved by train and truck. Canadian Pacific is a Canadian corporation with principal executive offices at 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9. The phone number of Canadian Pacific’s executive offices is (403) 319−7000, and our Internet website address is www.cpr.ca. The following tables set forth the name of each director, executive officer and certain employees of Canadian Pacific and certain other entities who may assist D.F. King in soliciting proxies from Company Shareholders. Unless otherwise indicated, (i) the current business address of each person is c/o Canadian Pacific, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 and (ii) each occupation set forth opposite an individual’s name refers to employment with Canadian Pacific. Name Present Position with Canadian Pacific or Other Principal Occupation or Employment E. Hunter Harrison Director; Chief Executive Officer Andrew F. Reardon Chairman of the Board William Ackman Director The Hon. John R. Baird Director Isabelle Courville Director Keith E. Creel Director; President and Chief Operating Officer Rebecca MacDonald Director Dr. Anthony R. Melman Director Matthew H. Paull Director Jeffrey J. Ellis Chief Legal Officer and Corporate Secretary Mark J. Erceg Executive Vice President and Chief Financial Officer Peter J. Edwards Vice President, Human Resources and Labour Relations Laird J. Pitz Vice President, Chief Risk Officer Michael J. Redeker Vice President, Chief Information Officer Mark K. Wallace Vice President, Corporate Affairs and Chief of Staff Paul A. Guthrie Special Counsel to the CEO James Clements Vice President, Strategic Planning & Transportation Services Nadeem Velani Vice President, Investor Relations Maeghan Albiston Director, Investor Relations Martin Cej Assistant Vice President, Public Affairs and Communications Jeremy Berry Director, Media Relations Pershing Square Capital Management, L.P. 888 Seventh Avenue, 42nd Floor, New York, NY 10019 Canadian Pacific shareholder, an investment advisory firm 14

Table of Contents The following tables set forth the information regarding Common Stock owned by any of the Participants. Participant Type of Security Date Purchased Number of Shares Price Canadian Pacific Railway Limited Common Stock November 27, 2015 100 $9,568.00 Except as disclosed above, no Participant (i) is the beneficial or record owner of any securities of Norfolk Southern or (ii) has purchased or sold any securities of Norfolk Southern within the past two years, borrowed any funds for the purpose of acquiring or holding any securities of Norfolk Southern, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of Norfolk Southern. Except as disclosed above, there have not been any transactions between the Participants and Norfolk Southern since the beginning of Norfolk Southern’s last fiscal year and, other than the proposed acquisition of Norfolk Southern described in this document, no Participant, nor any associate of any Participant has any arrangement or understanding with any person with respect to any future employment by Norfolk Southern or its affiliates, or with respect to any future transactions to which Norfolk Southern or its affiliates will or may be a party. SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING Pursuant to the NS Definitive Proxy and pursuant to Rule14a−8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2017 proxy statement and form of proxy for consideration at the Company’s next annual meeting of shareholders. To be eligible for inclusion in the Company’s 2017 proxy statement, a shareholder’s proposal must be received by the Company no later than November 28, 2016 and must otherwise comply with Rule 14a−8 under the Exchange Act. If an annual meeting is not held in 2016 or the date of the 2017 annual meeting varies by more than 30 days from the date of the 2016 annual meeting, the Company will be required to establish a deadline a reasonable amount of time prior to printing and mailing its proxy materials for the 2017 annual meeting. Proposals for the Company’s 2017 annual meeting must be submitted to the Company corporate secretary at Norfolk Southern Corporation, Three Commercial Place, 13 th Floor, Norfolk, Virginia 23510. If a shareholder desires to bring a matter before the Company’s annual meeting and the matter is submitted outside the process of Rule 14a−8 under the Exchange Act or if a shareholder desires to nominate an individual for election to the Company’s board of directors, the shareholder must follow the procedures set forth in the Company’s Bylaws. The Bylaws provide generally that shareholder proposals to be considered at an annual meeting for business and nominations for director may be made by a shareholder only if (1) the shareholder is a shareholder on the date of giving the notice of business and on the record date for the determination of shareholders entitled to vote at such meeting, and (2) the shareholder gives timely written notice of the matter to the Company’s corporate secretary. Pursuant to the Company’s Bylaws, written notice of business to be brought before an annual meeting and nomination for director must be received by the Company not less than 90 days nor more than 160 days prior to the anniversary date of the immediately preceding annual meeting, during the period that begins December 3, 2016 and ends February 11, 2017. OTHER INFORMATION If no direction is given on the enclosed GREEN proxy card, the named proxies will vote “FOR” the Proposed Resolution and “ABSTAIN” with respect to all other matters that may properly come before the Meeting or any adjournments, postponements or reschedulings thereof. 15

Table of Contents This Proxy Statement is dated March 29, 2016. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to Company Shareholders shall not create any implication to the contrary. You are advised to read this Proxy Statement and other relevant documents when they become available because they contain, and will contain, important information. You may obtain a free copy of this Proxy Statement and other relevant documents that we file with the SEC at the SEC’s web site at http://www.sec.gov or by contacting D.F. King at its address and phone numbers indicated above. Please refer to the Company’s proxy statement and annual report when filed with the SEC for certain additional information and disclosure required to be made by the Company in connection with the Meeting in accordance with applicable law. CAUTIONARY STATEMENT REGARDING FORWARD−LOOKING STATEMENTS This Proxy Statement contains certain forward−looking information within the meaning of applicable securities laws relating, but not limited, to Canadian Pacific’s proposal to Norfolk Southern regarding a possible business combination, Canadian Pacific’s shareholder proposal to Norfolk Southern, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward−looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions, information and statements about possible future events, conditions, and results of operations or performance. Forward−looking information may contain statements with words such as “anticipate”, “believe”, “expect”, “plan” or similar words suggesting future outcomes. Undue reliance should not be placed on forward−looking information as actual results may differ materially from the forward−looking information. Forward−looking information is not a guarantee of future performance. By its nature, Canadian Pacific’s forward−looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward−looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by Canadian Pacific with securities regulators in Canada and with the SEC in the United States. Reference should be made to “Item 1A − Risk Factors” and “Item 7 − Management’s Discussion and Analysis of Financial Condition and Results of Operations − Forward−Looking Information” in CP’s annual and interim reports on Form 10−K and 10−Q. Readers are cautioned not to place undue reliance on forward−looking information. Forward−looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward−looking information will not be achieved by Canadian Pacific. Except as required by law, Canadian Pacific undertakes no obligation to update publicly or otherwise revise any forward−looking information, whether as a result of new information, future events or otherwise. 16

Table of Contents YOUR SUPPORT IS IMPORTANT We are not asking you to vote on or to approve our proposal for a business combination with Norfolk Southern at this time. However, a vote for the Proposed Resolution will send a clear message to Norfolk Southern’s Board of Directors that Company Shareholders support Norfolk Southern exploring all avenues for maximizing shareholder value, including through a business combination with Canadian Pacific and that Norfolk Southern should promptly engage in good faith discussions with Canadian Pacific regarding a business combination between Canadian Pacific and Norfolk Southern without any preconditions and without in any way precluding discussions Norfolk Southern’s Board of Directors may choose to engage in with other parties. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, WE ARE SEEKING YOUR SUPPORT. PLEASE COMPLETE, SIGN, DATE, AND MAIL IN THE ENCLOSED GREEN PROXY CARD AS SOON AS POSSIBLE (TO THE ADDRESS SET FORTH BELOW). IF YOUR SHARES OF COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER NOMINEE HOLDER, ONLY IT CAN SIGN THE GREEN PROXY CARD WITH RESPECT TO YOUR SHARES OF COMMON STOCK. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR THE GREEN PROXY CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMMON STOCK. WHOM YOU CAN CALL IF YOU HAVE QUESTIONS If you have any questions or require any assistance, please contact D.F. King, proxy solicitor for Canadian Pacific, at the following address and toll free phone number: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 Banks and Brokers Call Collect: (212) 269−5550 All Others Call Toll−free: (800) 252−8173 E−mail: NS−CP@dfking.com IT IS IMPORTANT THAT YOU COMPLETE, SIGN, DATE AND RETURN THE GREEN PROXY CARD PROMPTLY TO D.F. KING IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY. CANADIAN PACIFIC RAILWAY LIMITED March 29, 2016 17

Table of Contents Important Notice Regarding the Availability of Proxy Materials for the Norfolk Southern Corporation Annual Meeting of Shareholders to be held May 12, 2016. The Proxy Statement, as well as other proxy materials distributed by Canadian Pacific Railway Limited, are available at: http://www.cpconsolidation.com. SIGN, DATE AND MAIL YOUR PROXY TODAY, UNLESS YOU HAVE VOTED BY INTERNET OR PHONE. IF YOU HAVE NOT VOTED BY INTERNET OR PHONE, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, PHONE OR MAIL, MUST BE RECEIVED NO LATER THAN 11:59 P.M. EASTERN TIME, MAY 11, 2016, TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES RECEIVED PRIOR TO 11:59 P.M. EASTERN TIME, MAY 11, 2016, WILL BE VOTED. Continued and to be signed on the reverse side. If submitting a proxy by mail, please complete, sign and date the card below and fold and detach card at perforation before mailing. −−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−−− GREEN PROXY CARD NORFOLK SOUTHERN CORPORATION 2016 ANNUAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF CANADIAN PACIFIC RAILWAY LIMITED THE BOARD OF DIRECTORS OF NORFOLK SOUTHERN CORPORATION IS NOT SOLICITING THIS PROXY The undersigned appoint(s) E. Hunter Harrison, the chief executive officer of Canadian Pacific Railway Limited (“Canadian Pacific”), Andrew F. Reardon, the Chairman of the board of directors of Canadian Pacific, and Edward McCarthy, a representative of D.F. King & Co., Inc., Canadian Pacific’s proxy solicitor, and each of them, proxies and agents with power to act without the others, with full power of substitution and with discretionary authority to vote all shares of Common Stock of Norfolk Southern Corporation (“Norfolk Southern”) which the undersigned would be entitled to vote if personally present at the 2016 annual meeting of shareholders scheduled to be held on May 12, 2016 beginning at 8:30 A.M. local time at Conference Center, Williamsburg Lodge, South England Street, Williamsburg, Virginia (including any adjournments, postponements or reschedulings thereof, the “Meeting”). The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of Norfolk Southern held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. Other than the four proposals set forth below, Canadian Pacific is not aware of any other matters to be considered at the Meeting. Should other matters be brought before the Meeting, by having signed and returned the enclosed GREEN proxy card, you will have authorized the persons named as proxies in this GREEN proxy card to vote on all such matters in their discretion. If properly executed, this Proxy will be voted as directed on the reverse side and in the discretion of the herein named proxies and agents or their substitutes with respect to any other matters as may properly come before the Meeting. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 1 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “ABSTAIN” WITH RESPECT TO THE ELECTION OF NORFOLK SOUTHERN’S ELEVEN NOMINEES FOR DIRECTOR. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 2 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “ABSTAIN” WITH RESPECT TO RATIFICATION OF THE APPOINTMENT OF NORFOLK SOUTHERN’S INDEPENDENT AUDITORS. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 3 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “ABSTAIN” WITH RESPECT TO THE ADVISORY APPROVAL OF NORFOLK SOUTHERN’S EXECUTIVE COMPENSATION. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSAL NO. 4 ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” THE SHAREHOLDER PROPOSAL REQUESTING THAT NORFOLK SOUTHERN’S BOARD OF DIRECTORS PROMPTLY ENGAGE IN GOOD FAITH DISCUSSIONS WITH CANADIAN PACIFIC REGARDING A BUSINESS COMBINATION TRANSACTION INVOLVING CANADIAN PACIFIC AND NORFOLK SOUTHERN. This Proxy will be valid until the completion of the Meeting. This Proxy will only be valid in connection with Canadian Pacific’s solicitation of proxies for the Meeting. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Table of Contents

GREEN PROXY CARD
PROXY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 P.M. Eastern Time, May 11, 2016.

VOTE BY INTERNET – [WEBSITE]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 11, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE – [TOLL–FREE NUMBER]

Use any touch–tone phone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 11, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Complete, sign and date your proxy card and return it in the postage–paid envelope we have provided to: **[ADDRESS].**

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. **Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.**

CONTROL NUMBER

If submitting a proxy by mail, please complete, sign and date the card below and fold and detach card at perforation before mailing.

CANADIAN PACIFIC MAKES NO RECOMMENDATION CONCERNING PROPOSALS 1, 2 AND 3. IF NO DIRECTION IS INDICATED WITH RESPECT TO PROPOSALS 1, 2 AND 3, CANADIAN PACIFIC INTENDS TO VOTE "ABSTAIN" WITH RESPECT TO SUCH PROPOSALS.

Proposal 1 **Election of Directors**

Proposal to elect all eleven of Norfolk Southern's nominees for director: FOR ☐ AGAINST ☐ ABSTAIN ☐ FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW ☐

Note: If you do not wish for your shares to be voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW" box and write the name(s) of the nominee(s) you wish to vote against on the line below.

	FOR	AGAINST	ABSTAIN
Proposal 2 **Ratification of the Appointment of Independent Auditors** Proposal to ratify the appointment of KPMG LLP, independent registered public accounting firm, as Norfolk Southern's independent auditors for 2016:	☐	☐	☐
Proposal 3 **Advisory Approval of Executive Compensation** Proposal to approve, on an advisory basis, the compensation of Norfolk Southern's named executive officers:	☐	☐	☐
Proposal 4 **Shareholder Proposal Requesting that Norfolk Southern's Board of Directors Engage in Good Faith Discussions with Canadian Pacific Regarding a Business Combination Transaction** Proposal that the shareholders of Norfolk Southern hereby request that Norfolk Southern's board of directors promptly engage in good faith discussions with Canadian Pacific regarding a business combination transaction involving Canadian Pacific and Norfolk Southern, without in any way precluding discussions Norfolk Southern's board of directors may choose to engage in with other parties.	☐	☐	☐

CANADIAN PACIFIC RECOMMENDS A VOTE "FOR" THE SHAREHOLDER PROPOSAL REQUESTING THAT NORFOLK SOUTHERN'S BOARD OF DIRECTORS PROMPTLY ENGAGE IN GOOD FAITH DISCUSSIONS WITH CANADIAN PACIFIC REGARDING A BUSINESS COMBINATION TRANSACTION INVOLVING CANADIAN PACIFIC AND NORFOLK SOUTHERN. IF NO DIRECTION IS INDICATED WITH RESPECT TO THIS PROPOSAL, CANADIAN PACIFIC INTENDS TO VOTE "FOR" PROPOSAL 4.

In his discretion, each Proxy is authorized to vote upon such other business that may properly come before the 2016 Annual Meeting. THIS PROXY REVOKES ALL PREVIOUSLY GIVEN BY THE UNDERSIGNED.

Signature

Signature (Capacity)

Date

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such.

EXHIBIT F

EXHIBIT G

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference EVENT DATE/TIME: NOVEMBER 19, 2015 / 8:00PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Hunter Harrison Canadian Pacific Railway Limited - CEO C O N F E R E N C E C A L L P A R T I C I P A N T S Tom Wadewitz UBS - Analyst P R E S E N T A T I O N Tom Wadewitz - UBS - Analyst Thanks, everybody, for joining us. It is a great pleasure for me to be able to host a fireside chat today. It's a great pleasure to have Hunter Harrison. Hunter really needs no introduction, but obviously he is the CEO of Canadian Pacific. There is a lot in the news these days. Hunter and CP are causing a lot of excitement, so it's a great pleasure to have them with us and we really appreciate the time, Hunter, so thank you for joining us. Hunter Harrison - Canadian Pacific Railway Limited - CEO Thanks, Tom. Tom Wadewitz - UBS - Analyst I think we are just going to get right into things here and I will kick things off with just asking you if you could give us some thoughts on the logic for the proposed combination with Norfolk Southern and then we can just take it from there. Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, I guess, Tom, I would start by saying that this is not a new exercise for us. We've talked about this for years, 10, 12 years, but we felt like there was going to be consolidation at some point in time, that, from our standpoint, from both my previous employer and now with CP, any road in the US fits from a development synergies, extending markets. So we had a brief conversation last year that caused too much of a stir with our other friends in the East and that really consisted of a two-hour meeting. And we discovered quickly that wasn't going to work for reasons that will go unsaid. But I think that as we were watching the landscape and seeing growth and opportunities and as we were running numbers, it clearly said that there was a pretty compelling case that could be made for shareholder value with the combination with potentially of Canadian Pacific and Norfolk Southern. We felt like also that it could be very accretive to their shareholders, that it was end to end, that it met most of the criteria of the regulators with some small modifications. So I think that our Board, since the proxy issue in the West had been very pleased with our performance and thought we were -- we did what we said we thought we could do. We had achieved that and I think they wanted to put us in a bigger playing field and leverage our abilities as railroaders and leaders to expand the size of the franchise. So given all those things, we didn't see any reason not to and we engaged with Norfolk Southern. Tom Wadewitz - UBS - Analyst Great. Okay. I guess to be fair, you did what you said you were going to do, but you did it in two years instead of four, so you did it faster. Have you had any initial response from Norfolk? I guess we see the headlines and they talk about a chilly reception and so forth and concern about regulatory, but since the proposal and since your meeting with Jim, has there been any further discussion with Norfolk? 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Hunter Harrison - Canadian Pacific Railway Limited - CEO No. The discussions have been, to my knowledge, one meeting, which was Jim and I for two, two and a half hours and that's been -- and that's one of the frustrating issues is it's hard to resolve issues and solve some of the issues if you don't talk. So at a point in time, we hope that they will sit down and give us their views and what their likes or dislikes. Now I've got some of them in the paper, but there's others and it's hard to deal with all of them because there's others going to come up. But if you can sit down and have a dialogue, I think that -- we think -- maybe we are a little presumptuous -- that we could maybe solve most or all of those issues that they seem to be concerned about. Tom Wadewitz - UBS - Analyst Okay. When I think about transactions and say, okay, well, you've got to agree on a price and so that's one point of potential hurdle. They may want a much higher price than you are willing to pay and also, when you look at it, you say, well, are there social issues, so to speak. So Norfolk has a young management team. Jim just became CEO in June and so I was just wondering if you could comment on both of those. Do you think price or social issues, which one would be the higher hurdle to overcome and how would you think about your approach to both of those? Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, I asked them for a price and they hadn't given it to me at that meeting. I asked them about if there were social issues and they said, no, it was all about shareholder value. Now clearly, since that time, they've come out and said that this was a low premium and unsolicited and whatever their press release said. But, once again, it's hard to set a price if you don't know the conditions. If they want one, two and three, then the price will be X. If they want four, five, and six and one, two and three, it might be something else. Is that our final offer line in the sand? No. And I tried to indicate that to them. So with the exception of the press release, there has been -- there was no dialogue about price. Now social issues, we tried to address what we thought might be some of their concerns. And as I went through the various scenarios at their request, they thanked me for going through them and then they said this is all about shareholder value. I don't really know where we are there. It's hard to -- they kind of left and I said where are we and they said, well, you will probably hear back from us. So I don't think or at least I am not aware of any social issues that are going to be a big impediment to getting this done if we all are looking at the shareholder and our fiduciary responsibility to the shareholder and that is our concerns, then we are not going to have issues. Tom Wadewitz - UBS - Analyst Okay. When I think about the historical transactions, and then I try to kind of adjust the range of multiples paid for -- if you look at SP with pretty depressed financial performance, so maybe that multiple was a bit higher than what you think is reasonable. If you say, well, what did Buffett pay for Burlington Northern, it seems like you could argue Buffett gets a discount versus what others pay. In any case, if you say, well, maybe 9 to 12 times trailing EBITDA is a range that I can come up with as being representative for a historical deal, is that the right way to look at it and look at historical transactions and say you will probably end up somewhere in that range, or are there other things that you would -- other factors to consider? Hunter Harrison - Canadian Pacific Railway Limited - CEO No, I think that's a reasonable conclusion given what the other issues might be, that they are concerned -- or what. So it's like -- it's a who's going to get what Board seat and how many here or there or where is headquarters going to be, or what are we going to do here, or who is guaranteed a job, or those things all then start to become a consideration. And there's hardly ever a transaction that exists that's a true merger of equals, but for lack of a better term, if it's a true merger of equals, I think the range that you are speaking there to, Tom, is certainly something that's reasonable. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

And would we be willing to address that? Absolutely. Would that be the top? I am not sure. But to get there, we've got to talk. Tom Wadewitz - UBS - Analyst Right. Okay, great. What about the strategy for closing, assuming you can reach agreement on price and social issues and so forth? Do you think it's more likely that you take the approach of moving towards a voting trust, or would you say, well, it's maybe more efficient if we just go straightaway for the approval. In the press release, you talked about a two-year approval, essentially. So maybe if you could offer some thoughts on what would be a more likely path and --. Hunter Harrison - Canadian Pacific Railway Limited - CEO I think the more likely path is that we will have a voting trust. I think that's the appropriate way. I think we can do some things there that we might not be able to do otherwise. I think that solves a lot of issues that people would have and concerns about so-called dead money and we can go on and close the transaction. We have indicated to them under the right circumstances that if there's regulatory risk, we are willing to accept it. And so if I had to guess, I would -- if we continue pursuing this, then I would think that is one of the steps that we will probably go through is exploring that at least. Tom Wadewitz - UBS - Analyst Is your understanding of the way the voting trust works is that -- can that happen in parallel to the other process or would you say, if we do voting trust, add on six months to the two-year timeframe you are talking about? Hunter Harrison - Canadian Pacific Railway Limited - CEO No, I don't think it would be six months. I think -- now, you can look at what the statutory requirements are, but that's kind of a cap. You can't go beyond that. That was direction by the law to STB as a result of them taking five years and seven years and 11 years for transactions. And I know in a couple cases we had where they allowed us to go on and close four or five months short of their review because they said everything was going well, there is no use in stopping it at this point, but we reserve the right that if you misbehave, we can take those things back. My guess would be that if we do it in the appropriate way that we could get the trust, the okay for the trust in -- my view is 40, 50 days we could get it done. I don't know why they would want to take six months. I don't know what the big issues are there and if we are very transparent and explain to them what we are doing and why, I think that's not unreasonable to expect. Tom Wadewitz - UBS - Analyst Do you think that two years is optimistic or would you say that's really more at the longer end given what the statutory (multiple speakers)? Hunter Harrison - Canadian Pacific Railway Limited - CEO I think that's probably at the longer end. I don't think this being a pretty straightforward end to end -- there's very few, if any, three for twos and two for ones and [so-calleds]. I think that we are willing to address every issue that I know that the shipping public has had in my career, which is long. And so I don't know what they are going to take all the time about. There is no environmental issues, I don't think, to review. We both operate now end to end, so if we were operating as one, I'm not sure why it would trigger that. So I think this could be -- it could be quicker. It could be abbreviated. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst That's a nice transition to talk about the addressing shipper concerns. So can you explain a bit, when you talk about terminal access, how would a shipper achieve that because my understanding is that's more a remedy if things go wrong? And then if you talk about also the bottlenecks and how that would be done, that would be great if you could (multiple speakers). Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes, that's misunderstood. Look, number one, we are only going to the Board and saying here is what we are willing to do in our transactions. I'm not suggesting what they ought to do with other railroads if everybody -- if one size fits all. What we are saying is this. Competition is good. Clearly the access that you've got to enhance, not only preserve, but now you've got to enhance and if you look at the statute truly there and you hear all the issues, they might as well have just said no mergers. If you don't think those can be -- but here is what we are saying -- and we are not saying it's only a problem. We are saying, if you've got Gateway A, okay and we serve a customer in Gateway A -- our physical, our trackage reaches them, Brand X does not reach them. They are maybe 30, 40 miles away, but they don't have rights to get in there. If they are not satisfied -- and all they've got to do is say we are not satisfied. They don't have to go through some -- okay, they had bad service and here's the records and here's the price and so if they don't like our product, which is effectively our service and our price, then they can bring over Brand X and we will allow Brand X to come in for a very reasonable reciprocal rate that we agree to, which we've got all kind of precedent in the industry. It's not going to be some exorbitant numbers like what happened when we deregulated with the Staggers Act where reciprocals -- you went from CAD75 to CAD1000 in some cases on certain cars. So we are saying what else could you ask for. You don't have it now. You are never going to have it, probably, unless the STB independently of a merger does that. So that pretty well would solve every issue there, we think. Everything we can do. Number two, we have never been advocates, never been advocates of bottleneck. I think that was wrong. I think the rails took the wrong position and I think if there's trackage out there and the shipper wants to take advantage of that route, that might be more efficient that they ought to have to quote a rate over that route because it gets involved with the asset turns and so forth. So we would not invoke bottleneck. We would allow them to route -- we don't believe in paper barriers. So we are not going to say we're going to sell a short line, but you've got to ship over this route, so we get advantages of both. What we are kind of saying is this. We think this is all about competition. We can provide the service and the competitive price. They ought to win the business, not through rules and regs and I don't know -- I can't imagine what a shipper could complain about there. Tom Wadewitz - UBS - Analyst Is it fair to view what you are proposing as being essentially [75] final offer arbitration, that's different, but in terms of reciprocal switching in Canada, is what you are proposing essentially the same as that, but perhaps without the restriction in terms of (multiple speakers) 30 kilometers? Hunter Harrison - Canadian Pacific Railway Limited - CEO No, not necessarily. If you look at switching districts in the US, there might be a location where one road is 5 miles from the interchange point and it is not open to switching. There might be another one that's 60 miles away that is open to switching. So it's all across the board in the US where Canada choose to draw a circle, a radius of 160 kilometers and by the way, to my knowledge, it's been taken advantage of very, very little. But it is there. It's a safety net. Somebody wanted it and so it's there. We are just trying to say that we're not going to block people for that reason. Look, if somebody 40 or 50 miles from my franchise can pay a modest toll charge, say CAD50 a car and CAD1 a mile or something, to get to my customer and serve him better than I can, shame on me, we ought to lose the business. And I don't need hopefully protection from some other rules like this that says who gets the business and who doesn't. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst So it wouldn't be constrained by distance as it is in Canada? Hunter Harrison - Canadian Pacific Railway Limited - CEO No. Tom Wadewitz - UBS - Analyst What about the terminal access? I think it does get a little bit confusing when you talk about bottleneck and terminal access and differences between them. Would -- if there was a service issue -- would you say, well, another railroad can access my terminal or rail yards or so, or what does the terminal access comment mean? Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, it's the same thing. Tom Wadewitz - UBS - Analyst It's the same thing? Hunter Harrison - Canadian Pacific Railway Limited - CEO If there is an industry located in that area, which we can define, typically within the switching district, say 60, 80 miles, 100 miles and there could be exceptions to that, that as a result of our doing a transaction, a merger, wants to have the ability to bring in Brand X although they don't today, that's okay because, look, we think we are -- if we are not the most efficient, we are awful close to be and we think we are going to be and we think we've got a good service offering and we think we've got efficiency, so we've got relatively low price and we are willing to stand on that without some artificial protection. Tom Wadewitz - UBS - Analyst Just one more question on this to again to try to understand it as best we can. This would not allow another railroad to run across your track to directly access that shipper; it's just that at whatever interchange point the other railroad touches you, the shipper could ask to hand it off (multiple speakers)? Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes, we are not saying that we will open our franchise up to you to run 2000 miles across our railroad. Tom Wadewitz - UBS - Analyst Right. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Hunter Harrison - Canadian Pacific Railway Limited - CEO Now, we have people, as you well know, that do that all across. We have trackage rights. We have haulage rights where we use each other's franchise where it is smart business. Those practices would still exist, but this is relatively speaking confined to terminals or gateways. And if the shipper needs us or the Board needs us to give a definition of, well, exactly how many miles is that, or whatever, we would be happy to do that. Tom Wadewitz - UBS - Analyst Okay. Would you have concern that this would provide competitive disadvantage? You are saying that you wouldn't require Brand X or CSX in this case to have the same provisions, so you wouldn't -- shippers wouldn't have the right to short-haul CSX and then connect with you. So do you think that's a meaningful disadvantage, or I understand that you are saying our service is going to carry the day and we will run the railroad so we won't lose it, but is there some disadvantage that your (multiple speakers)? Hunter Harrison - Canadian Pacific Railway Limited - CEO To us? Tom Wadewitz - UBS - Analyst Yes, to you, by --. Hunter Harrison - Canadian Pacific Railway Limited - CEO Look, someone could make that argument if you just looked without considering service cost, price efficiencies, those things that we control. It's hard for me to imagine how they would come into our backyard, into our facilities to pay a little toll charge to have effectively 10% higher cost and compete. I don't know how they do that. And if they do, shame on us for allowing it to happen. Look, this is competition; that's what people want. We are advocates of that. That's right. Look, does it always work? Some businesses would like to have monopolies. Well, that's probably not in the cards. And this country was built upon a capital system. It's built on competition and we don't think we should be treated any differently. Tom Wadewitz - UBS - Analyst The US rails, I would anticipate that other US rails, whether they are Western rails or CSX or whoever, may put up significant resistance to this. It could be out of concern on what we are talking about with providing more competition and concern what that might do to rates, for whatever reason, but it seems possible that they would put up pretty strong resistance. If that happens, how big a role do they play in the approval process and how do you offset that or could that happen? Hunter Harrison - Canadian Pacific Railway Limited - CEO Look, as I've said to many people, the law is the law. Just because one railroad doesn't like it doesn't mean it shouldn't be approved. If you look at the STB, as long as we meet those requirements, as far as I'm concerned, unless they can make some kind of case that the downstream effects are devastating to their franchise or that area of the country, or whatever, I think it's a totally different environment. People talk to me about the -- as we go back to the BN/CN transaction that was turned down 15 years ago with a moratorium -- saying it would be wonderful for those two railroads, it would be wonderful for their shippers, but the other railroads would be hurt. They would be disadvantaged. They would have to do mergers they don't want to do. And I was like playing the violin for them all the time. Now if Buffett is going to go up there and say, hey, these guys are going to take advantage of me and I'm going to be crippled and I've got to do something else, I don't think he's going to get a lot of sympathy in Washington. 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst Is there a mechanism for them to -- do they have a voice through the process, or do they have ways of pushing back or it's really just the downstream effects is the lever that they could push on to resist? Hunter Harrison - Canadian Pacific Railway Limited - CEO I think -- look, I don't know what they do, but, look, somebody's going to say, well, they've got a strong lobbying arm in Washington. All we are trying to do is say, look, the rules are the rules, we are playing by the rules. We hope everybody plays by the rules and we assume and I feel pretty confident that the STB is going to be bound by their rules and that we can make a pretty compelling case. Now if in their wisdom, if the Board says there's some downstream effects that we've overlooked or missed and they say no, they say no and we move on. We have said to NS that they have concerns, legitimate -- I'm not saying they are not legitimate about our conversations with regulatory approval. We told them we would take that risk. We feel strong enough about it and we understand that we look at it a little different than they do. So if there is risk to take, we will accept that risk. Tom Wadewitz - UBS - Analyst You've indicated that it's likely that you'd take the approach of putting in a blind trust -- excuse me -- a voting trust and that would allow you to put someone in charge. Is it possible that you would move over and that you would be in charge of Norfolk and Keith would be in charge of CP and then you could essentially get a headstart on some of the opportunity to put your approach in place? Is that a possibility? Is that likely? How would you think about that? Hunter Harrison - Canadian Pacific Railway Limited - CEO I would say it's a possibility. I know you are waiting for the rest of the answer. I don't know if I'm going to give it to you or not, but -- look, number one, we have offered Mr. Squires the position of CEO, okay, so we are not trying to push him out. So I want to make that clear. Our view, if I had to play this out given your question, the context, I would say that one of the things that might happen is that, down the line, we could and I think might create a holding company, small. Very, very small. And maybe, maybe possibility that maybe if he wanted to accept it, Mr. Squires could be CEO of CP in Calgary and maybe Mr. Creel could be CEO of Norfolk Southern in Norfolk. Both of them would retain their identity as Norfolk and the thoroughbred and the CP, the great Western rail that drove the diamond spike that opened Canada up and all those wonderful things. And for some period of time, I would head up the holding company and our role would be to put the synergies together from the two rails to take further advantage of them. Now, the interim step would be someone -- and look, this doesn't -- don't make -- once again, we haven't had a dialogue about this. If they come up with some compelling reason and said let's put CP in trust, well, we will take that under advisement. We are trying to take these two franchises, which we think are good and have a lot of potential, and create for lack of a better term some type of partnership that enhances shareholder value. So there is no preconceived who is going to be chief of this or that or who gets what Board seats or what, but there's a possibility that someone -- could it be me, maybe -- if Norfolk Southern was put in trust, would go over there to try to get a headstart to bring them up to -- I'm not trying to be critical when I say this -- but up to our type standards and our metrics. I think they have said that they have been kind of stuck in the mud for three or four years and they are not performing like Norfolk Southern has typically and if you look traditionally. And so we could put someone over there that could get a good start there. Now that person would have to leave Canadian Pacific as an employee and if somebody goes and if it's not approved, they might not have a job, but they would have to worry about that their self, you know. So my point is, Tom, there's nothing -- there's no reasonable approach that we are not open to taking under consideration. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst Would it work potentially to put Keith in that role and have him move over to Norfolk or --? Hunter Harrison - Canadian Pacific Railway Limited - CEO Yes, once again, if Jim wanted -- I think our ideal situation would be let Jim come to Canada, get a feel for that and learn about the Canadian way, which is sometimes difficult to do -- I can attest to that -- and Keith goes to Norfolk and starts learning Norfolk ways. And then -- and I'm in the neutral side of mini holding company and then we get this thing approved and we decide if that's the permanent places that we will reside with those individuals or if there's another playbook, we will go from there. Tom Wadewitz - UBS - Analyst I've got one or two more questions I want to ask here. There's not a lot of -- there's too much material to cover here, but if there are one or two questions from the audience, if anybody has any thoughts, I will move over to that in a couple minutes. So you have talked about CAD1.8 billion in operating synergies or put that in the proposal. When I think about the buckets, I think, well, there is a peer overhead that you maybe don't need two finance departments or two HR or maybe you need smaller ones, one in the US, one in Canada. So there is some peer overhead. There are Norfolk Southern network operating opportunities that you -- similar perhaps to what you did at CP. And then there may be some synergies between having a larger railroad and equipment and whatever, how you run through Chicago or run around it. Are those reasonable buckets? If you wanted to put the CAD1.8 billion into those buckets, how would you allocate it? Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, I think that, clearly, the biggest bucket is the improvement in the efficiencies of both franchises. Now, CP has got a headstart. CP was at an 80 OR and now we've got it to -- I think we are kind of settling in at a run rate around 60. I think we were a little -- a fraction below that last quarter. I think with a little bit of pop out of the recession, a little bit of top-line strength, you clearly could make a case that we are in the 58, 59 category of pretty solid run rate efficiencies. Tom Wadewitz - UBS - Analyst Right. Hunter Harrison - Canadian Pacific Railway Limited - CEO Now, I think NS is around 70-ish today. I think there's no reason -- I mean they can't do it overnight -- but I think over a year or two that we could get NS to those standards we talked about so they could be at a 60, 59 or wherever type number. So that's clearly the big bucket of the synergies. Look, everybody talks about -- a lot of times, when they talk about mergers, all this back shop and we are going to consolidate IT and all and my experience has been when you get through with it, about half the time it goes up instead of coming down. The real opportunities are in the field where the costs are and to be more efficient with just the basic fundamental railroad. And I would say that we don't have any secret formula. It's the same thing that's worked with us with this management group that I've been associated with. It's worked at three different railroads now. So I would think that the locomotive fleet would be greatly reduced. The car fleet would come down accordingly. There would be some rationalization probably and I am just -- I am speculating here, probably some rationalization of some yards, and some physical plants. There's lots of opportunity there. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst Okay, great. We don't have a lot of time left, but are there any from the audience, anybody want to --? Okay, I will keep going, but if you come up with some, let me know, I think we'd have time for one or two. Do you have any feedback from the shippers at this point, or from STB in terms of the receptiveness, a lot of resistance? So aside from what the rails are saying or Norfolk, do you have any initial feedback? Hunter Harrison - Canadian Pacific Railway Limited - CEO No, I think -- no. Once again, from my standpoint, there is no feedback from the STB because we haven't had any dialogue with them. Now, some of our people might have given them a heads up that there's going to be an announcement, but I don't think it would have gone beyond that. So there is no indication that we have of what they might do or not do. We have not entered any, at this point, campaign of soliciting customers. I can only tell you this. When I first got to CP, every customer wanted to talk to us. And now I don't know if I'm a nonevent, but nobody wants to talk to me because they don't have service problems. And the feedback I get is keep doing what you are doing. If you can take this and apply it over here, more power to you. Now, have I canvassed thousands of customers? No. But I think given what I said earlier, I just don't see how the customers are going to be opposed to this and if there's something we are missing, we will certainly address it with them. And I think there are going to be supporters. And look, in the final analysis as we look at this, who is going to make this decision who it is going to come down to, it's the shareholder. If the shareholders want this done, it's going to be done. If they don't, it's not. We can, I think -- I am pretty confident -- that we can solve the other issues. But it's a shareholder issue and if the shareholders want it, it is going to happen and if they don't, it's not going to happen. It's that simple. So we will be focusing our time and attention -- and we've already done a good bit because, as you can imagine, we've had a few contacts from them trying to explain the story, what we are doing, why we are doing it and a lot of the detail, information and so far, it's been -- I think it's fair to say it's been pretty positive. There's one little hitch, I think there's -- if you own more than one rail and you think and you listen to the rail you on, the second one besides NS and you say, well, wait a minute, my other road tells me it's going to be really bad for them and devastating, we are going to have some of that poor mouthing going on and we will have to answer that the best we can and then people will have to make their decisions. Tom Wadewitz - UBS - Analyst I guess I recall some comments that you've indicated it doesn't work well to do a hostile deal. However, you have sent a letter, an offer letter and had a meeting. So clearly you've been more aggressive with Norfolk than you chose to be with CSX. How aggressive are you willing to be? Would you do a proxy fight if Norfolk doesn't have interest? It does sound like you have a lot of -- there's a lot of visibility to getting it approved and a lot of conviction in the opportunity? Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, let me -- number one, we would prefer not to be in some hostile position. Tom Wadewitz - UBS - Analyst Right. Hunter Harrison - Canadian Pacific Railway Limited - CEO We would prefer to sit down at the table and work this out to the best of both of our abilities. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Tom Wadewitz - UBS - Analyst Right. Hunter Harrison - Canadian Pacific Railway Limited - CEO With due respect -- we view the NS different than CSX as far as value, as far as teams and so forth and that's a compliment to them. And so we are pretty -- times change -- but we are pretty adamant we are going to get the message to the shareholders and we are going to work very diligently and hard to see that each shareholder has an opportunity and that we do the best that we can in explaining to them what we are doing and why we are doing it and what the impact is going to be and so forth. And hopefully we don't have to take any adverse action that could be characterized as hostile. That's not what we are about and I'd prefer not to do that. But, at this point, as I answered your question yesterday, describe hostile and I went through a couple of scenarios and I said would you call that hostile. Not exactly, but -- so you've got to define what that is. We just want to get the message to the shareholders and let them make the decision. Tom Wadewitz - UBS - Analyst This is a -- I guess a number of these questions have been granular, but this is granular on the transaction side. Is there a reason that you didn't put a breakup fee in there? It seems like that's typical to do and why not put a sizable breakup fee as part of the proposal? Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, we hadn't had any dialogue about this. And so, typically, you would sit at a table and work those kind of things out and say what do you want here and what do you want there and does somebody want a standstill or does somebody want this, somebody want that, but you can't do that if you don't talk. So we haven't been talking. And look, maybe we are, to some degree, responsible for this. The worst place in the world to negotiate is the paper. But that's where we are to some degree. And if the only statement that we get is what we read in the paper of their press release or speculation, it's hard to go through that. So it's hard for me to say -- we gave some kind of opener to say -- to try to send a signal we are serious about this. But at the same time, I'm not going to negotiate against myself. So I just think that we are willing to address all those things. We just have to sit down and see somebody, whether it's a banker, or their team, or their Board, or whoever and we will bring whoever they say. If they don't want me there, I will stay home, they can name who they want to come, but we've got to talk and at this point, they haven't quite been ready to. Tom Wadewitz - UBS - Analyst We are essentially out of time, but I will give one last chance if there's one question -- I see a single question here, which we will take and then we will have to wrap this up. Unidentified Audience Member Could you just be a bit more specific in terms of how you can run the Norfolk railway better? You've spoken in generalities, but can you be a little bit more specific? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

Hunter Harrison - Canadian Pacific Railway Limited - CEO Well, it's hard to be because it's kind of a dull story. I'm a little handicapped. I only have public knowledge like you do. I haven't been recently -- it's been two or three years since I was on the property, so there are certain things that I just don't have privy to. But our initial looks at the public numbers and the metrics and we looked at their franchise and our franchise and we say, well, what do we know that would say why we can't get them to our standards locomotive-wise and we think, one example, we have a little different operating philosophy probably there that we could probably reduce the locomotive fleet 35% to 40%. That's big. And at the same time, we think we could have a pretty significant impact on the car fleet and all the associated costs. If you eliminate rolling stock, you eliminate, material, inventory, labor to fix it and all those things and you just go down the list of, quote, longer trains and so forth and I think it's clear that very few people would argue that -- and good for them, bad for us -- they have a better physical plant than we do today. We are trying to catch up with their sighting length, their distance between sightings and those things are very good, which is encouraging and exciting to us that we think we could do even better. But to some degree, it's almost like when I first came to CP and sat down with the CFO and started giving him some of these numbers and the reaction was, well, you can't do that. We've never done it at CP. We are not going to be able to do it. I don't know what you think you can bring and as I described to them at that point, this to some decree is a leap of faith. We've got a pretty good track record. This is not our first rodeo and we think we can do that and once again, it comes down to the shareholder deciding do we buy that story. Is that logical and that's why we are willing to sit down with shareholders and say we will go through everything you want to step-by-step if that's necessary to get you comfortable with the, quote, operating plan. Tom Wadewitz - UBS - Analyst I think with that, we should respect Hunter's time here and Hunter, thank you so much for spending the time with me and with UBS. Thank you for all the insights. It's really a great pleasure to have you here today. Hunter Harrison - Canadian Pacific Railway Limited - CEO Watch Bloomberg tomorrow. Thank you. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2015, Thomson Reuters. All Rights Reserved. 5872208-2015-11-20T14:01:53.330 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2015 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. NOVEMBER 19, 2015 / 8:00PM, CP.TO - Canadian Pacific Railway Ltd at UBS Industrials and Transportation Conference

EXHIBIT H

MEDIA: Television STATION: Bloomberg MARKET: National DATE: 11-20-2015 TIME: 09:02 AM ET PROGRAM: Bloomberg TV SUBJECT: Hunter Harrison Interview PAGE COUNT: 14 ERIK SCHATZKER, BLOOMBERG TV ANCHOR: He is the man behind a bold new plan to combine two of North America's biggest railways into a transcontinental giant. Canadian Pacific CEO Hunter Harrison, pardon me, that's who I'm talking about, this week, as you may know, offered to buy Norfolk Southern for $28 billion in cash and stock in what would be the second largest rail merger of all time. But it's not a done deal, not even close. Many obstacles stand in the way, starting with Norfolk Southern itself, which has said that this deal appears, or at least this offer, appears to be too low. And that means of course that the ball is back in Mr. Harrison's court. Hunter Harrison here right now, welcome once again. What if, Hunter, you can't persuade Jim Squires, who's the chairman and CEO of Norfolk Southern, and his lead director Steve Leer, and their fellow directors that this is a fully valued offer. What do you do then? HUNTER HARRISON, CANADIAN PACIFIC RAILWAY CEO Talk to the shareholders. SCHATZKER: You're prepared to go hostile? HARRISON: Well I'm not prepared at this point to call it hostile, but we're going to get to the shareholders with our story and message, and we think those are the key people that should make the decision. STEPHANIE RUHLE, BLOOMBERG TV ANCHOR: Like Bill Ackman. Like in your case, Bill Ackman has been a driving force in helping decision- making on your side of the table. HARRISON:

Well I'm not sure he's the driving force. I mean he's the large holder of about, I don't know, twelve percent now. But I don't think Bill, you'd call him a driving force in the rail. DAVID WESTIN, BLOOMBERG TV ANCHOR: Did you try to do it directly with him first before you went public? HARRISON: Yes. WESTIN: And they presumably said, "no thank you very much". HARRISON: Well they said that it was all about shareholder value, but we don't want to do the deal. RUHLE: So there's a no without the thank you. HARRISON: There's a mixed message. SCHATZKER: Did it give you a sense--- so look, shareholder value's an important consideration for any investor, and they're looking after their shareholders as they should. You've put on the table $46.72 in cash and a share exchange ratio of .348. Did they give you any sense as to what they would consider a reasonable offer? HARRISON: No. SCHATZKER: None whatsoever. They just said "that's too low"? HARRISON:

Well at the face-to-face meeting, they didn't even say that. I read that in the paper. But look I asked him, "what will it take?". Not only from a dollar and cents standpoint but some of the social issues and other issues. And we virtually did not get an answer as to what the issues were except this was all about driving shareholder value. So if it's about driving shareholder value, we're ready to address those issues. RUHLE: Well but also potentially, analysts have said that this kind of merger would cause major job cuts. Could some of this have to do with trying to preserve their business and their employees? HARRISON: Well I don't know that it drives major job cuts. I'm not sure how up to speed the analysts are on what the plan is because there hadn't been a plan announced. We hadn't even done--- had an opportunity to do due diligence. So I mean we're looking at public numbers, so I think people are kind of getting ahead of theirselves. RUHLE: So there wouldn't be major job cuts or it's just too soon to tell? HARRISON: No, it's too soon to tell. And you got to define major. What's major? I mean you know, at CP we've effectively made the cuts, which people said were major, but they've been through attrition. So hopefully we can do the same thing. It's not our role in life to go in to Norfolk Southern and say, "we're going to make major job cuts". That's not what this is about. WESTIN: Give me a sense of what the size of the cuts at CP have been in proportion to the workforce overall. HARRISON: About...close to a third. WESTIN: Oh, so that's significant. A third of the workforce.

HARRISON: Yes. Yeah. SCHATZKER: Hunter, I really would like to try to pin you down on two things if you don't mind. The first is going back to price. Is there room for a higher offer? HARRISON: Yes. SCHATZKER: How much higher? HARRISON: Well, I think that's--- that depends on a lot of questions they've got to answer. So if they've got one model among other certain things, the price might be one number. If they've got a different set of--- the message I tried to send out yesterday was, "we got to talk". SCHATZKER: Right, but you have to make this work for your shareholders as well. HARRISON: Absolutely. SCHATZKER: So you can't give away--- I find it hard to see how you could offer more--- much more in cash. Because you're levering up Canadian Pacific quite a bit with this deal already. HARRISON: Yeah but you have to understand potentially the value creation, and it's something that's exciting to us. SCHATZKER:

Okay, exciting enough that you would--- I mean, people need to get a sense of this because if they're going to get behind you, if you want to persuade the shareholders to go along with you, they've got to see the promise of this deal. So are we talking about ten percent more than what's on the table now? HARRISON: Eric, I don't want to strap a number to it. I think it's--- the thing I try to avoid is negotiating in the media or paper. That's not the best place to negotiate. RUHLE: It is for us though, you know? Everybody has their priorities. HARRISON: I understand that. On that one, you're going to have to get a lede somewhere else. I think that--- is there room? Yes. Do we draw a line in the sand? No. Did we say, "what does it take"? No response. So you know, given some of their wants, we're happy to sit down with them. In fact, I think there'll be some correspondence going to them today saying let's sit down and talk. SCHATZKER: Hang on a second. When you say correspondence with them today, you're planning to communicate with them how? HARRISON: Just through an email. RUHLE: Do you know one another? What's your background? Do you and the CEO know one another? Do you have any history? HARRISON: No, I met him six months ago. Had a quick dinner, and then I spent two hours with him a week ago. RUHLE:

And how different is this potential deal than the one you envisioned with CSX? HARRISON: Oh I think it's a lot different. I think the culture of the two organizations are different. I think the fit with us is different. I think what they've gone through recently is different. You know they've had a lot of turnover at the top, and we think it's a nice opportunity for us and our shareholders and the North American network, as well as the U.S. RANDY QUARLES, CYNOSURE GROUP MANAGING DIRECTOR: So Hunter, what are the factors that drive you to want to make this combination? Is it principally operational efficiency? Is it a larger network and network efficiency? Is it tax efficiency? Is it disrupting the industry? I understand you have different pricing plans for the combined company. What do you think is most important in wanting to combine the two? HARRISON: Well I mean, if you had to pick one out of that list, it's clearly operational efficiency and driving shareholder value. Now we're not trying to disrupt the industry. We are to some degree an outlier. We see the world a little differently than some rails, and I don't know what their position's going to be. But I know this. People that have said this can't get approved I think are in error. I think that if you look at everything that shippers have asked for in the past, we're addressing. Access, paper barriers, bottleneck, we're willing to make a more competitive landscape out there. SCHATZKER: So this is--- you're making a case for the net benefit test, right? This is not just antitrust; this is--- it has to be pro-competitive to get rail regulators out there. HARRISON: Absolutely. That's the new regs, yes. It not only has to preserve, but enhance. SCHATZKER: But that's the test that BNSF Canadian National, as I understand it, failed to pass back in the late 90s. Why is this going to be any different?

HARRISON: Well I think that the industry then was not in very good shape, and they basically in my view went to Washington crying, saying "look, these two successful railroad companies are going to merge, and it's going to be wonderful then, but the 'downstream effects' are going to cause the rest of us to do some irrational things which are wrong". Now, I don't think they're going to get a lot of sympathy today if Mr. B in Santa Fe or Mr. UP or Mr. whoever goes to Washington and say, "these guys are going to eat us alive". I don't think they're going to get a lot of sympathy. Let Mr. Buffett try to make that case WESTIN: Have you started reaching out to groups that could support you in the regulatory process? HARRISON: Absolutely, yes. WESTIN: And are you receiving an encouraging response from them? HARRISON: Yes. WESTIN: So you believe that you would get support from some of the people most effective in the regulatory process? HARRISON: Well, we have mostly spoken mainly to shareholders, okay? We've not spoken to any--- I've not spoken to any regulators, anyone else. WESTIN: But I'm even thinking trade groups or people who would represent some of the shippers and things. HARRISON:

Yeah, but we tend to prefer to deal with individuals rather than groups or lobbying groups or that, and we have not reached out to any net league or industrial groups. But we have reached out and talked to major shareholders. SCHATZKER: Can we go back to the debt for a moment? Because that's a key component of this proposed transaction. How much---you're taking on by some measures at least, you're doubling your debt load with the $14 billion or thereabouts that you're planning to take on in order to buy Norfolk Southern, is that right? HARRISON: Yes. SCHATZKER: So how uncomfortable is that going to make credit rating agencies? How much more debt might they be comfortable allowing you to take on before you run the risk of losing your investment grade rating? HARRISON: Eric, we've had dialogue there, and we have said publicly that we want to maintain our investment grade rating, and we would not push the envelope so far to lose that. SCHATZKER: There's only so far you can go. HARRISON: Yeah, if it gives you some form of cap, so be it. RUHLE: Then let's just talk your overall strategy. It's been fifteen years since we've seen anyone pose the idea to build a transcontinental carrier. Why does it work now? HARRISON:

Well I've been saying it for fifteen years, that it works. And I guess I turn to the others and say, "what's your alternative?". Do you think this infrastructure that we have, particularly Chicago east, is going to withhold with growth? What's going to happen? Where does the capacity come from? Let me tell you what rails are facing right now. We have a common carrier obligation to haul all these goods, okay? We got heavily criticized in 2014 because we didn't have the appropriate infrastructure. Now we go and try to build infrastructure, and the community's saying no. Now if the service transportation board says no, what is the alternative? What would you suggest? What would anyone suggest? What we're suggesting is we can put two carriers together that have been very successful end to end, okay? We can route traffic different ways, we can ride it around Chicago, we can create capacity without adding infrastructure, without any tax burden. I mean the rails and others created this so-called CREATE in Chicago, and the original budget if I remember correctly was something like $900 million. Today the price tag is at $4 billion, and Chicago to my knowledge is no better. RUHLE: Well there you go. We have a lot more we're going to cover. My suggestion? You can stay here for the hour and just say "haul all these goods" and I'd be satisfied. Hunter Harrison is staying with us. Excuse me. SCHATZKER: You want me to pick it up? I'm already going to cross this out. We've got the Yearbook Game clue for you, everybody. He's a businessman; you've seen his face already on Go this morning, once organized a $50,000 plate fundraising dinner for Mitt Romney in 2012. RUHLE: That's what made me choke. Actually it was that that made me choke. HARRISON: I thought it was me. SCHATZKER: Who is this man, folks? Tweet us or IB us your responses. Bloomberg Go back to you with Hunter Harrison and Randy Quarles in just a moment.

*COMMERCIAL BREAK* SCHATZKER: We're back with Hunter Harrison. He's the CEO of Canadian Pacific Railway. Randy Quarles is here as well. He runs the Cynosure Group, a private equity firm based in Utah. And Hunter, one of the things that Norfolk Southern shareholders may want to consider is something beyond just the price because they'd be getting some of your stock. Now I want to turn to Matt Miller because your record at Canadian Pacific speaks for itself. You've been able to reduce costs as a percentage of revenue as we've established, and Matt's going to show us just how much. MATT MILLER, BLOOMBERG TV REPORTER: Right, well they were high if you look back to 2010-2011. I've gone into Bloomberg Intelligence here and taken data for adjusted operating costs, so it takes out one-time gains and losses, and you can see this is Canadian Pacific. It's improved from 90 down to about 60 percent. Meanwhile, you've got--- I've put in red here CSX and in white Norfolk Southern, and you can see that Norfolk Southern is higher than these two competitors, and actually if you graph them against everybody else, they really have the highest operating costs compared to all of the other major railways. SCHATZKER: But the point here is that lower is better. MILLER: Of course. Yes, you want to spend less money compared to the revenue that you take in. SCHATZKER: Now the question, Hunter, people raise about your chances of doing the same at Norfolk Southern is it's the Eastern U.S., it's a much more congested market. The Canadian railways run freight across the prairies, there's nobody there, it's easy. You're going to have a much harder time doing that in the Eastern U.S. Is that true? HARRISON: No.

SCHATZKER: Tell me why these people are wrong. HARRISON: Well because--- number one, they're not railroaders and don't have a lot of experience. RUHLE: Boom! HARRISON: I've been doing this 50 years. And I started in the East, okay? Memphis East with the railroad I was with. The more congesting and problems there are, the more opportunities there are to fix. So you know, they said it at Illinois Central, they said it at Canadian National, they've said it Canadian Pacific. When are they going to be right? They haven't been right yet. I don't know who your sources are, but you know, I'd love to publicly debate them. QUARLES: So Hunter, if this merger were to happen, does it catalyze more consolidation in the industry? HARRISON: Oh it could. Look, we're not--- number one, the suggestions that we've made, what we would do before the service transportation board if allowed to do this, we're not suggesting what they should do with other rails. That's their business. We're suggesting what we would voluntarily do for this. Now whether other rails decide they need to merge, it's hard for them I think one day to say mergers are bad and horrible, but if Hunter merges, it's okay. But maybe they can make that case. WESTIN: Hunter, if you can get past a reluctant CEO, how long do you estimate the regulatory process would be, and how confident are you of success in that process? HARRISON:

Well I think if you wrap everything in there, I think there's the potential that we'll end up with a trust structure, a voting trust. And that could take, my estimates, 40-50 days to get the permission for the trust. And then by statute, it could take 24 months for the approval, which is why we're going to a voting trust, so there's not the so-called dead money and we can close the transaction up front, and they can have their money, they can have their paper and do what they want to with it. And at the same time, it affords the service transportation board the opportunity not to forecast what we're going to do, to watch what we're doing. WESTIN: But can you start making those operational efficiencies during those 24 months? Because that's a long time operationally to have uncertainty. HARRISON: Well, yes and no. Let me be sure this is understood. If one of the companies is put in trust, then they can have no interaction with the other company. It's an arms-length deal. But if we in conjunction with them decided to put an individual at Norfolk Southern for example and put Norfolk Southern in trust, and maybe it'd be the opposite, then we could go to work right away installing an operating plan and getting a running start on bringing Norfolk Southern up to speed with our metrics as we put the companies together. SCHATZKER: Here's one thing though that needs to be added to that conversation. If it's 24 months at the least, because you said there could be even more time involved, you're going to be 73. You've come out of retirement once already. There are some people who want to know whether Hunter Harrison is going to stick around long enough to see the benefits of this deal through. HARRISON: Yes. SCHATZKER: That's a legitimate question? HARRISON:

God willing, yes. I've had dialogue with our board; I have a contract through '17. If we do this transaction and I'm part of it, and I intend to be, I'm surely not going to walk out in the middle. I'm going to stick around and see it through. SCHATZKER: And that would mean until when, in all likelihood? HARRISON: Well that's--- I got to speculate there, but I think it's reasonable to think that by '18. we could have an answer and know which way we're going. SCHATZKER: And then integration takes...some time after that. HARRISON: Well, no I don't think so much time. If you've had somebody there, what if I went to Norfolk Southern, God forbid, and I got them all up to speed, geared up to the CP way of thinking? Then the integration is not so difficult. WESTIN: Shotgun start. SCHATZKER: Hunter, thank you so very much. Great having you here. Hunter Harrison, he's trying to pull off a $28 billion merger with Norfolk Southern.

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CP

Precision railroading philosophy can build a leading transcontinental railway, CP argues in white paper

April 7, 2016 / Calgary, AB

Canadian Pacific (TSX: CP) (NYSE: CP) today released a white paper detailing how the precision railroading philosophy – which has been used successfully to elevate CP from industry laggard to leader over the last four years – would transform Norfolk Southern Corp. (NS) and eventually build a leading transcontinental railway in North America.

"Politicians, shippers and others are calling for a strong, healthy and high performing rail system yet no one has the stomach to challenge the status quo," CP CEO E. Hunter Harrison said. "Clearly, moving goods reliably and efficiently is top of mind for everyone in the industry; we believe precision railroading and a CP-NS combination address those challenges."

Precision railroading has enabled CP to lower its operating ratio dramatically, improve service, reinvest record amounts in its network and in the communities it serves, and create significant shareholder value in a very short time.

CP looks forward to the U.S. Surface Transportation Board's (STB) decision on its petition for a declaratory order confirming the viability of the proposed voting trust structure, an option CP has proposed as the fastest way for NS shareholders to receive consideration for their shares.

CP believes that all stakeholders will benefit if the proposed transaction is evaluated on its merits and based on a full record that includes the opportunity for all interested parties to comment within the STB's prescribed framework, free from political interference. CP remains hopeful that the STB will be able to offer clarity that will allow NS shareholders to make an informed decision on CP's pending resolution.

This proposed merger addresses capacity challenges; provides better, faster service for shippers – and at a lower cost; and enhances competition by ending bottleneck pricing and provides modified terminal access. The end result would be a single-line, transcontinental option that improves market access and ensures the timely and efficient flow of freight – supporting the North American economy now and into the future.

The full text of the white paper, *Precision Railroading: Using the CP Model to Build a Leading Transcontinental Railway*, is below. A PDF version can be downloaded at: http://www.cpconsolidation.com.

Precision Railroading: Using the CP Model to Build a Leading Transcontinental Railway

The status quo is not an option for North American rail

APRIL 2016

Canadian Pacific (CP) has proposed a transformational merger with Norfolk Southern Corp. (NS); together they would form an integrated, transcontinental railroad with the scale and reach to deliver unsurpassed levels of service and safety to customers and communities while enhancing competition, supporting continued economic growth and creating significant shareholder value.

CP has a tried and tested approach – called precision railroading – that will deliver results for customers, employees, communities and shareholders. Precision railroading has been successfully applied to transform two of the worst–performing Class I railroads into top performers, and CP strongly believes that it can do the same with underperforming NS.

What is precision railroading? Quite simply, it is a philosophy of constant monitoring and optimization of every asset throughout the entire organization, led by five Foundations:

THE FIVE FOUNDATIONS OF PRECISION RAILROADING

1. IMPROVING CUSTOMER SERVICE

2. CONTROLLING COSTS

3. OPTIMIZING ASSET UTILIZATION

4. OPERATING SAFELY

5. VALUING AND DEVELOPING EMPLOYEES

These five Foundations can be applied to any railroad with the same result: more efficient operations across the network, better returns for shareholders and improved safety for employees and communities.

PRECISION RAILROADING 101

CP CEO Hunter Harrison developed the concept of precision railroading more than 20 years ago, departing from the practice of holding trains until they were completely full. The old model, thought to be beneficial to railway efficiency, could often delay customer shipments.[1] By contrast, precision railroading prioritizes delivery of a customer's shipment from origin to destination as quickly as possible. It is similar to the airline industry where a plane will leave at its scheduled departure time regardless of whether all seats are filled.

Precision railroading demands a schedule and plan that is constantly monitored for every asset. This enables the railway to track progress and optimize railcar and locomotive utilization, and gives the customer the ability to better plan for shipment arrivals and departures.

While simple in theory, successfully executing precision railroading is not easy. It requires the coordination of all aspects of operations including train and crew scheduling, equipment availability, track and rail car repairs, as well as synchronization with other stakeholders, such as customers and supply chain partners. Employees must be constantly mindful of all aspects of the transportation process to ensure the safe, timely, and efficient arrival of a customer's freight. Today, precision railroading has evolved into an overarching philosophy that fundamentally values performance and stretches beyond the operating department. It is rooted in the simple belief that a customer who pays for timely service should receive timely service. THE BEGINNING OF A TRANSFORMATIONAL JOURNEY Before current CP management took over in 2012, the company's previous management team fiercely defended its plan to drive improvement – arguing that CP's network was topographically unique and was not amenable to precision railroading. But precision railroading is a set of non-discriminating principles that can be effectively applied to any railroad in the world. Geographic, network and business mix differences are irrelevant in the application of the underlying principles that guide day-to-day decisions. The first step in implementing precision railroading was to focus on the five Foundations that would serve as CP's vision – improving customer service, controlling costs, optimizing asset utilization, operating safely and valuing and developing CP employees. With these areas of common focus, the management team could empower every employee to make decisions that deliver on CP's corporate objectives. In order to achieve the vision, it was clear that a significant change in cultural mindset was required. CP employees had to think differently, and to not accept the status quo if there was a better way. With a clear vision and a plan to realize it by affecting significant cultural change, CP began the transformative journey to becoming the best railroad in North America. The new CP is one that values performance and drives accountability. Employees are responsible for taking initiative to identify and solve problems before bigger issues develop. They're also keenly aware that even apparently minor decisions have consequences and knock-on effects that can influence the entire rail network and supply chain. IMPROVING SERVICE AND PRODUCTIVITY, REDUCING COSTS The prevailing view in the rail industry is that more locomotives, more cars and more crews allow for the movement of more volume. Precision railroading challenges this view. Because track and yard capacity is finite, adding more equipment creates congestion and slows down the system. While it may sound counterintuitive, reducing fleet size actually enables a railroad to move more volume. By running fewer and heavier trains, faster and on schedule, assets can be utilized far more productively and can yield significant savings. When new management took the helm in 2012, CP undertook a review of its assets and, to the consternation of those steeped in the orthodoxy of the rail industry, removed several hundred older and unreliable locomotives from circulation. The older units generally made more visits to the repair shops and took significantly longer to repair than newer units. Taking these older units out of service enabled CP's locomotive shops to cycle the newer units in and out of the repair shops far more quickly, greatly enhancing the productivity of its active fleet. In 2015, CP's locomotive productivity increased by 40 percent compared to 2012 using 700 fewer locomotives, which was a reduction of more than 40 percent of its fleet. [2]

In addition to present-day benefits, this enhanced productivity allowed CP to defer acquiring more motive power and to deploy this capital elsewhere. Fewer locomotives also means less idling and better fuel efficiency, as evidenced by a 14 percent improvement in CP's fuel efficiency metrics since 2012. Another initiative aimed at optimizing assets was the closure of the hump at various CP yards. A hump utilizes gravity to sort cars into various tracks to build blocks of cars for departing trains. Cars pushed over the hump roll down onto the designated yard track. For yards that do a large amount of breaking down and rebuilding trains, a hump may be the most efficient means of switching. However, rail operations have changed significantly since the humps were built decades ago. Far fewer trains need to be broken up to be rebuilt, and those that do can, in most cases, be more efficiently flat-switched by a locomotive on yard tracks. Removing the hump enabled faster processing of trains within the yards, and eliminated maintenance and replacement costs of expensive hump yard components. Since 2011, closing humps has helped CP reduce its terminal dwell – the time a train spends in any given terminal – by 19 percent.[4] These examples of CP challenging the status quo enabled CP to realize tremendous improvements in both locomotive and yard productivity. They are at the core of precision railroading's Foundations of controlling costs and optimizing asset utilization. Such productivity enhancements have a direct, positive impact on our customers. Our improved productivity means assets are turned faster, reducing customer inventory and car ownership[5] costs, and increasing service reliability. Since 2011, network speed has improved by 40 percent and train length has increased by 19 percent.[6] Precision railroading increases throughput capacity in sustainable ways. Through longer sidings, improved asset utilization and increased train lengths, a combined CP-NS will move more traffic with fewer locomotives and rail cars while unlocking capacity for future growth potential. Optimizing assets and controlling costs can also be applied outside of the operating environment. Relocating CP's head office in 2014 from costly, leased downtown office space to owned rail yards within the city has saved approximately $20 million annually, and has the added benefit of moving employees to the field environment where they are closer to the day-to-day business of operating the railway. In the pursuit of driving out redundancy, no rock is left unturned. Employees in every department are empowered to align their goals to the five Foundations in a manner appropriate to their role within the organization. FOCUS ON SAFETY AND DEVELOPING PEOPLE Operating safely is a multi-pronged approach that shapes decisions at every level within the organization. A zero tolerance attitude is driven by the serious and sometimes fatal consequences of safety infractions. In addition to personal safety, conducting train operations in a safe manner is important to protect the communities and environment in which we operate. Amongst the Class I railways, CP has had the lowest FRA train accident frequency per million train miles for 10 consecutive years. Safety will always be a top priority at CP. A professional, motivated and empowered workforce that understands and is committed to precision railroading is the key to our success. That is why developing people is a Foundation of the model. Under CP's performance management approach, leaders ensure that employees understand what is expected of them and the implications of their decisions for rail operations, have the appropriate tools for the job [3]

and are rewarded when they deliver. When we do that effectively, our people are motivated to do the "right thing", which is not what is best for the individual or department, but what is best for the entire railroad. In short, without people, CP could not have achieved its vision of precision railroading. CP is a better place to work today than it was in 2012. Employees are now part of a winning team – they have worked incredibly hard to get to the top and will continue to work even harder to stay there. STRONGER THAN EVER BEFORE – FROM LAGGARD TO LEADER After many years of struggling relative to its industry peers, precision railroading has transformed CP from the worst performing Class I railroad in North America to one of the best. Today, CP provides better, more reliable service, invests significantly to support future growth and competes more effectively against its rail competitors and other transportation modes. In 2011, before current CP management took over, CP's adjusted operating ratio (OR) – a key measure of a railroad's efficiency – was 81 percent. For full year 2015, CP reported an adjusted OR of 61 percent, an improvement of 2000 basis points. Aligning decisions to our five Foundations and changing the cultural mindset have produced substantial results for our customers. For example, CP's intermodal service between Toronto and Calgary has improved 27 percent and, at 61 hours, is the fastest and most reliable in the industry. By controlling costs and optimizing assets, CP has significantly improved its financial position and return to shareholders. Between 2012 and 2015, CP's revenue grew 18 percent, adjusted earnings per share increased 133 percent and free cash flow surged to $1.155 billion from $93 million.[7] The transformation at CP and resulting financial improvement has enabled us to reinvest more into our network. CP increased capital spending by 36 percent from 2012 to 2015,[8] and has accelerated enhancements to key sections of the network to improve operations and better respond to customer shipping needs. Additionally, our financial success has allowed us to continue to give back to communities in a meaningful way. Through a partnership conceived with the Heart and Stroke Foundation of Canada in 2014, CP has already committed over $6 million to heart health research, equipment and awareness. In parallel, we have increased our corporate donations to local food banks during our annual CP Holiday Train program. Since its inception in 1999, the CP Holiday Train has raised more than $12 million and donated 3.9 million pounds of food for local food banks. Fundamentally, CP's proven and successful precision railroading model is about an unrelenting commitment to moving a customer's freight from origin to destination in the safest, most reliable and most efficient manner possible. Our growth is predicated on enabling this model in a sustainable manner, providing stable and predictable long-term employment for thousands of employees and giving back to the communities we serve. A COMPELLING OPPORTUNITY FOR NORFOLK SOUTHERN (NS) The value of precision railroading – for customers, employees, communities and shareholders – is clear and proven. Claims to the contrary by the NS leadership team bear striking similarities to the claims made in 2012 by CP's previous management team. Over the last 20-plus years, Mr. Harrison's execution of precision railroading has transformed three Class I railroads into the best-run railroads in the world. [9] The likelihood is high that, under his leadership and guidance, NS can achieve similar success and perform far better than its management currently believes possible.

[1] Dakens, L., Edwards, P., Johnson, J., Morse, N. (2008). Switchpoints. Hoboken, New Jersey: John Wiley & Sons, Inc. [2] CP 2012: 131 GTMs (000)/available HP; 2015: 183 GTMs (000)/available HP. [3] CP 2012: 1.150 Gallons per 1000 GTMs; 2015: 0.994 Gallons per 1000 GTMs. [4] CP 2011 terminal dwell (hours): 8.9; 2015 terminal dwell (hours): 7.2. [5] Many shippers own or lease rail cars. [6] CP 2011 network speed (mph): 15.3; CP 2015 network speed (mph): 21.4. CP 2011 train length (feet): 5825; CP 2015 train length (feet): 6935. [7] CP 2012 revenue ($millions): $5,965; 2015 revenue ($millions): $6,712. CP 2012 adjusted EPS ($/share): 4.34; 2015 adjusted EPS ($/share): 10.10. CP 2012 free cash flow ($millions): 93; 2015 free cash flow ($millions): 1,155. [8] CP 2012 capital expenditure: $1.1b; 2015 capital expenditure: $1.5b. [9] Illinois Central, Canadian National and Canadian Pacific (Illinois Central merged with Canadian National in 1999). FORWARD LOOKING STATEMENT This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP's proposal to NS regarding a possible business combination, CP's shareholder proposal to NS, the anticipated results and benefits of the proposed transaction and matters relating to regulatory approvals and changes. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward- looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward- looking information, including but not limited to the following factors: the ability of the parties to agree to the terms of a proposed transaction; the ability of the parties to obtain the required regulatory approvals; the ability to recognize the financial and operational benefits of the transaction; changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Item 1A – Risk Factors" and "Item 7 – Management's Discussion and Analysis of Financial Condition and Results of Operations – Forward- Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on forward-looking information. Forward-looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise. RULE 425 DISCLOSURE This announcement is neither an offer to purchase or exchange nor a solicitation of an offer to sell securities. Subject to future developments, additional documents, including one or more proxy statements in connection with the solicitation of proxies for the 2016 annual meeting of NS shareholders, regarding the proposed transaction may be filed with the Securities and Exchange Commission (the "SEC"). On March 29, 2016, CP filed its definitive proxy statement (the "CP Definitive Proxy") with the SEC. Investors and security holders are urged to read such disclosure documents regarding the proposed transaction, including the CP Definitive Proxy statement, if and when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the disclosure documents (when they are available) and other documents filed by CP with the SEC at the SEC's website at http://www.sec.gov/. The disclosure documents and these other documents may also be obtained for free from CP at http://www.cpr.ca/en/investors or by directing a request to Canadian Pacific Railway Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta, Canada, T2C 4X9, Attention: Office of the Corporate Secretary. CP and its directors, executive officers and other employees may be deemed to be participants in any solicitation of CP or NS shareholders in connection with the proposed transaction. Information about CP's executive officers and directors is available in CP's Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Additional information about the interests of potential participants will be included in the CP Definitive Proxy. ABOUT CANADIAN PACIFIC Canadian Pacific (TSX:CP)(NYSE:CP) is a transcontinental railway in Canada and the United States with direct links to eight major ports, including Vancouver and Montreal, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of Canadian Pacific.   Media

Media Investment Community Martin Ce? 24/7 Media Pager: ?55? 242? ?674 ? Martin?Ce? cpr? ca Nadeem Velani 40?? ?1?? ?5?1 investor?cpr? ca?

EXHIBIT J